As filed with the Securities and Exchange Commission on July 25, 2011
Registration No. 333-166275

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-Effective Amendment
No.1
to

FORM S-1

Registration Statement

Under

The Securities Act of 1933

iTrackr Systems, Inc.
(Exact name of Registrant as specified in its charter)

Florida	2340	050597678
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code number)	(I.R.S. Employer Identification No.)

1191 E. Newport Center Drive, Suite PH-D
Deerfield Beach, FL 33442
 (561) 962-4111
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John Rizzo
Chairman
iTrackr Systems, Inc.

1191 E. Newport Center Drive, Suite PH-D
Deerfield Beach, FL 33442
(561) 962-4111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joel D. Mayersohn
350 East Las Olas Boulevard,
Suite 1150
Fort Lauderdale, FL 33301
(954) 462-4150
(954) 462-4260 (Facsimile)

Approximate date of commencement of proposed sale to the public:

From time to time after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

	Amount to be registered (1)	Proposed maximum offering price (2)	Amount of registration fee
Common Stock, no par value	15,422,393	0.25	$271.91
Common Stock, underlying $0.05 option	157,500	0.25	$2.81
Common Stock, underlying $0.10 option	2,000,000	0.25	$35.61
Common Stock, underlying $0.25 option	50,000	0.25	$0.89
Common Stock, underlying $0.10 warrant	1,000,000	0.25	$17.83
Common Stock, underlying $0.40 warrant	1,000,000	0.25	$17.83

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities that may be issuable as a result of stock splits, stock dividends and similar transactions. Includes 4,207,500 shares issuable upon the exercise of options and warrants.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

“The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.”

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS
July 25, 2011

19,629,893 Shares of Common Stock
iTrackr Systems, Inc.

This is our initial public offering and no public market currently exists for our shares.  The initial public offering price for our common shares will be $0.25. (The offering of the Shares may be referred to herein as the "Offering.")  The Selling Shareholders will sell their shares at a price per share of $0.25 until our shares are quoted on the Over the Counter Bulletin Board (OTCBB) and thereafter at prevailing market prices or in privately negotiated transactions.  While we seek to have our shares quoted on the OTCBB there is no assurance that our shares will be approved for listing on the OTCBB or any other listing service or exchange.

This prospectus relates solely to resale of up to an aggregate of 19,629,893 shares of common stock of iTrackr Systems, Inc., including 4,207,500 shares of common stock underlying options and warrants  issued by iTrackr Systems, Inc., by the Selling Stockholders identified in the section entitled “Selling Stockholders” on page 30 of this prospectus or their transferees.

For additional information, you should refer to the section entitled “Plan of Distribution” on page ___ of this prospectus. We will not receive any proceeds from the sale or other disposition of the shares of common stock covered hereby by the Selling Stockholders. However, we will receive the exercise price of the options if the options are exercised for cash. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Prior to this offering, there has been no market for our securities. You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information.

You should consider carefully the risks that we have described in “Risk Factors” beginning on page 2 before deciding whether to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____________, 2011

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission, or SEC. We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale or other disposition of our common stock.

Dealer Prospectus Delivery Obligation

Until 90 days after the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights selected information more fully described elsewhere in this prospectus. You should read the following summary together with the entire prospectus, including the more detailed information regarding us and the common stock being sold in this offering and our financial statements and the related notes appearing elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” beginning on page 2 before deciding to invest in our common stock. Unless otherwise stated or the context requires otherwise, references in this prospectus to “we,” “our,” “us,” “Must Haves” “iTrackr” or the Company refer to iTrackr Systems, Inc., and its subsidiary.

Corporate History

We were incorporated in the State of Wyoming on May 10, 2006 to develop, market and commercialize a product and inventory search application through a social networking site designed to leverage the best of Internet and mobile technologies.

On November 27, 2007 we adopted Articles of Merger to merge iTrackr, the Wyoming corporation with and into iTrackr, Inc., a Florida corporation. On December 10, 2009, we entered into a Plan of Merger with Must Haves, Inc. which closed on January 12, 2010 pursuant to which (i) we received an aggregate of 17,875,695 shares, or 93.5% of Must Haves, Inc. common stock, and (ii) Must Haves, Inc. assumed 6,555,000 options and warrants of iTrackr, which are exercisable at prices from $0.01 to $0.40.

On March 9, 2010, we amended our Articles of Incorporation with the State of Florida to change our name to iTrackr Systems, Inc., which more appropriately reflects the nature of our underlying business.

On February 5, 2010, we issued a warrant to an accredited investor to purchase up to 1,000,000 shares of our common stock at a purchase price of $0.40, in exchange for $50,000 used towards expenses related to the filing of this registration statement and general operating expenses.

Overview

We are an emerging ecommerce software and services company. In 2006, we began development of an online search application for retailers and consumers and launched www.iTrackr.com, a social networking website designed to enable consumers the ability to search for products and services at brick-and-mortar retail stores on location-based, and inventory-available basis, within their geographic communities. In 2009, we acquired online customer support software from ChatStat, which enables us to provide retailers with a support and sales tool for agents with the goal of increasing transactional business. We serve customers primarily in North America in a variety of industries with a particular emphasis on ecommerce markets.

For the three months ended March 3 1 , 201 1 and the years ended December 31, 20 10 and 200 9 , the Company had a net loss of $129,830, $1,002,638 and $924,442 , respectively.  From inception to March 3 1 , 201 1 , we have incurred an accumulated deficit of $4,224,922 .  As a result, our auditor has issued an uncertainty paragraph about our ability to continue as a going concern in their 20 10 and 200 9 audit report stating the Company has suffered recurring losses and has yet to generate an internal cash flow that raises substantial doubt about our ability to continue as a going concern.

Our principal executive offices are located at 1191 E. Newport Center Drive, Suite PH-D, Deerfield Beach, FL 33442 , and our telephone number is (561) 962-4111. Our website address is http://www.iTrackr.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

Recent Developments

On July 12, 2011, the Company acquired 100% of the issued and outstanding membership interests of RespondQ, LLC, a Florida limited liability company from Idamia, LLC, a Florida limited liability corporation and Iselsa II, LLC, a Delaware limited liability corporation. The purchase price for the Units was an aggregate of five million (5,000,000) shares of restricted common stock of the Company and promissory notes in the aggregate principal amount of $100,000. Iselsa owns 70% of the Units and Idamia owns 30% of the Units being sold.

The Promissory Notes bear interest at 10% per annum and all principal and interest is due and payable on October 6, 2011. Upon an occurrence of an Event of Default, the Promissory Notes are convertible into to shares of the Company’s common stock at $0.10 per share unless the Company between issuance date of the Promissory Note and its maturity date shall have sold its capital stock in a financing in which the Company has received gross proceeds of an excess of $1,000,000 at a differing price. The Subsequent Financing shall exclude certain permitted issuances. The owner of Idamia, LLC is Radosveta Rizzo. Ms. Rizzo is the wife of the Company’s Chief Executive Officer.

The Offering

Common Stock offered by selling shareholders:
19,629,893 shares of common stock, consisting of 9,215,054 (1) shares issued upon debt conversion, 4,207,500  shares underlying options and warrants, 6,010,984 related to shares issued for services rendered, and 196,355 shares purchased for cash.

Common Stock outstanding prior to Offering:		20,319,997

Common Stock outstanding after this Offering:		24,527,497 (2)

Use of Proceeds:
We will not receive any proceeds from the sale of shares in this offering by the selling stockholders. However, we will receive proceeds from the exercise of the options and warrants if the options and warrants are exercised for cash

Risk Factors:
You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 2 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)	9,215,054 of a total 11,083,002 shares of common stock issued upon the conversion of debt is being offered under this prospectus:

	a.	5,526,192 shares of common stock were issued on August 21, 2007 in exchange for $110,524 of principle and interest converted at an exercise price of $0.02 per share.

	b.	985,169 shares of common stock were issued on August 21, 2007 in exchange for $98,517 of principle and interest converted at an exercise price of $0.10 per share.

	c.	729,052 shares of common stock were issued on August 21, 2007 in exchange for $182,263 of principle and interest converted at an exercise price of $0.25 per share.

	d.	1,386,322 shares of common stock were issued on April 28, 2010 in exchange for $270,000 of principle and interest converted at an exercise price of $0.195 per share.

	e.	121,332 shares of common stock were issued on July 30, 2010 in exchange for $42,466 of principle and interest converted at an exercise price of $0.35 per share.

	f.	2,334,935 shares of common stock were issued on April 28, 2010 in exchange for $1,167,468 of principle and interest converted at an exercise price of $0.50 per share.

(2)
The number of outstanding shares after the offering is based upon 20,319,997 shares outstanding as of March 31 , 201 1 and assumes the full exercise of all warrants with respect to which the underlying shares are being registered pursuant to the registration statement of which this prospectus forms a part.

The number of shares of common stock outstanding after this offering excludes 3,402,833 shares of common stock available for future issuance under certain agreements, including options issued to our Chairman, John Rizzo to purchase 2,000,000 shares of common stock, options issued to JK Porto to purchase 55,000 shares of common stock, options issued to Mark Whitney to purchase 337,500 shares of common stock, options issued to Michael Uhl, a director to purchase 300,000 shares of common stock, options issued to David Baesler, a director to purchase 405,000 shares of common stock, options issued to Ramesh Anand to purchase 200,000 shares of common stock, a warrant to Maplehurst Investment Group, a former creditor, to purchase 36,000 shares of common stock, warrant to American Capital Ventures, a former creditor, to purchase 56,000 shares of common stock and a warrant to Jason Lyons, a former creditor, to purchase 13,333 shares of common stock.

RISK FACTORS

You should carefully consider the risks described below before making a decision to buy our common stock. If any of the following risks actually occurs, our business, financial condition and results of operations could be harmed. In that case, the trading price of our common stock could decline and you might lose all or part of your investment in our common stock. You should also refer to the other information set forth in this prospectus, including our financial statements and the related notes.

Risks Related to Our Business

Because there is doubt about our ability to continue as a going concern, an investor may lose all of his investment in our company.

Our auditor’s report for the year ending December 31, 2010 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our sole officer and director may be reluctant or unable to loan or advance additional capital to the Company, we believe that if we do not raise additional capital, we may be required to suspend or cease the implementation of our business plans.

iTrackr has a history of losses and may not be able to generate sufficient net revenue from its business in the future to achieve or sustain profitability.

iTrackr has incurred losses since inception. To date, iTrackr’s revenues have largely come from click through referral fees and call center service revenue from ChatTracker. iTrackr’s primary expenses relate to personnel, website development and maintenance, professional and stock based compensation and significantly exceed revenues.  iTrackr’s consolidated financial statements have been prepared assuming that iTrackr will continue as a going concern. Successful transition to profitable operations is dependent upon obtaining a level of sales adequate to support the Company’s cost structure. The Company has suffered recurring losses resulting in a stockholders’ deficit of approximately $4,224,922 and a working capital deficiency of $1,100,060 as of March 31, 2011.  Historically, the Company has been able to finance operations from the capital obtained through the issuance of convertible debt.  Management intends to continue to finance the operations of the Company through future cash flows from operations and future financings.  However, iTrackr’s expenses are expected to increase as it incurs additional costs of becoming publicly traded, and increasing operational infrastructure, and there is no assurance that iTrackr will be able to obtain sufficient financing (or financing on acceptable terms) or earn sufficient revenues to generate positive cash flow and attain profitability.

iTrackr’s cash on hand and anticipated near term sales may be insufficient to fund operations for the next 12 months.

As a result of the merger with RespondQ, LLC , we believe that approximately $ 3 5,000 to $ 4 0,000 per month or $ 420 ,000 to $ 480 ,000 will be required to cover our minimum cash outflows for the next 12 months.  Our current cash balance and anticipated near term sales may be insufficient meet this requirement.  As a result our management continues to work diligently to secure additional sales and either debt or equity based financing for which we are currently in discussions.  In the short term, if this registration statement is declared effective, we hope to receive commitments from certain warrant holders that they intend to exercise their warrants.  The cash to be realized upon exercise of these warrants is expected to be approximately $550,000.  In the event no outside funding is achieved Mr. Rizzo, our CEO will continue to provide personal funds as needed to fund our required minimum cash outflows.  From January 1, 2010 through March 31 , 2011, Mr. Rizzo has loaned the Company $ 41,500 .   Mr. Rizzo is an accredited investor and has committed to fund up to an additional $250,000.

If iTrackr is unable to fund its operations and capital expenditures, iTrackr may not be able to continue to develop and market its products and services which would have a material adverse effect on its business.

iTrackr has experienced significant negative cash flow since its inception. In order to fund iTrackr’s operations and capital expenditures, iTrackr may be required to incur borrowings or raise capital through the sale of debt or equity securities. The Company’s ability to borrow or access the capital markets for future offerings may be limited by its financial condition at the time of any such offering as well as by adverse market conditions resulting from, among other things, general economic conditions and contingencies and uncertainties that are beyond our control. iTrackr’s failure to obtain the funds for necessary future capital expenditures would limit its ability to develop and market its services and could have a material adverse effect on our business, results of operations and financial condition.

iTrackr is dependent upon key personnel whose loss may adversely impact iTrackr’s business.

iTrackr depends on the expertise, experience and continued services of its senior management employees, especially John Rizzo, its founder, Chairman, Chief Executive Officer and Chief Financial Officer. Mr. Rizzo has acquired specialized knowledge and skills with respect to iTrackr and its operations and most decisions concerning the business of iTrackr will be made or significantly influenced by them. iTrackr does not maintain life insurance with respect to Messrs. Rizzo. The loss of Messrs. Rizzo or other senior management employees, or an inability to attract or retain other key individuals, could materially adversely affect the Company. The Company seeks to compensate and incentivize its key executives, as well as other employees, through competitive salaries and bonus plans, but there can be no assurance that these programs will allow iTrackr to retain key or hire new employees. As a result, if Messrs. Rizzo were to leave iTrackr, the Company could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any such successors obtain the necessary training and experience. In January, 2010, iTrackr extended its existing employment agreement with Mr. Rizzo. However, there can be no assurance that a successor employment agreement will be entered into with Messrs. Rizzo following his respective employment contractual terms or that the terms of this employment agreement will be sufficient to retain Messrs.   Rizzo.

iTrackr’s management systems and personnel may not be sufficient to effectively manage its growth.

iTrackr’s growth strategy involves expanding its customer based amongst online retailers with high transaction websites, increasing agent-hours for its customer support software and increasing consumer demand for its product search applications. Achieving iTrackr’s growth strategy is critical in order for its business to achieve economies of scale and to achieve profitability. Any condition that would deny, limit or delay its ability to manage and support existing accounts, as well as market to new customers in the future will constrain iTrackr’s ability to grow. There can be no assurance that iTrackr will be able to successfully expand its business in its highly competitive environment, and if iTrackr fails to do so, its business could be harmed.

Expansion of iTrackr’s business will also strain its existing management resources and operational, financial and management information systems to the point that they may no longer be adequate to support its operations, requiring iTrackr to make significant expenditures in these areas. There can be no assurance that iTrackr will be able to develop such additional systems or procedures to accommodate its future expansion on a timely basis, and the failure to do so could harm its business.

If we are not competitive in the market for online sales, marketing and customer service solutions, or online consumer services our business could be harmed.

The market for online sales, marketing and customer service technology is intensely competitive and characterized by aggressive marketing, evolving industry standards, rapid technology developments and frequent new product introductions. Established or new entities may enter the market in the near future, including those that provide solutions for real-time interaction online, or online consumer services related to real-time advice.

We compete directly with companies focused on technology that facilitates real-time sales, conversion of online shoppers to buyers, email management, searchable knowledgebase applications, and customer service interaction. These markets remain fairly saturated with small companies that compete on price and features. We face significant competition from online interaction solution providers, including SaaS providers such as LivePerson, Art Technology Group, Instant Service, RightNow Technologies and TouchCommerce. We face potential competition from Web analytics and online marketing service providers, such as Omniture. The most significant barriers to entry in this market are knowledge of:

•	Online consumer purchasing habits;

•	Methodologies to efficiently engage customers and consumers;

•	Metrics proving return on investment; and

•	Technology innovation opportunities.

Furthermore, many of our competitors offer a broader range of customer relationship management products and services than we currently offer. We may be disadvantaged and our business may be harmed if companies doing business online choose real-time sales, marketing and customer service solutions from such providers.

We also face potential competition from larger enterprise software companies such as Oracle and SAP. In addition, established technology companies such as Microsoft, Yahoo and Google may leverage their existing relationships and capabilities to offer real-time sales, marketing and customer service applications or consumer services similar to our consumer offerings.

Finally, we compete with clients and potential clients that choose to provide a real-time sales, marketing and customer service solution in-house as well as, to a lesser extent, traditional offline customer service solutions, such as telephone call centers.

We believe that competition will increase as our current competitors increase the sophistication of their offerings and as new participants enter the market. As compared to our company, some of our larger current and potential competitors have:

•	Greater brand recognition;

•	More diversified lines of products and services; and

•	Significantly greater financial, marketing and research and development resources.

Additionally, some competitors may enter into strategic or commercial relationships with larger, more established and better-financed companies. These competitors may be able to:

•	Undertake to make more extensive marketing campaigns;

•	Adopt more aggressive pricing policies and

•	Make more attractive offers to business or individuals to induce them to use their products or services

Any change in the general market acceptance of the real-time sales, marketing and customer service solution business model or in online, real-time consumer advice services may harm our competitive position. Such changes may allow our competitors additional time to improve their service or product offerings, and would also provide time for new competitors to develop real-time sales, marketing, customer service and Web analytics applications or competitive consumer service offerings and solicit prospective clients within our target markets. Increased competition could result in pricing pressures, reduced operating margins and loss of market share.

We are dependent on technology systems and third-party content that are beyond our control.

The success of our services depends in part on our clients’ online services as well as the Internet connections of visitors to websites, both of which are outside of our control. As a result, it may be difficult to identify the source of problems if they occur. In the past, we have experienced problems related to connectivity which has resulted in slower than normal response times to Internet user chat requests and messages and interruptions in service. Our services rely both on the Internet and on our connectivity vendors for data transmission. Therefore, even when connectivity problems are not caused by our services, our clients or Internet users may attribute the problem to us. This could diminish our brand and harm our business, divert the attention of our technical personnel from our product development efforts or cause significant client relations problems.

In addition, we rely in part on third-party service providers and other third parties for Internet connectivity and network infrastructure hosting, security and maintenance. These providers may experience problems that result in slower than normal response times and/or interruptions in service. If we are unable to continue utilizing the third-party services that support our Web hosting and infrastructure or if our services experience interruptions or delays due to third party providers, our business could be harmed.

Our business service also depends on third parties for hardware and software and our consumer services depend on third parties for content, which products and content could contain defects or inaccurate information. Problems arising from our use of such hardware or software or third party content could require us to incur significant costs or divert the attention of our technical or other personnel from our product development efforts or to manage issues related to content. To the extent any such problems require us to replace such hardware or software, we may not be able to do so on acceptable terms, if at all.

Our agreement with Saveology and RespondQ are material contract s , and represent, approximately 100% of our current business. Our business would be materially and negatively impacted if our services agreement with Saveology and or RespondQ were terminated. (See “Saveology and RespondQ Agreement” in Business section below).

Our services are subject to payment-related risks.

For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower our profit margins. We rely on third parties to provide payment processing services, including the processing of credit cards, debit cards and it could disrupt our business if these companies become unwilling or unable to provide these services to us. We are also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from our customers or facilitate other types of online payments, and our business and operating results could be adversely affected.

Through our consumer-facing platform, we facilitate online transactions between individual service providers who provide online advice and information to consumers. In connection with these services, we accept payments using a variety of methods, such as credit card, debit card and PayPal. These payments are subject to “chargebacks” when consumers dispute payments they have made to us. Chargebacks can occur whether or not services were properly provided. Susceptibility to chargebacks puts a portion of our revenue at risk. We take measures to manage our risk relative to chargebacks and to recoup properly charged fees, however, if we are unable to successfully manage this risk our business and operating results could be adversely affected. As we offer new payment options to our users, we may be subject to additional regulations, compliance requirements, and fraud.

We are also subject to a number of other laws and regulations relating to money laundering, international money transfers, privacy and information security and electronic fund transfers. If we were found to be in violation of applicable laws or regulations, we could be subject to civil and criminal penalties or forced to cease our payments services business.

We may be liable if third parties misappropriate personal information belonging to our clients’ Internet users.

We maintain dialogue transcripts of the text-based chats and email interactions between our clients and Internet users and store on our server’s information supplied voluntarily by these Internet users in surveys. We provide this information to our clients to allow them to perform Internet user analyses and monitor the effectiveness of our services. Some of the information we collect may include personal information, such as contact and demographic information. If third parties were able to penetrate our network security or otherwise misappropriate personal information relating to our clients’ Internet users or the text of customer service inquiries, we could be subject to liability. We could be subject to negligence claims or claims for misuse of personal information. These claims could result in litigation, which could have a material adverse effect on our business, results of operations and financial condition. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by such breaches.

The need to physically secure and securely transmit confidential information online has been a significant barrier to electronic commerce and online communications. Any well-publicized compromise of security could deter people from using online services such as the ones we offer, or from using them to conduct transactions, which involve transmitting confidential information. Because our success depends on the general acceptance of our services and electronic commerce, we may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by these breaches.

Our products and services may infringe upon intellectual property rights of third parties and any infringement could require us to incur substantial costs and may distract our management.

We are subject to the risk of claims alleging infringement of third-party proprietary rights. Substantial litigation regarding intellectual property rights exists in the software industry. In the ordinary course of our business, our services may be increasingly subject to third-party infringement claims as the number of competitors in our industry segment grows and the functionality of services in different industry segments overlaps. Some of our competitors in the market for real-time sales, marketing and customer service solutions or other third parties may have filed or may intend to file patent applications covering aspects of their technology. Any claims alleging infringement of third-party intellectual property rights could require us to spend significant amounts in litigation (even if the claim is invalid), distract management from other tasks of operating our business, pay substantial damage awards, prevent us from selling our products, delay delivery of the iTrackr services, develop non-infringing software, technology, business processes, systems or other intellectual property (none of which might be successful), or limit our ability to use the intellectual property that is the subject of any of these claims, unless we enter into license agreements with the third parties (which may be costly, unavailable on commercially reasonable terms, or not available at all). Therefore, such claims could have a material adverse effect on our business, results of operations and financial condition.

Technological or other defects could disrupt or negatively impact our services, which could harm our business and reputation.

We face risks related to the technological capabilities of our services. We expect the number of interactions between our clients’ operators and Internet users over our system to increase significantly as we expand our client base. Our network hardware and software may not be able to accommodate this additional volume. Additionally, we must continually upgrade our software to improve the features and functionality of our services in order to be competitive in our markets. If future versions of our software contain undetected errors, our business could be harmed. If third-party content is flawed, our business could be harmed. As a result of major software upgrades at iTrackr, our client sites have, from time to time, experienced slower than normal response times and interruptions in service. If we experience system failures or degraded response times, our reputation and brand could be harmed. We may also experience technical problems in the process of installing and initiating the iTrackr services on new Web hosting services. These problems, if not remedied, could harm our business.

Our services also depend on complex software which may contain defects, particularly when we introduce new versions onto our servers. We may not discover software defects that affect our new or current services or enhancements until after they are deployed. It is possible that, despite testing by us, defects may occur in the software. These defects could result in:

•	Damage to our reputation;

•	Lost sales;

•	Delays or loss of market acceptance of our products; and

•	Unexpected expenses and diversion of resources to remedy errors.

Our promotion and marketing of our websites may not result in generation of significant revenue which may cause our business to fail.

We believe that successful marketing, development and promotion of our websites are crucial to our success in attracting business. If our marketing and promotion is not successful in developing strong public recognition of our websites, then we may not be able to earn significant revenues and our business may fail.

Unauthorized disclosure of sensitive or confidential client and customer data, whether through breach of our computer systems or otherwise, could expose us to protracted and costly litigation and cause us to lose clients which may result in our going out of business and for you to lose your investment.

We may be required to collect and store sensitive data in connection with our services, including names, addresses, social security numbers, credit card account numbers, checking and savings account numbers and payment history records, such as account closures and returned checks. If any person, including any of our employees, penetrates our network security or otherwise misappropriates sensitive data, we could be subject to liability for breaching contractual confidentiality provisions and/or privacy laws, which would devastate our business, and may result in the loss of your investment.

Competition in the social networking, online marketing and e-commerce industry is intense and our competitors have greater financial resources and development capabilities than we have, and we may not have the resources necessary to successfully compete with them.

Our business plan involves providing consumers with online real-time product and inventory information, retailers with access to targeted consumer demand for their products and marketing firms with targeted content for their campaigns. These business areas are highly competitive. There are numerous companies that compete in these markets, most of whom have greater financial resources and more expertise in this business than we do. Our ability to develop our business will depend on our ability to successfully market our services in this highly competitive environment. We cannot guarantee that we will be able to do so successfully.

Our services may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our services may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. We may be unsuccessful in responding to technological developments and changing customer needs. In addition, our applications and services offerings may become obsolete due to the adoption of new technologies or standards.

We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favorably received by our target market.

The loss of our executive officers or directors, could adversely affect our business.

Our success depends largely upon the efforts, abilities, and decision-making of our executive officers and directors. The loss of any of these individual would have an adverse effect on our business prospects. We do not currently maintain “key-man” life insurance and there is no contract in place assuring the services our executive officers and directors for any length of time. In the event that we should lose our sole officer or directors and we are unable to find suitable replacements, we may not be able to develop our business.

Our Chief Executive and Chief Financial Officer Have Concluded That Our Controls and Procedures are not effective and may not prevent misstatements.

The Company has limited segregation of duties amongst its employees with respect to the Company’s preparation and review of the Company’s financial statements due to the limited number of employees, which is a material weakness in internal controls, and if the Company fails to maintain an effective system of internal controls, it may not be able to accurately report its financial results or prevent fraud.  As a result, current and potential stockholders could lose confidence in the Company’s financial reporting which could harm the trading price of the Company’s stock.

Management has found it necessary to limit the Company’s administrative staffing in order to conserve cash, until the Company’s level of business activity increases.  As a result, there is limited segregation of duties amongst the employees, and the Company and its independent public accounting firm have identified this as a material weakness in the Company’s internal controls.  The Company intends to remedy this material weakness by hiring additional employees and reallocating duties, including responsibilities for financial reporting, among the employees as soon as there are sufficient resources available.  However, until such time, this material weakness will continue to exist.

Our Financial Statements for the year ended December 31, 20 10 and the quarterly period ended March 31, 201 1 were Restated.

Management received notification from Bedinger and Company, our auditors , that our financial statements for the year ending December 31, 2010 and the quarterly period ending March 31, 2011  were required to be restated in part .  As a result Management concluded that our disclosure controls and procedures were not effective during the aforementioned periods.

Risks Related to Our Common Stock

There will be a substantial number of shares of iTrackr’s common stock available for sale in the future that may be dilutive to its current stockholders and may cause a decrease in the market price of its common stock.

As of March 31 , 2011, the Company had 20,319,997 shares of common stock outstanding, 45,000,000 cumulative shares of common stock authorized for issuance under its 2007 Long-Term Stock Incentive Plan of which 7,610,333 warrants and options are outstanding. The 19,629,893 shares of common stock outstanding and underlying certain options and warrants registered pursuant to this Registration Statement will be freely tradable once this Registration Statement is declared effective by the Securities and Exchange Commission without restriction or further registration under the Securities Act, unless the shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. Any shares purchased by an affiliate may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including an exemption under Rule 144 of the Securities Act. These restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act.

Future sales or issuances of the Company’s common stock or securities convertible into common stock, the perception such sales or issuances may occur or the availability for sale in the public market of substantial amounts of our common stock could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of equity securities at a time and price that we deem appropriate.

Our common stock is considered “a penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Presently, our common stock is considered a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares. In addition, when and if our common stock trades on the OTC Bulletin Board, investors may find it difficult to obtain accurate quotations for our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

iTrackr may be unable to receive a listing of its securities on NASDAQ or another national securities exchange, and this may make it more difficult for its stockholders to sell their securities.

We intend that shares of iTrackr’s common stock will be traded in the over-the-counter market and quoted on the OTCBB. The Company’s common stock and units are not currently eligible for inclusion in The NASDAQ Stock Market. If the Company is unable to receive a listing or approval of trading of securities on NASDAQ or another national securities exchange, then it may be more difficult for stockholders to sell their securities.

Risks Related to this Offering

One stockholder owns a majority of our common stock and may act, or prevent certain types of corporate actions, to the detriment of other stockholders.

John Rizzo owns 5,250,000 common shares and holds options to acquire 2,000,000 options at an average exercise price of $0.325 per share until July 1, 2017, with $ 702 ,000 in debt owed to him by iTrackr Systems, Inc. as of March 31, 2011 which has been assumed by the company pursuant to the terms and conditions of the Merger Agreement. Accordingly, Mr. Rizzo beneficially owns approximately 32.48 % of our issued and outstanding common stock. Accordingly, Mr. Rizzo may exercise significant influence over all matters requiring stockholder approval, including the election of a majority of the directors and the determination of significant corporate actions. This concentration could also have the effect of delaying or preventing a change in control that could otherwise be beneficial to our stockholders.

If we issue additional shares of common stock in the future this may result in dilution to our existing stockholders.

On October 26, 2009, we simultaneously completed a 4-1 reverse split of our common stock and amended our articles of incorporation to authorize the issuance of 110,000,000 shares of stock consisting of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our board of directors has the authority to issue additional shares of common stock up to the authorized capital stated in the articles of incorporation. Our board of directors may choose to issue some or all of such shares to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. It will also cause a reduction in the proportionate ownership and voting power of all other stockholders.

There is currently a limited trading market for our common stock, and when such a market does develop, the trading price of our common stock may be volatile, with the result that an investor may not be able to sell any shares acquired at a price equal to or greater than the price paid by the investor.

Our common shares are currently quoted for trading on the OTC Bulletin Board. Companies quoted on the OTC Bulletin Board have traditionally experienced extreme price and volume fluctuations. In addition, our stock price may be adversely affected by factors that are unrelated or disproportionate to our operating performance. Market fluctuations, as well as general economic, political and market conditions such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. In addition, to date, there has been very limited trading volume for our shares on the over-the-counter markets and there is no assurance that a steady trading market will develop . As a result of this potential volatility and potential   limited trading market, an investor may not be able to sell any of our common stock that they acquire that a price equal or greater than the price paid by the investor.

The trading price of iTrackr’s common stock is likely to be volatile, and you might not be able to sell your shares at or above the public offering price.

The trading price of iTrackr’s common stock is likely to be subject to wide fluctuations. Factors, in addition to those outlined elsewhere in this prospectus, that may affect the trading price of the Company’s common stock include:

•	Actual or anticipated variations in the Company’s operating results;

•	Announcements of technological innovations, new products or product enhancements, strategic alliances or significant agreements by the Company or its competitors;

•	Changes in recommendations by any securities analysts that elect to follow the Company’s common stock;

•	The financial projections the Company may provide to the public, any changes in these projections or its failure to meet these projections;

•	The loss of a key customer;

•	The loss of a key supplier;

•	The loss of key personnel;

•	Lawsuits filed against the Company;

•	Changes in operating performance and stock market valuations of other companies that sell similar products and services;

•	Price and volume fluctuations in the overall stock market;

•	Market conditions in our industry, the industries of our customers and the economy as a whole; and

•	Other events or factors, including those resulting from war, incidents of terrorism or responses to these events.

If securities analysts do not publish research or reports about iTrackr’s business or if they downgrade its stock, the price of its stock could decline.

The research and reports that industry or financial analysts publish about iTrackr or its business will likely have an effect on the trading price of its common stock. If an industry analyst decides not to cover the Company, or if an industry analyst decides to cease covering the Company at some point in the future, the Company could lose visibility in the market, which in turn could cause its stock price to decline. If an industry analyst downgrades iTrackr’s stock, its stock price would likely decline rapidly in response.

The concentration of iTrackr’s capital stock ownership with insiders will likely limit your ability to influence corporate matters.

iTrackr’s insiders, (its executive officers, directors, current five percent or greater stockholders and affiliated entities) together beneficially own approximately 72.3 % of our outstanding common stock.  As a result, these stockholders, acting together, will have significant influence over all matters that require approval by the Company’s stockholders, including the election of directors and approval of significant corporate transactions. Corporate action might be taken even if other stockholders, including those who purchased shares in this offering, oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control that other stockholders may view as beneficial.

The Company does not expect to pay any cash dividends for the foreseeable future.

The Company does not anticipate that it will pay any cash dividends to holders of its common stock in the foreseeable future. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends in the foreseeable future should not purchase the Company’s common stock.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This Form S-1 contains forward-looking statements relating to future events and the future performance of the Company, including, without limitation, statements regarding the Company’s expectations, beliefs, intentions or future strategies that are signified by the words “expects,” “anticipates,” “intents,” “believes,” or similar language. You should read statements that contain these words carefully because they:

•	Discuss future expectations;

•	Contain information which could impact future results of operations or financial condition; or

•	State other “forward-looking” information.

We believe it is important to communicate our expectations to the iTrackr stockholders. However, there may be events in the future that we are not able to accurately predict or over which we have no control and which could cause our actual results to differ materially from the information contained in the forward-looking statements contained in this document. The risk factors and cautionary language discussed in this Registration Statement and in our Annual Report on Form 10-K/A provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by iTrackr in its forward-looking statements, including among other things:

(1.) Our inability to generate sufficient net revenue in the future;

(2.) Our inability to fund our operations and capital expenditures;

(3.) The loss of key personnel;

(4.) Our inability to effectively manage our growth;

(5.) Our inability to generate sufficient cash flows to meet our debt service obligations;

(6.) Competitive conditions in the chat and online support industry;

(7.) Extensive government regulation;

(8.) Changing economic conditions; and

(9.) Our failure to attract and retain qualified personnel.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document.

All forward-looking statements included herein attributable to iTrackr or any person acting on iTrackr’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, iTrackr undertakes no obligations to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

You should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this Registration Statement could have a material adverse effect on iTrackr.

MARKET AND INDUSTRY DATA

This prospectus includes market and industry data and forecasts that we have developed from independent consultant reports, publicly available information, various industry publications, other published industry sources and our internal data and estimates. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable.

Our internal data and estimates are based upon information obtained from our investors, trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. Although we believe that such information is reliable, we have not had this information verified by any independent sources.

USE OF PROCEEDS

The Company will not receive any proceeds from the sale or other disposition of the shares of common stock covered by this prospectus. The maximum proceeds the Company could receive upon the exercise of all the warrants and options with respect to which the underlying shares of common stock have been registered on this Registration Statement is $720,375.00, which the Company anticipates using as general working capital.

Determination of Offering Price

T he Offering price and other terms and conditions relative to our shares have been arbitrarily determined by iTrackr. The Offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition, or any other established criteria of value.  In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the Offering price for the shares or the fairness of the Offering price used for the shares. Among the factors considered in determining the Offering price were:

•	Our lack of operating history

•	The viability of our technologies

•	The most recent round of financing

O ur common stock is quoted on the Over the Counter Bulletin Board (OTCBB). T here is no assurance that our common stock will trade at market prices in excess of the initial public Offering price, as prices for the common stock in any public market, which may develop, will be determined in the marketplace and may be influenced by many factors, including depth and liquidity.

Our Common Stock began trading on the OTCBB on _June 29, 2011 and it has had a high of $0.56 and a low of $0.53.

DIVIDEND POLICY

The Company has never declared or paid cash dividends on our common stock. The Company currently expects to retain all future earnings for use in the operation and expansion of our business and does not anticipate paying cash dividends in the foreseeable future. The declaration and payment of any dividends in the future will be determined by our board of directors, in its discretion, and will depend on a number of factors, including our earnings, capital requirements and overall financial condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of the Company on a consolidated basis for the three months ended March 31, 2011 and 20 10 and the years ended December 31, 20 10 and 200 9 and should be read in conjunction with iTrackr’s consolidated financial statements, and the notes to those consolidated financial statements that are included elsewhere in this Prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Prospectus. We use words such as “anticipate,” “estimate,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expression to identify forward-looking statements.

Recent Developments

On July 12, 2011, the Company acquired 100% of the issued and outstanding membership interests of RespondQ, LLC, a Florida limited liability company from Idamia, LLC, a Florida limited liability corporation and Iselsa II, LLC, a Delaware limited liability corporation. The purchase price for the Units was an aggregate of five million (5,000,000) shares of restricted common stock of the Company and promissory notes in the aggregate principal amount of $100,000. Iselsa owns 70% of the Units and Idamia owns 30% of the Units being sold.

The Promissory Notes bear interest at 10% per annum and all principal and interest is due and payable on October 6, 2011. Upon an occurrence of an Event of Default, the Promissory Notes are convertible into to shares of the Company’s common stock at $0.10 per share unless the Company between issuance date of the Promissory Note and its maturity date shall have sold its capital stock in a financing in which the Company has received gross proceeds of an excess of $1,000,000 at a differing price. The Subsequent Financing shall exclude certain permitted issuances. The owner of Idamia, LLC is Radosveta Rizzo. Ms. Rizzo is the wife of the Company’s Chief Executive Officer.

Overview

iTrackr Systems, Inc. (“iTrackr”, the “Company”, “we”, “us” or “our”) was formed in May 2006 to develop, market and commercialize a product and inventory search application through a social networking site designed to leverage the best of Internet and Mobile technologies. We have taken the best of several burgeoning markets, including eCommerce, social networking and mobile content, and developed what we believe is a powerful platform that drives value to consumers, retailers and advertising and marketing firms.

iTrackr Systems intends to introduce and commercialize Internet and Mobile social merchandizing technology platforms to retailers and consumers. “Social merchandizing” applies the variety of traditional marketing practices to promote products and services to a community of individuals via social networking technologies. iTrackr is similar to MySpace and Facebook; however, our members’ interests are not in diary or event blogging, but in the timely location of products and services which can be acquired and consumed on a local level.

iTrackr Systems’ technology enables consumers to search and track merchandise, letting the consumer know which retail locations in a local zip code are stocking the queried merchandise, as well as the comparative prices. In addition, if the item is not in stock, the consumer can request that iTrackr Systems notify them via mobile text message or email when the item is delivered to a local retailer and where that retailer is located.

In 2009, iTrackr purchased online customers support software technology from Chatstat for approximately $95,000.  iTrackr has subsequently launched its customer support chat software (“ChatTrackr”) which facilitates real-time customer support and expert advice, and paid transactions.

iTrackr generates revenues primarily through the licensing of its ChatTrackr to Saveology and RespondQ . This customer uses our application service provider (“ASP”) system, outsourcing our chat applications for a monthly fee-per-agent, or license fee and in certain cases, an annual enterprise fee.

In addition, we offer customers a hosted ChatTrackr solution, enabling them to download our software on their website, where agents download a fee-based desktop application, while we manage the service on our network for an additional fee. Examples of websites we manage include www.buycomcast.com and www.buytimewarner.com. We also bill customers for maintenance and upgrades to our service.

Our plans to grow our customer support business is to position ChatTrackr as a sales tool for online retailers, increasing fees through customer additions, traffic and through the number of agents using ChatTrackr. We intend to expand our product search business by offering this service to existing ChatTrackr customers as a means of driving further traffic to their own websites and transactional volume. Our target markets include all ecommerce businesses, financial services, healthcare and automotive.

Our primary sources of operating funds have been historically through the issuance of debt and equity.  For the year ended December 31, 2010 we raised $50,000 from the sale of a warrant, $100,000 from the sale of common stock and $139,500 in debt.  For the year ended December 31, 2009, we raised $333,312 in debt.  To finance our growth strategy, we may continue to actively pursue additional funds through equity financing, including the sale of additional shares of common and preferred stock, asset sales, accelerated payments of maintenance and management fees, debt financing, or a combination thereof.

At March 31, 2011, iTrackr Systems had assets of $77,966, including cash on hand of $285 and accounts receivable of $22,505.  For the three months ended March 31, 2011 and the year ended December 31, 2010 the Company had revenue of $6,250 and $85,576, respectively.  For the three months ended March 31, 2011 and the year ended December 31, 2010 the Company had and net losses of $129,830 and $1,002,638, respectively, of which $0 and $483,459, respectively, was related to stock compensation expense.  iTrackr has incurred losses since inception and may not be able to generate sufficient net revenue from its business in the future to achieve or sustain profitability.  The Company believes that its cash on hand is insufficient to continue operations.  The Company currently receives approximately $13,000 to $23,000 per month in sales revenue.  The Company currently needs approximately $15,000 to $20,000 per month to fund our minimum cash outflows and $43,300 to $53,300 per month to maintain and expand our sales and operations.  The difference between the required minimum cash outflows of $15,000 to$20,000 per month and $43,300 to $53,300 per month primarily represents the salaries of 4 to 8 additional sales and administrative personnel, whom we intend to gradually hire as our cash flow increases.  Thus, the Company will need approximately $180,000 to $300,000 to continue through March 31, 2012.  In order to meet our cash needs, management is working to secure additional sales and debt and equity financing.  In the event no outside funding is achieved or sales remain flat  Mr. Rizzo, our CEO will continue to provide personal funds as needed to fund our required minimum cash outflows.  During the three months ended March 31, 2011 no borrowings from Mr. Rizzo were required.  During 2010, Mr. Rizzo loaned the Company $41,500.   Mr. Rizzo is an accredited investor and has committed to fund up to and additional $250,000.  However, the Company does not expect to need the full commitment amount primarily as a result of increasing sales.

Impact of Inflation

General inflation in the economy has driven the operating expenses of many businesses higher, and, accordingly we have experienced increased salaries and higher prices for supplies, goods and services. We continuously seek methods of reducing costs and streamlining operations while maximizing efficiency through improved internal operating procedures and controls. While we are subject to inflation as described above, our management believes that inflation currently does not have a material effect on our operating results. However, inflation may become a factor in the future.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires us to make judgments, assumptions and estimates that affect the amounts reported. Note A of Notes to Financial Statements describes the significant accounting policies used in the preparation of the financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes:

•	We are required to make assumptions about matters that are highly uncertain at the time of the estimate; and

•	Different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations.

In preparing our financial statements to conform to accounting principles generally accepted in the United States, we make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes. These estimates include useful lives for fixed assets for depreciation calculations and assumptions for valuing options and warrants. Actual results could differ from these estimates.

Stock-Based Compensation

The Company accounts for all compensation related to stock, options and warrants using a fair value based method whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.  We use the Black-Scholes pricing model to calculate the fair value of options and warrants issued to both employees and non-employees.

In calculating this fair value, there are certain assumptions that we use consisting of:

(1.)
The expected life of the option.  No incentive stock options have been granted to date.  In the event the Company issues employee options, we will base our determination of expected life on the guidance in ASC 718-10-55-29 to 34.  The Company utilizes the contract term of each non qualified option except in the event that the option is not transferrable in which case we apply the aforementioned guidance in determining the expected term.

(2.)	Risk-free interest rate. We use the treasury bill rate that most closely aligns with the duration of the derivative.

(3.)	Dividend yield. Until a dividend is offered this input will always be zero.

(4.)	Volatility. We use the Dow Jones Internet Composite Index (Ticker: FDN) from inception of the index to the date of grant.

(5.)	Forfeiture rate. To date this rate has been zero.

(6.)	Stock price (see discussion below).

The use of a different estimate for any one of these components could have a material impact on the amount of calculated compensation expense.

We periodically issue common stock as compensation.  Pursuant to ASC 505-50-30-6 issuances are valued using the market price of the stock or value of the services rendered on the date of the related agreement, whichever is more readily determinable.  To date, common stock granted and issued for services has been issued free of obligation to the recipient and for no consideration.  The shares are valued at the price non-employees are willing to accept as payment in lieu of cash, which, historically, has been the price per share of recent sales of unregistered securities or value of debt converted to common stock.

Long-lived Assets

Long-lived assets, comprised of equipment, and identifiable intangible assets, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors that may cause an impairment review include significant changes in technology that make current computer-related assets that we use in our operations obsolete or less useful and significant changes in the way we use these assets in our operations. When evaluating long-lived assets for potential impairment, we first compare the carrying value of the asset to the asset’s estimated future cash flows (undiscounted and without interest charges). If the estimated future cash flows are less than the carrying value of the asset, we calculate an impairment loss. The impairment loss calculation compares the carrying value of the asset to the asset’s estimated fair value, which may be based on estimated future cash flows (discounted and with interest charges). We recognize an impairment loss if the amount of the asset’s carrying value exceeds the asset’s estimated fair value. If we recognize an impairment loss, the adjusted carrying amount of the asset becomes its new cost basis. The new cost basis will be depreciated (amortized) over the remaining useful life of that asset. Using the impairment evaluation methodology described herein, there have been no long-lived asset impairment charges for each of the last two years.

Our impairment loss calculations contain uncertainties because they require management to make assumptions and to apply judgment to estimate future cash flows and asset fair values, including forecasting useful lives of the assets and selecting the discount rate that reflects the risk inherent in future cash flows.

We have not made any material changes in our impairment loss assessment methodology during the past two fiscal years. We do not believe there is a reasonable likelihood that there will be a material change in the estimates or assumptions we use to calculate long-lived asset impairment losses. However, if actual results are not consistent with our estimates and assumptions used in estimating future cash flows and asset fair values, we may be exposed to losses that could be material.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current period and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled.

When accounting for Uncertainty in Income Taxes, first, the tax position is evaluated to determine the likelihood that it will be sustained upon external examination. If the tax position is deemed “more-likely-than-not” to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50 percent likelihood of being realized upon ultimate settlement. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company underwent a change of control for income tax purposes on October 8, 2003 according to Section 381 of the Internal Revenue Code. The Company’s utilization of U.S. Federal net operating losses will be limited in accordance to Section 381 rules. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

RESULTS OF OPERATIONS

Results of Operations

Three Months Ended March 31, 2011 Compared With the Three Months Ended March 31, 2010.

Revenues

Revenues for the three months ended March 31, 2011 were $46,250 compared to revenues of $10,742 for the three months ended March 31, 2010.  The increase in revenue is primarily due to the purchase of ChatStat late in 2009 and sales to RespondQ in 2011 for which there were no sales in Q1 2010.  Of the $46,250 in 2011 sales, $12 relates to click through referral fees and $46,238 to sales related to ChatTrackr.  Two customers, Saveology and RespondQ, accounted for 4% and 96%, respectively of our ChatTrackr related sales.  These results compare to 2010 where $155 related to click through referral fees and $10,587 to sales related to ChatTrackr made to Saveology.

During the three months ended March 31, 2011 and the year ended December 31, 2010, Saveology and RespondQ were our only ChatTrackr customers.  Both customers’ contracts are identical except for the payment terms where the Company bills Saveology monthly on net 30 day payment terms at the rate of $0.75 per chat hour and RespondQ pays a flat $12,700 per month on net 30 day payment terms with an initial fee of $25,000 due 90 days from the agreement date.  The Saveology agreement was entered into on September 1, 2009 and the Respond Q agreement was entered into on November 1, 2010.  Under both agreements, the Company provides Click2Chat (i.e., ChatTrackr) software as a service.  The initial contract term is 12 months and renews for successive 12 month periods unless terminated by the Company.  Services that are voluntarily terminated are payable to the Company through the then current 12 month term.  Both contracts are currently in force.

Operating Expenses

Total operating expenses for the three months ended March 31, 2011 were $170,635 or 68% lower compared to $540,425 for the three months ended March 31, 2010.  The $369,790 decrease in operating expenses is primarily the result of a $378,459 decrease in non-cash stock compensation expense recorded as a result of warrant issuances and stock paid for services in 2010 offset by a $9,025 increase in personnel related costs.

Other Income and Expense

Other expense related to interest on our notes payable increased $1,702 to $5,445 for the three months ended March 31, 2011 compared to $3,743 of expense during the same period of 2010.  The increase is due to higher notes payable as of March 31, 2011 compared to March 31, 2010.

Net Loss

Our net loss was $129,830 for the three months ended March 31, 2011, compared to a loss of $533,426 for the three months ended March 31, 2010.  The $403,596 or 76% decrease in net loss was primarily due to the $378,459 decreases in stock compensation expense.

Year Ended December 31, 2010 Compared With the Year Ended December 31, 2009

Revenues

Revenues for the year ended December 31, 2010 were $85,576 compared to revenues of $7,493 for the year ended December 31, 2009.  The increase in revenue is primarily due to the purchase of ChatStat and resulting sales of live chat software which began in our fourth quarter of 2009.  Of the $85,576 in 2010 sales, $229 relates to click through referral fees and $85,347 to sales related to ChatTrackr.  Two customers, Saveology and RespondQ, accounted for 65% and 35%, respectively of our ChatTrackr related sales.  These results compare to 2009 where $1,707 related to click through referral fees and $5,786 to sales related to ChatTrackr made to Saveology.

During the year ended December 31, 2010, Saveology and RespondQ were our only ChatTrackr customers.  Both customers’ contracts are identical except for the payment terms where the Company bills Saveology monthly on net 30 day payment terms at the rate of $0.75 per chat hour and RespondQ pays a flat $12,700 per month on net 30 day payment terms with an initial fee of $25,000 due 90 days from the agreement date.  The Saveology agreement was entered into on September 1, 2009 and the Respond Q agreement was entered into on November 1, 2010.  Under both agreements, the Company provides Click2Chat (i.e., ChatTrackr) software as a service.  The initial contract term is 12 months and renews for successive 12 month periods unless terminated by the Company.  Services that are voluntarily terminated are payable to the Company through the then current 12 month term.  Both contracts are currently in force.

Operating Expenses

Total operating expenses for the year ended December 31, 2010 were $1,101,073 or 80% higher compared to $610,973 for the year ended December 31, 2009.  The $490,100 increase in operating expenses is primarily the result of a $451,790 increase in non-cash stock compensation expense recorded as a result of warrant issuances and stock paid for services and $122,860 increase in professional services offset by a $87,636 decrease in personnel costs.  Excluding stock compensation costs incurred during both 2010 and 2009, the Company incurred operating expenses of $617,614 and $579,304 during 2010 and 2009, respectively, representing a $38,310, or 7% increase in operating expenses during 2010 compared to 2009.

Other Income and Expense

Total other income and expense was income of $12,859 for the year ended December 31, 2010 compared to expense of $253,462 for the year ended December 31, 2009.  The $266,321, decrease was due to a decrease of 1) $74,149 in interest expense as our debt balance during 2010 decreased compared to 2009 where we converted $1,437,467 of principle accrued interest into 3,721,257 shares of stock in October of 2009; 2) $25,000 accrued for the settlement of a legal claim by a former consultant; and 3) $138,000 write-off of a worthless strategic investment recognized in 2009 and not 2010 offset by a gain recognized as a result of the Company writing off $29,172 of liabilities assumed in the merger with Must Haves, Inc..

Net Loss

Our net loss was $1,002,638 for the year ended December 31, 2010, compared to a loss of $856,942 for the year ended December 31, 2009.  The $145,696 or 17% increase in net loss in 2010 compared to 2009 was primarily due to increases in professional fees, stock compensation expense offset by decreases in personnel costs and other income and expense.  Excluding stock compensation costs incurred during both 2010 and 2009, the Company’s net loss for 2010 was $519,179 compared to $825,273 during 2009 representing an improvement of $326,927, or 37% during 2010 compared to 2009.

Liquidity and Capital Resources

From inception to March 31, 2011, we have incurred an accumulated deficit of $4,224,922.  This loss has been incurred through a combination of stock compensation of $1,154,316, professional fees and expenses supporting our plans to develop our website and brand our services as well as continued operating losses.  Since inception, we have financed our operations primarily through debt and equity financing.  However, we cannot provide assurance that management will be successful in acquiring such sources of capital in the future.  During the three months ended March 31, 2011 we had a net decrease in cash of $8,766.  Total cash resources as of March 31, 2011 were $285 compared with $9,051 at December 31, 2010.

Our accounts payable and accrued expense balance at March 31, 2011 were approximately $874,000 and includes $753,000 due to our CEO for unpaid salary and benefits and $121,038 of accounts payable and accrued liabilities.  As of March 31, 2011, we have $22,050 of accounts receivable and cash of $285.  Between accounts receivable and cash on hand we have enough to fund approximately seven to ten weeks of required minimum cash outflows (See discussion below).

Our available working capital and capital requirements will depend upon numerous factors, including the sale of live chat services, the timing and cost of expanding into new markets, the cost of developing competitive technologies, the resources that we devote to developing new products and commercializing capabilities, the status of our competitors, our ability to establish collaborative arrangements with other organizations, and our ability to attract and retain key employees.  We believe that approximately $43,300 to $53,300 per month or $520,000 to $640,000 will be required to maintain and expand our sales and operations and cover our operating and public company administrative expenses for the next 12 months. These costs are comprised of wages, professional fees, communications (i.e., cell phone and internet service) internet hosting and supplies.  In addition to covering our operating expenses, we may require additional cash resources due to changing business conditions or other future developments, including any acquisitions we may decide to pursue.

The Company currently receives approximately $13,000 to $15,000 per month in sales revenue compared to $15,000 to$20,000 per month in required minimum cash outflows.  Due to our limited operating history, we cannot estimate the level of future sales and may not generate enough cash to cover our required minimum cash outflows.  With the acquisition of RespondQ in November 2010 as a new customer combined with Saveology, we are in a much better position to fund our required minimum cash outflows.  However, in order to expand our sales efforts we will gradually need approximately $43,300 to $53,300 per month.  The difference between the required minimum cash outflows of $15,000 to$20,000 per month and $43,300 to $53,300 per month primarily represents the salaries of 4 to 8 additional sales and administrative personnel, whom we intend to gradually hire as our cash flow increases.  In order to meet this increase our management continues to work diligently to secure either debt or equity based financing for which we are currently in discussions.  In the event no outside funding is achieved or sales remain flat Mr. Rizzo, our CEO will continue to provide personal funds as needed to fund our required minimum cash outflows.  During the three months ended March 31, 2011 no borrowings from Mr. Rizzo were required.  During 2010, Mr. Rizzo loaned the Company $41,500.   Mr. Rizzo is an accredited investor and has committed to fund up to an additional $250,000.  However, the Company does not expect to need the full commitment amount primarily as a result of increasing sales.

Net cash used by operating activities was $8,766 for the three months ended March 31, 2011 as compared to $85,664 for the three months ended March 31, 2010.

Net cash provided by investing activities was $0 for the three months ended March 31, 2011 as compared to $95 for the three months ended March 31, 2010.

Net cash provided by financing activities was $0 for the three months ended March 31, 2011 as compared to $118,000 for the three months ended March 31, 2010.

During the year ended December 31, 2010, iTrackr Systems, Inc.:

•	Received $50,000 in exchange for the issuance of 166,666 shares of restricted common stock.

•	Received $50,000 upon the exercise of warrants to purchase 166,666 shares of restricted common stock.

•	Received $50,000 in exchange for a warrant to purchase 1,000,000 shares of common stock.

•	Converted $42,000 of principle and $466 of accrued interest into 121,332 shares of restricted common stock.

•	Received gross proceeds of $139,500 from promissory notes.

•	Issued 360,000 shares of restricted common stock valued at $108,000 to settle a legal dispute with Marc Falcone.

•	Issued 101,000 shares of restricted common stock to settle accounts payable valued at $32,000.

•	Issued 350,000 shares of restricted common stock in exchange for services valued at 105,000.

Off-Balance Sheet Arrangements

We have no material off-balance sheet transactions.

Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

As of March 31, 20 11 , under the direction of the Chief Executive Officer and Chief Financial Officer, the Company evaluated the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rule 13a — 15(e) under the Securities Exchange Act of 1934, as amended. Based on the evaluation of these controls and procedures required by paragraph (b) of Sec. 240.13a-15 or 240.15d-15 the disclosure controls and procedures have been found to be ineffective.

 The Company maintains a set of disclosure controls and procedures designed to ensure that information required to be disclosed by us in our reports filed under the securities Exchange Act, is recorded, processed, summarized, and reported within the time periods specified by the SEC’s rules and forms. Disclosure controls are also designed with the objective of ensuring that this information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

Evaluation of Internal Control Over Financial Reporting

Management conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting as of March 31, 20 11 .  In making this assessment, management used the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO. The COSO framework summarizes each of the components of a company’s internal control system, including (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring. In management’s assessment of the effectiveness of internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) as required by Exchange Act Rule 13a-15(c), our management concluded as of the end of the fiscal year covered by this report , due to a lack of segregation of duties that our internal control over financial reporting has not been effective. However, at this time, our resources and size prevent us from being able to employ sufficient resources to enable us to have adequate segregation of duties within our internal control system. In addition, management has decided that considering the employees involved and the control procedures in place, the risks associated with such lack of segregation of duties are insignificant. Management will periodically reevaluate this situation. If the volume of business increases and sufficient capital is secured, it is the Company’s intention to further increase staffing to mitigate the current lack of segregation of duties within the general, administrative and financial functions.

Our Board of Directors were advised by Bedinger and Company, our independent registered public accounting firm, that during their performance of audit procedures for the year ended December 31, 2009 and 2008, they have identified a material weakness as defined in Public Accounting Oversight Board Standard No. 5 in our internal control over financial reporting. Our auditors have identified the following material weaknesses in our internal control over financial reporting as of December 31, 2009:

A material weakness in the Company’s internal control over financial reporting exists in that there is limited segregation of duties amongst the Company’s employees with respect to the Company’s preparation and review of the Company’s financial statements. This material weakness is a result of the Company’s limited number of employees. This material weakness may affect management’s ability to effectively review and analyze elements of the financial statement closing process and prepare financial statements in accordance with U.S. GAAP.

This R eport does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit us to provide only management’s report in this prospectus.

Changes in Internal Controls

Management of the Company has evaluated, with the participation of the Chief Executive Officer of the Company, any change in the Company’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that occurred during the fiscal year ended December 31, 2009. There was no change in the Company’s internal control over financial reporting identified in that evaluation that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, other than what has been reported above.

Limitations on the Effectiveness of Controls and Other Matters

Management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended). Internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls may be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control.

The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, a control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Risk Factor Related to Controls and Procedures

The Company has limited segregation of duties amongst its employees with respect to the Company’s preparation and review of the Company’s financial statements due to the limited number of employees, which is a material weakness in internal controls, and if the Company fails to maintain an effective system of internal controls, it may not be able to accurately report its financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in the Company’s financial reporting which could harm the trading price of the Company’s stock.

Management has found it necessary to limit the Company’s administrative staffing in order to conserve cash, until the Company’s level of business activity increases. As a result, there is very limited segregation of duties amongst the employees, and the Company and its independent public accounting firm have identified this as a material weakness in the Company’s internal controls. The Company intends to remedy this material weakness by hiring additional employees and reallocating duties, including responsibilities for financial reporting, among the employees as soon as there are sufficient resources available. However, until such time, this material weakness will continue to exist. Despite the limited number of employees and limited segregation of duties, management believes that the Company is capable of following its disclosure controls and procedures effectively.

BUSINESS

Overview

iTrackr was formed in May 2006 to develop, market and commercialize a product and inventory search application through a social networking site designed to leverage the best of Internet and Mobile technologies. We have taken the best of several burgeoning markets, including eCommerce, social networking and mobile content, and developed what we believe is a powerful platform that drives value to consumers, retailers and advertising and marketing firms.

iTrackr intends to introduce Internet and Mobile social merchandizing technology platforms. Social merchandizing applies the variety of traditional marketing practices to promote products and services to a community of individuals via social networking technologies. iTrackr is similar to MySpace and Facebook; however, our members’ interests are not in diary or event blogging, but in the timely location of products and services which can be acquired and consumed on a local level.

iTrackr enables consumers to search and track merchandise, letting the consumer know which retail locations in a local zip code are stocking the queried merchandise, as well as the comparative prices. In addition, if the item is not in stock, the consumer can request that iTrackr notify them via mobile text message or email when the item is delivered to a local retailer and where that retailer is located.

In 2009, iTrackr purchased online customers support software technology from Chatstat for approximately $95,000. iTrackr has launched its customer support chat software which facilitates real-time customer support and expert advice, and paid transactions.

On December 10, 2009, Must Haves, Inc., iTrackr Acquisition, Inc. (“Merger Sub”) and iTrackr, Inc., a Florida corporation (“iTrackr”), entered into an Agreement and Plan of Merger (the “Agreement”), which closed January 12, 2010. On the Closing Date, iTrackr was merged with and into Merger Sub, which is the surviving corporation and became a wholly-owned subsidiary of the Registrant.

Recent Developments

On July 12, 2011, the Company acquired 100% of the issued and outstanding membership interests of RespondQ, LLC, a Florida limited liability company from Idamia, LLC, a Florida limited liability corporation and Iselsa II, LLC, a Delaware limited liability corporation. The purchase price for the Units was an aggregate of five million (5,000,000) shares of restricted common stock of the Company and promissory notes in the aggregate principal amount of $100,000. Iselsa owns 70% of the Units and Idamia owns 30% of the Units being sold.

The Promissory Notes bear interest at 10% per annum and all principal and interest is due and payable on October 6, 2011. Upon an occurrence of an Event of Default, the Promissory Notes are convertible into to shares of the Company’s common stock at $0.10 per share unless the Company between issuance date of the Promissory Note and its maturity date shall have sold its capital stock in a financing in which the Company has received gross proceeds of an excess of $1,000,000 at a differing price. The Subsequent Financing shall exclude certain permitted issuances. The owner of Idamia, LLC is Radosveta Rizzo. Ms. Rizzo is the wife of the Company’s Chief Executive Officer.

Products and Services

The iTrackr community brand has created one of the first mobile shopping communities which is fully integrated with the online and mobile world. Our community bridges cyberspace and the mobile space with the real world for the benefit of our users, retailers and merchants. iTrackr is recognized nationally for locating hard to find products and major media organizations such as U.S. News and World Report, The Wall Street Journal and CNET have consulted with us for reference retail statistics.

Our current product line consists of our online Chat customer support application, “TrackiT!”, “PriceiT!”, Groups, Calendar and status update messaging for mobile and Internet.

Customer Support and Chat Software

Bridging the gap between visitor traffic and successful business outcomes, our business solutions deliver measurable return on investment by enabling clients to:

•	Increase conversion rates and reduce abandonment by selectively engaging website visitors;

•	Accelerate the sales cycle, drive repeat business and increase average order values;

•	Increase customer satisfaction, retention and loyalty while reducing service costs;

•	Harness the knowledge of subject-matter experts by allowing consumers to engage with major online brands;

•	Refine and improve performance by understanding which initiatives deliver the highest rate; and

•	Lower operating costs in the call center by deflecting costly phone and email interactions.

TrackiT, PriceiT and iTrackr Community Applications

These products are based on a “pull/push” model where the consumers tell us what products they are interested in via the Retail “TrackiT!” button and iTrackr pulls the information from the retailers’ inventory and pushes it to the consumer. The consumer establishes their messaging preferences of site only, mobile text messaging and/or email. The main product is the “TrackiT!” function which allows consumers to search local stores’ inventory for products like the Wii Console, Guitar Hero video game as well as a host of other products.

Our products are focused on creating value by and to the consumer, the retailer and the marketing firm. The success of our business is predicated on our ability to effectively achieve and maximize value on each of these fronts.

Our business and technology was created first and foremost with the individual consumer, and the consumer’s “interests” in mind. More than ever, consumers are challenged with issues of time and convenience in fulfilling their purchases. This factor has been one of the primary catalysts for the growth of online shopping which addresses both of these constraints directly. But the fact is that online commerce remains less than 5% of total retail, according to the Q1 2010 Census Bureau of the Department of Commerce Report and is forecast to only reach about 8% of total retail by 2014, according to Forrester Research. Tracking and utilizing the expressed interests of our users allows us to maintain our relevance to the consumer and to provide information that keeps them engaged with our Community.

The vast majority of consumers are committed to fulfilling their shopping purchases at brick-and-mortar locations. This creates another significant inconvenience, or “pain”, for the consumer – namely, the need to find the product they are looking for in stock and in their area now. We believe that the best solution, or resolution, for the consumer’s need is to help them mitigate and eliminate altogether the hassle of locating stores that have the products they want in stock and to provide them with an opportunity to secure that in-stock product with an immediate purchase. We leverage the power and ubiquitous nature of the Internet and mobile marketplace to provide this intelligence to the consumer in an on-demand, real-time capability. We simplify the process in a turnkey fashion and with immediate resolution.

The value proposition that we offer to the retailer is equally compelling. We drive purchases to the retailer. Our presence and content will greatly influence where our users fulfill their transactions. Our powerful e-commerce driven, social networking platform cost-effectively pushes consumers that are ready to purchase to retail locations. Retailer’s can market incentives and promotions on a local and even store-by-store basis to our consumers. That is the essence of social merchandising. iTrackr can provide layers of intelligence to retailers that can be parsed all-the-way down to the zip-code layer. The implications to the retailer range well beyond target marketing and extend directly to inventory management, fulfillment and settlement in the consumer supply chain.

Substantiating “return-on-investment remains the biggest challenge for marketing firms catering to online advertisers. Much of the problem online advertiser’s face is related to the measurement tools currently available and the data which is ultimately produced from those tools. Additionally, it is also difficult to determine the quality of placement and the impact of advertising amongst the online audience at a particular destination.

The primary advantage that we offer marketing firms is the assurance that the ads and promotional campaigns launched within the iTrackr Community are both highly targeted and are being sought by the confirmed consumers that are at our site first and foremost for retail interests. This is a significant advantage and a key differentiator from other platforms. We believe that marketing firms can more effectively demonstrate ROI to their clients on our platform, and we can provide them with the statistics to prove it.

We are working with our commercial partners to provide inventory and service tracking functions within the branded image of their existing online presence. This is the fundamental building block of social merchandising. From these services, our Retail partners will extend product and service fulfillment messaging with derivative sales offerings, associated mobile advertising and mobile couponing. iTrackr subscribers will benefit from brand affinity offerings through our Retailers’ partners.

Transaction Fulfillment

Consumers can complete the process of searching for products and services by securing them with a “BuyiT!” purchase when they locate what they want. Goods and services can be secured when they become available, and the consumer will know that their products will be waiting for them when they go to pick them up.

Group Messaging

Consumers can communicate or forward received messages to any of their groups, regardless of which devices they are using, where each member receives messages according to their individual profiles and permissions that they have established. Retailers can leverage this group messaging functionality to push special offers and incentives to relevant groups, notifying them of brick-and-mortar locations where they can locate products and take advantage of special offers.

MyiTrackr Dashboard

When a community member signs in, their home page is also their personal dashboard. Whether from the web or from the mobile device, the MyiTrackr Personal Dashboard is the interface to the world of iTrackr services. From a user’s personal dashboard they can personalize and configure their view of the iTrackr community. From here they can set up their communications settings, their group affiliations and their personal preferences. Community members can research subscriber submitted opinions of products and services, or they may wish to submit reviews of their own. The MyiTrackr Personal Dashboard is the member’s one-stop for personalization of the iTrackr Community experience.

iTrackr Trackit Reports

iTrackr’s TrackiT Reports provide commercial subscribers with invaluable data provided by the iTrackr consumer. We have unique insight into the purchasing trends of groups of consumers by product. When a community member stops tracking a product, we glean specific information about the retail experience, and while we never release specific user information, we can aggregate very specific information about consumer behavior. As our membership grows many consumer trends can be noted and quantified. iTrackr TrackiT Reports are the only place where that data can be found.

Saveology and RespondQ Agreement s

iTrackr has entered into an agreement s with Saveology and RespondQ which presently represent approximately 100% of our current business. Key terms and conditions of th ese contract s are similar :

•
iTrackr Systems will license certain hosted “Click2Chat software as a service” and provide all other services, data import/export, monitoring, support, backup and recovery, change management. technology upgrades, and training necessary for productive use of such software (the "Services"),

•	the Services are offered on a non-exclusive basis

•
iTrackr shall not enter into any subcontracts for the performance of the Services, or assign or transfer any of its rights or obligations under this Agreement, without prior written consent and any attempt to do so shall be void and without further effect. Consent to iTrackr's right to subcontract any of the Services shall not relieve iTrackr of any of its duties or obligations under this Agreement, and iTrackr shall indemnify and hold Saveology and RespondQ harmless from any payment required to be paid to any such subcontractors.

•	Saveology and respond may, upon written notice, request increases or decreases to the scope of the Services

•
The initial term of the agreement is 12 months and following the initial term, the agreement  will automatically renew for successive one-year terms (each, a "Renewal Term") until such time as Saveology and RespondQ provides iTrackr with written notice of termination.

Respond Q

RespondQ uses iTrackr’s chat software to help companies maximize their marketing dollars by providing them with a new sales channel.  The RQ solution is a comprehensive Chat solution that combines Chat software, highly trained Chat sales agents and our pioneered Chat sales process.  iTrackr had the opportunity to purchase RespondQ which will instantly increase revenues.

RespondQ views Chat not just as a technology, but a new channel for companies to interact with their customers.  RespondQ proactively approaches visitors to assist them with their product search and purchase at the time it matters the most – when they are actively looking to make a purchase.  RespondQ is more than just Chat software as they have over 75 agents who are experienced in Chat sales, and trained on products and services to engage prospective customers into a meaningful dialogue that increases online sales.  RespondQ has a unique engagement model that charges not by the hour, FTE or even by the Chat session.  Customers only pay for a closed sale, with $0 investment from the customer side.

Many companies spend thousands of dollars getting prospective customers to their site through advertising, partnerships and search engine optimization.  However, once a prospective customer is on their site, the company has no way to interact with them to help close the sale as a visitor’s interaction with a site is one-way and passive.  Most companies are forced to be reactive, relying on the customer approaching them through telephone or email.  In addition, most of the information they receive about their online customers comes through web analytics tools that give reports only at the end of the day, week or month leaving no opportunity for the company to capitalize on the visitor in real time, when they are most interested in purchasing a product.

For customers, visiting a website for the first time can be a frustrating experience and similar to visiting a physical retail store with no visible sales representatives whereby customers are left to wander the site themselves.  If they have doubts or questions about a certain product or service, many times they will abandon the store simply because they could not find someone to answer their questions.  This is especially true for more complex purchases requiring customization, such as telecommunications where a multitude of offers and promotions exist.

Business Strategy

iTrackr Technologies has built a community-driven website at www.iTrackr.com where consumers can create user-generated content focused on feedback and recommendations about popular products. What is truly unique about our website is that the users all have something in common; they are confirmed consumers. They have found www.iTrackr.com because they are looking for one item or another in their local shopping area for immediate purchase. Since our initial launch, in December 2006, we increased our membership 170,000 subscribers solely through viral, word-of-mouth marketing.

In addition to our web presence we are working with retailers to extend iTrackr’s fulfillment tracking applications to their branded web sites. Our mobile suite of applications are also extensible with our commercial partners’ look and feel, giving them an iTrackr enabled mobile presence under their existing corporate brand. We will augment our offering with transaction settlement capabilities to complement our existing capabilities and provide our partners with a complete fulfillment solution.

Our initial objective is to reach critical mass as quickly as possible in order to establish the iTrackr Community as viable and attractive to marketing firms and online and mobile advertisers. We will achieve critical mass when revenue from our Community presence approaches our current cost of operations. We intend to leverage our suite of applications over wired and mobile devices in order to achieve the broadest possible uptake and the greatest potential market penetration.

We have employed a “freemium” model to maximize consumer uptake for our social shopping tools. In other words, we offer product tracking and notification, as well as the consumer social network capabilities to our users and members without a charge. We believe this will provide us with the most efficient path to establishing critical mass and validation of our offering. We believe that as traffic and usage increases on our network we will be able to generate revenues through sales of marketing and advertising campaigns, usage fees for premium content and services and subscriptions.

We believe that our user base will be driven by the content that we propagate to our iTrackr database, the number of consumers that will employ mobile data applications, and more generally mirror the broader online consumer demographic. Our strategy is to populate our database initially with the most sought after, or the “hottest” consumer products, demand for which is generated by the community members themselves. This category of products is, by nature, more difficult to locate in-store due to the fact that demand is higher. These will be the products which will highlight the value of our offering to the consumer, and create the largest viral “buzz” amongst all consumers. Around the holidays, these hot items are typically new releases of consumer electronics, games and communications devices, but can be any consumer good or service for which supply is constrained regionally or nationally.

Over time, other factors will contribute to the products available for tracking on our network, including consumer user-generation of product tracking requests as well as our development of partnerships and affiliation with retail and marketing firms.

We have developed the iTrackr platform to scale on a distributed basis, where consumers have the capability to add products for tracking, as well as for reviews and commentary to propagate within our community. We are seeking to maximize the relevance of the tracking services, while increasing the likelihood of longer and more frequent site visits. This increases the attractiveness of our site as a merchandising destination for online advertisers and marketing firms.

Our plan for 2010 is to grow by promoting our mobile networking tools and retail search capabilities to community and affinity groups that will benefit the most from mobile social networking. These groups include retailers, students, affinity groups and mobile device manufacturers. By soliciting participation from retail sponsors, we will provide free services to our target communities.

Viral Promotion Strategy

iTrackr has been lauded on websites and in the media with no direct marketing expenditures or outlays on our behalf. For example, U.S. News & World Report mentioned the iTrackr service on December 6, 2007, within the context of “Tracking the Elusive Wii”. Almost immediately after we made our application available on the world wide web, mention of our service and positive reviews appeared on Google searches for the term iTrackr. We will continue to promote our community virally, and will expand our blog presence for the foreseeable future.

Consumer Reach Strategy

Today most consumers utilizing iTrackr do so for products that can be found and purchased at their local store. Our new product offerings will allow consumers to form private communities and to exchange group messages or discuss things within groups of their making. By offering these features, we extend the consumers ability to seek fulfillment for services as well as goods. These services include event ticketing such as movie tickets, concerts or sporting events, and they will also include packages combining events with merchandise and entertainment. iTrackr’s messaging and community products will offer consumer’s the ability to organize the events in a one step process including the purchase of the service via the Internet. This can occur from any Internet or mobile device.

Retailer Promotion Strategy

We intend to solicit commercial participation from big box consumer electronics and pharmaceutical retailers, but our service is not limited to any particular set of retail categories. Consider the following examples:

Pharmaceutical Retailer: we provide the retailer with the ability to notify customers via text message or email that their prescription has been filled and is available for pickup. With these highly-qualified messages, we can extend the retailers the ability to offer special coupons or exclusive promotional opportunities. By combining our service with an exclusive marketing opportunity, we will drive derivative sales from the subsequent store visit by the consumer.

Electronic Retailer: our utilities give retailers the ability to notify their customers that a product at a particular location has become available, and iTrackr will facilitate the transaction. In addition, the retailer can drive additional sales by offering additional incentives or bundles when the customer visits the store to purchase the originally tracked item. We have identified several major retailers with whom we have engaged or intend to engage. These include Best Buy, Target, Radio Shack, Circuit City and Costco. Additionally, other retail areas will be pursued as commercial adoption grows. These secondary retailers include book stores such as Barnes & Noble and manufacturing retailers such as Apple.

Mobile Supply Chain Distribution

Making iTrackr an integral part of the mobile technology supply chain is one of our ultimate, long-term goals. Strategically placing the iTrackr Community button on mobile devices gives us one of the strongest opportunities to extend our community brand. Placement on the deck of PDA’s and cell phones will give us a true advantage in the marketplace. Developing relationships with manufacturers and service providers will allow us to pursue this goal, and having service providers as commercial partners will only further strengthen our offerings to potential subscribers. Even one partner in this arena greatly expands our reach and brand presence to a broad consumer group. Those consumers will drive new communities to the iTrackr offering and further expand mobile social networking in today’s wireless world.

Our Industry

Chat and Online Customer Support

Despite the current state of the U.S. economy, online sales are still strong. Total online sales reached were essentially flat in the U.S. during 2009, at $131.4 billion, down from $132.3 billion in 2008 (not including sales of travel), according to analysts at eMarketer, and will grow to $141.3 billion in 2010.  U.S. travel sales online for 2009 were projected to reach $92.6 billion, according to eMarketer. Plunkett Research estimates global travel expenditures online at about $300 billion for 2009.

We believe that the online channel presents expansion opportunities for many industries, and that the increased e-commerce revenue that results from this expansion may outweigh the decrease that stems from consumers who will curtail their overall spending in 2009. To survive in this competitive environment, e-businesses must differentiate their service, quality and overall experience to gain customer loyalty.

Online advertising continues to grow, with search engine-based marketing leading the way. We believe the shift from television, print, radio and other traditional media may accelerate in a recessionary environment largely because Web-based media is more measurable, interactive, targeted and relevant. comScore reports that “the total worldwide search market boasted more than 131 billion searches conducted by people age 15 or older from home and work locations in December 2009, representing a 46-percent increase in the past year. This number represents more than 4 billion searches per day, 175 million per hour, and 2.9 million per minute.”

Nielsen wire reports that “estimated online advertising spending on the top social network and blogging sites increased 119 percent, from approximately $49 million in August 2008 to approximately $108 million in August 2009 – all despite a recession. Share of estimated spend on these sites has doubled, from 7 percent of online ad spend in 2008 to 15 percent in 2009.”

The unrivaled convenience, accessibility and selection of the Web have established the channel as a mass consumer medium. Because the Internet is a ubiquitous influence in our day-to-day lives, consumer expectations and demands continue to rise.

By supplying online engagement tools that facilitate real-time assistance and personalized advice, iTrackr enables businesses and individual service providers to connect with their target audience, as well as provide personalized customer assistance to high-value customers. Creating more relevant, compelling and personalized online experiences, our platform helps e-business organizations meet the needs of demanding consumers while reinforcing their brand promise.

Social Networking

Social technologies continue to grow substantially in 2009. Forrester Research reports that three out of four Americans use social technology.  Nielsen reports that 2/3rd of the global internet population visits social networks and that social sites are the fourth most popular online activity ahead of personal email.  Facebook estimates to have 500 million active users, of whom half log in on any given day, and of which more than 200 million active users access through mobile devices.

By the year 2013, 43% of global mobile internet users (607.5 million people worldwide) will be accessing social networks from their mobile devices, according to eMarketer, which characterizes mobile and social as still-emerging channels that are each helping drive the adoption of the other. In the US, mobile social networkers will total 56.2 million by 2013, and will account for nearly half (45%) of the mobile internet user population.

Social networking has dramatically reshaped the Internet landscape and is now generating more than $1 billion annually. Industry giants such as Microsoft and Google continue to court these social networking sites with the intention toward establishing the mechanism for monetizing advertising content.

Mobile data services (e.g. text messaging, ringtones, wallpaper) have become a hundred billion dollar business worldwide. ABI Research estimates that between 2008 and 2014, the total market for mobile messaging will grow at a CAGR of nearly 8 percent, increasing from $132 billion in 2008 to $208 billion by 2014.

Government Regulation

There are an increasing number of laws and regulations pertaining to the Internet and e-commerce over the Internet. Other laws or regulations may be adopted with respect to online content regulation, user privacy, pricing, restrictions on email solicitations, taxation and quality of products and services. Any new legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the Internet, which could in turn decrease the demand for our service, increase our cost of doing business or otherwise have a material adverse effect on our prospects and revenues.

Competition

Chat and Online Customer Support

The markets for online engagement technology and online consumer services are intensely competitive and characterized by aggressive marketing, evolving industry standards, rapid technology developments, and frequent new product introductions.

Our business solutions compete directly with companies focused on technology that facilitates real-time sales, email management, searchable knowledgebase applications and customer service interaction. These markets remain fairly saturated with small companies that compete on price and features. iTrackr faces competition from online interaction solution providers, including software-as-a-service (SaaS) providers such as LivePerson, Art Technology Group, Instant Service, RightNow Technologies and TouchCommerce. We face potential competition from Web analytics and online marketing service providers, such as Omniture. The most significant barriers to entry in this market are knowledge of:

•	Online consumer purchasing habits;

•	Methodologies to correctly engage customers;

•	Metrics proving return on investment; and

•	Technology innovation opportunities.

iTrackr also faces potential competition from larger enterprise software companies such as Oracle and SAP. In addition, established technology and/or consumer-oriented companies such as Microsoft, Yahoo and Google may leverage their existing relationships and capabilities to offer online engagement solutions that facilitate real-time assistance and live advice.

Finally, iTrackr competes with in-house online engagement solutions, as well as, to a lesser extent, traditional offline customer service solutions, such as telephone call centers.

iTrackr believes that competition will increase as our current competitors increase the sophistication of their offerings and as new participants enter the market. Compared to iTrackr, some of our larger current and potential competitors have:

•	Stronger brand recognition;

•	A wider range of products and services; and

•	Greater financial, marketing and research and development resources.

Additionally, some competitors may enter into strategic or commercial relationships with larger, more established and better-financed companies, enabling them to:

•	Undertake more extensive marketing campaigns;

•	Adopt more aggressive pricing policies; and

•	Make more attractive offers to businesses to induce them to use their products or services.

Social Networking and Online Retail Search

While our business concept is unique, our revenue streams come from intensely competitive markets. Our users can find, buy, sell and pay for similar items and services through a variety of competing channels. These include, but are not limited to, online and offline retailers, distributors, liquidators, import and export companies, catalog and mail-order companies, classifieds, directories, search engines, products of search engines, virtually all online and offline commerce participants (consumer-to-consumer, business-to-consumer and business-to-business), online and offline shopping channels and networks. As our product offerings continue to broaden into new categories of items and new commerce formats, we expect our competition to continue to broaden to include other online and offline channels for those new offerings.

Whether it is driving product sales to traditional businesses or providing targeted marketing opportunities for derivative sales to a retailer’s consumer, iTrackr is in the business of social merchandizing. Other social networking ventures, such as MySpace and Facebook have seen tremendous growth over the last four years in terms of the user community.

Facebook has garnered more than 400 million users worldwide and My Space reportedly has more than 110 million users. These numbers are impressive for building social networking destinations, but the business behind these offerings still relies on revenue primarily derived from online advertising. According to comScore, Americans received 1 trillion display ads impressions online in Q1 2010, while Facebook led all online publishers with 176 billion. iTrackr competes with these and other larger and more established social networking sites for users, but we believe we are well positioned to excel at per subscriber revenue generation given our multi-channel approach to revenue generation. The major difference between iTrackr and sites like Facebook or MySpace is that they offer blogs and pictures, and we focus on consumers and merchandising.

Other competitors include social shopping sites. Hearst Corporation acquired Kaboodle for an estimated $40 million. Kaboodle is one of the new social shopping sites started in the last few years. They had managed to grow their site to 2.2 million unique visitors by June 2007, prior to being purchased. Several social shopping sites focus on a specific community segment. Stylehive is vying to become a destination for women’s fashion. Crowdstorm is focusing exclusively on online shopping. All of these sites are looking to establish a niche community with retail extensions. Very few offerings have direct queries of existing retailers, and none have in-stock checking or sell through capabilities with existing retailers. iTrackr does complete point-of-sale transactions, and provides sell through capabilities to our commercial partners.

A key differentiator of our offering is our focus on mobile social networking and merchandizing. Most mobile offerings only tie into existing sites like MySpace. An example of this is the mobile offering from Earthlink and SK Telecom called Helio. This is a premium service requiring a specific device and running as much as $135 per month. While Helio is going after the premium content consumer, the remainder of the mobile marketplace is unserved. iTrackr will change that with our mobile community. A wide variety of mobile devices work with our community utilities, and the service does not come with a premium price tag.

We are a commerce facilitator. With other eCommerce sites, when you buy a product, you have to wait for fulfillment which often takes weeks. Our service is designed for consumers that want products today. Our consumers want to know where they can find a product, if it is available and what is the best price for the product. This is our service offering, and this is what both differentiates us from eCommerce stores and what enables us to serve as a partner to brick and mortar retailers.

Another key differentiator of our service from others, is that we proactively notify consumers when products or services that they are looking for become available and from where. We are not a retailer, so we do not compete directly with other retailers. Rather, we support them. iTrackr identifies groups of people who are looking for a product or service, and we provide opportunities for our commercial partners to fulfill their need. We identify further opportunities for retailers to take advantage of derivative sales opportunities when the right mix of consumer interest, product availability and pending purchase come together.

Research and Development Activities

We are a technology company.  Our estimated cash outlays for research and development activities were approximately $146,000 and $ 84 ,000 in 20 10 and 200 9 , respectively.  We anticipate that research and development costs will continue to be a material component of our overall business expenditures for the foreseeable future.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Some of our products are also designed to include software or other intellectual property licensed from third parties.  While it may be necessary in the future to seek or renew licenses relating to various aspects of our products and business methods, based on past experience and industry practice we believe that such licenses generally could be obtained on commercially reasonable terms.  However, there is no guarantee that such licenses could be obtained at all.  Because of technological changes in the portable electronics industry, current extensive patent coverage and the rapid rate of issuance of new patents, it is possible certain components of our products may unknowingly infringe existing patents or intellectual property rights of others.

Employees

At March 31, 2011 we had 2 full-time employees.  There are no collective bargaining contracts covering any of our employees.  We believe our relationship with our employees is satisfactory.

Facilities

We entered into a lease agreement with Regus in February 2009, where the initial term was for a three month period through April 2009. According to the terms of the lease agreement, the lease extends automatically for successive periods equal to the initial term but no less than 3 months (or such other renewal term that has been agreed between Regus and us) until brought to an end by us or Regus.

Our lease is for property located at 1191 E. Newport Center Drive, Suite PH-D, Deerfield Beach , Florida 33442 for a fee of $2,122 per month. We believe our facilities are currently suitable and adequate for our current needs.

LEGAL PROCEEDINGS

The company is not currently party to any legal proceedings.

MANAGEMENT

Executive officers and directors

Our executive offers and directors and their ages and positions as of March 31, 2011 are set forth below:

Name	Age	Position	Term
John Rizzo	48	Chairman of the Board and Chief Executive Officer	January 12, 2010 thru Present

Mihir Sevak	28	Chief Technology Officer	April 1, 2010 through Present

Michael Uhl	47	Director	January 12, 2009 thru Present

Mihir Sevak has served as iTrackr’s CTO since April 1, 2010.  Mr. Sevak currently also serves a CEO and founder of Mediathena, Inc. since January 2009.  Prior to that, from 2003 through 2008, Mr. Sevak has held various technical positions, including Embeded Linux Consultant for Data Protection Solution from January 2009 through August 2009, Sr. Software Engineer for Sezmi Corporation from January 2008 through December 2008, Assistant CTO for Safemedia Corporation from November 2005 through December 2007, Software Developer for Operating Systems Support, Inc. from December 2004 through November 2005 and Software Engineer for Motorola, Inc. from December 2003 through December 2004.  Mr. Sevak has a Bachelors degree in computer engineering from Florida Atlantic University.

Michael Uhl was first elected to the Board of Directors in March, 2007. Mr. Uhl has served as regional VP of HelmsBriscoe since 2005. He previously served as Executive VP of Sales and Marketing at Caesar’s Entertainment, wherein he directed convention and travel industry sales for Bally’s Paris, Flamingo, Caesar’s Palace and the Las Vegas Hilton since 2001 to 2005. Mr. Uhl has also held Director of Sales positions with Walt Disney World Swan & Dolphin and New York Hilton & Towers. Mr. Uhl holds a BBA from Hofstra University. In terms of specific experience, qualifications and attributes that Mr. Uhl brings to the Company, and led to our determination to appoint him as director, Mr. Uhl has substantial sales and marketing experience, as demonstrated in positions held with Caesar’s Entertainment, Walt Disney World Swan & Dolphin and New York Hilton & Towers. Our business requires strategic sales and marketing leadership in the development and execution of our business plan.

John Rizzo founded iTrackr in May, 2006. Prior to founding iTrackr, Mr. Rizzo operated ERM Solutions, an IT consulting firm which he founded in 1998. Mr. Rizzo has more than a decade experience in the capital markets as well as maintaining key roles with start-up and early stage businesses. He has been integral in the completion of several successful transactions, including sale of a business to MasterCard and in Siebel Systems’ 1996 Initial Public Offering.  In terms of specific experience, qualifications and attributes that Mr. Rizzo brings to the Company, and led to our determination to appoint him as a director, Mr. Rizzo has extensive technology and capital market expertise.  Our business requires experience in both areas.

Except as noted above, the above persons do not hold any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act.

The Board of Directors and Committees

Upon the effectiveness of this prospectus, our board will consist of three directors. Although we are not required, a majority of the directors will be “independent” as defined under and required by applicable securities laws. At each annual meeting our stockholders will elect our full Board of Directors and our directors will serve until their successors are elected or appointed, unless their office is vacated earlier. Directors may be removed at any time for cause by the affirmative vote of the holders of a majority of the voting power then entitled to vote.

Board Leadership

Our Board of Directors has adopted a Charter of the Lead Independent Director, providing that in circumstances where the Chairman of the Board of Directors is not independent, our Board considers it to be useful and appropriate to designate a Lead Independent Director to coordinate activities of the other independent directors and to perform such other duties and responsibilities as our Board may determine from time to time. Because John Rizzo is our Chief Executive Officer, as well as Chairman of the Board, we have designated a Lead Independent Director. Michael Uhl currently serves as the Lead Independent Director.

The Lead Independent Director (if so designated) is responsible for coordinating the activities of the independent directors. The designation of a Lead Independent Director is intended to facilitate communication between the independent directors and the Chairman/Chief Executive Officer and not to diminish the ability of any other independent director to communication directly with the Chairman/Chief Executive Officer at any time. Our Board of Directors believes that this leadership structure is best for the Company at the current time, as it appropriately balances the need for the Chief Executive Officer to run the Company on a day-to-day basis with significant involvement and authority vested in an outside independent director member – the Lead Independent Director. The roles of our Lead Independent Director are fundamental to our decision to maintain the combination of the Chief Executive Officer and Chairman of the Board positions. Under our Charter of the Lead Independent Director, our Lead Independent Director must be independent. The specific responsibilities of the Lead Independent Director include the following:

•
In consultation with other independent directors, consult with the Chairman as to an appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly without interfering with ongoing Company operations;

•	Consult with the Chairman regarding the information and agendas of the meetings of the Board of Directors;

•
Advise the Chairman as to the quality, quantity, and timeliness of information submitted by management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

•	Call meetings and prepare agendas for the independent directors, as appropriate;

•	Serve as the Chairman of, and prepare the agenda for the executive sessions of the independent directors and its non-employee directors;

•	Service as the principal liaison between independent directors and the Chairman and senior management;

•	Chair the meetings of the Board of Directors when the Chairman is not present; and

•
Respond directly to stockholder and other stakeholder questions and comments that are directed to the Lead Independent Director or to the independent directors as a group, with such consultation with the Chairman and the other directors as the Lead Independent Director may deem appropriate.

Director Qualifications

Each of our directors brings to our Board extensive management and leadership experience gained through their service in senior positions of diverse businesses. In these roles, they have taken hands-on, day-to-day responsibility for strategy and operations, including management of capital, risk and business cycles. In the biographies of each of the directors provided above, we describe specific individual qualifications and skills of our directors that contribute to the overall effectiveness of our Board of Directors.

In addition to the information presented above regarding each director’s specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he or she should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board.

While we do not have a formal diversity policy, our Board of Directors believes it’s important for our Board to have diversity of knowledge base, professional experience and skills, and takes age, gender and ethnic background into account when considering director nominees. As part of its annual self-evaluation, our Board will assess whether it properly considered diversity in identifying director nominees.

Risk Management

Our Board of Directors is responsible for reviewing and assessing business enterprise risk and other major risks facing the Company, and evaluating management’s approach to addressing such risks. At each quarterly meeting, our Board reviews all key risks facing the Company, management’s plans for addressing these risks and the Company’s risk management practices overall. To assist the Board in this oversight role, our Board of Directors seeks to have one or more directors with experience managing enterprise risk.

Our management is responsible for day-to-day risk management and regularly reports on risks to our Board of Directors. Our management is also responsible to fulfill primary monitoring and testing functions for company-wide policies and procedures. Our Board of Directors is responsible to manage the oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our company and the leadership structure of our Board of Directors supports this approach.

Compensation Risk Management

In setting each element of executive compensation, our Board of Directors is also mindful of the level of risk-taking that any element may promote. Our Board of Directors believes it is important to incentivize our executive officers to achieve annual Company and individual objectives, but balance promotion of such short-term interests with incentives that promote building long-term stockholder value. Our Board of Directors believes the amount of long-term equity incentives included in our compensation packages mitigates the potential for excessive risk taking. All of our named executive officers’ equity awards vest over a period of time, rather than upon achievement of specific performance objectives, and our Board  of Directors has historically granted additional equity awards annually, which incentivizes these officers to continue to focus on our long-term interest.

Our Board of Directors has conducted an internal assessment of our compensation policies and practice in response to current public and regulatory concern about the link between incentive compensation and excessive risk taking by corporations. We concluded that our program does not motivate excessive risk-taking and any risks involved in compensation are not reasonably likely to have a material adverse effect on the company. Included in the analysis were such factors as the behaviors being induced by our fixed compensation system, the absence of any incentive awards, the oversight of our Board of Directors in the operation of our incentive plans and the high level of Board involvement in approving material investments and capital expenditures.

Board Composition

iTrackr did not pay any director compensation during the three months ended March 31, 2011 or the fiscal years ended December 31, 2010 and 2009. The Company may begin to compensate its directors at some time in the future.

Board Committees and Independence

We are not required to have any independent members of the Board of Directors. The board of directors has determined that (i) Mr. Rizzo has a relationship which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is not an “independent director” as defined in the Marketplace Rules of The NASDAQ Stock Market.  As we do not have any board committees, the board as a whole carries out the functions of audit, nominating and compensation committees, and such “independent director” determination has been made pursuant to the committee independence standards.

Our board of directors has determined that it currently has one member who qualifies as “independent” as the term is used in Item 407 of Regulation S-K as promulgated by the SEC and as that term is defined under NASDAQ Rule 4200(a)(15). The independent director is Michael Uhl.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3, 4 and 5. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners holding greater than ten percent of the Company’s Common Stock have been complied with during the period ended December 31, 2009.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of ethics, which applies to all our directors, officers and employees. Our code of ethics is intended to comply with the requirements of Item 406 of Regulation S-K.  A copy of our code of ethics will be posted on our corporate website at www.shenyangkeji.com.  We will provide our code of ethics in print without charge to any stockholder who makes a written request to:  Secretary, iTrackr Systems, Inc., 1191 East Newport Center Drive, Suite PH-D, Deerfield Beach, FL 33442 . Any waivers of the application and any amendments to our code of ethics must be made by our board of directors. Any waivers of, and any amendments to, our code of ethics will be disclosed promptly on our corporate website.

COMPENSATION DISCUSSION AND ANALYSIS

The primary goals of iTrackr’s board of directors with respect to executive compensation are to attract and retain the most talented and dedicated executives possible, to tie annual and long-term cash and stock incentives to achievement of specified performance objectives, and to align executives’ incentives with stockholder value creation.

To achieve these goals, the Board of Directors recommends executive compensation packages to that are generally based on a mix of salary, discretionary bonus and equity awards. Although the Board of Directors has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, the Company intends to implement and maintain compensation plans that tie a substantial portion of its executives’ overall compensation to achievement of corporate goals and value-creating milestones such as the development of the Company’s products, the establishment and maintenance of key strategic relationships, reaching sales and marketing targets and the growth of its customer base as well as its financial and operational performance, as measured by metrics such as revenues and profitability.

The Board of Directors performs reviews based on surveys of executive compensation paid by peer companies in the customer support and Internet services industry, as well as reviews other industries of similar age and size, as it sees fit, in connection with the establishment of cash and equity compensation and related policies.

Elements of Compensation

The Board of Directors evaluates individual executive performance with a goal of setting compensation at levels the committee believes are comparable with executives in other companies of similar size and stage of development operating in the industry and are competitive and further the Company’s objectives of motivating achievement of its short- and long-term financial performance goals and strategic objectives, rewarding superior performance and aligning the interests of its executives and shareholders. The compensation received by the Company’s executive officers consists of the following elements:

•	Base salary;

•	Discretionary annual bonus;

•	Equity-based long-term incentives, including stock appreciation rights and performance-based restricted stock; and

•	Options.

Base Salary

General Considerations

Base salaries are reviewed annually, and adjusted from time to time taking into account individual responsibilities, performance and experience.

The primary considerations the Board undertook when establishing Mr. Rizzo’s salary were the amount of responsibilities that he has been accountable for, in addition to the fact that he founded the company. These responsibilities include: business development, oversight of operations, Chairman of the Board, financing and capitalization initiatives and sales and marketing. Essentially, Mr. Rizzo has performed all of these tasks since the inception of the business, enabling the company to maintain a reduced headcount while in development stages.

Annual Incentive Compensation

Discretionary Annual Bonus

In addition to base salaries, the Board of Directors has the authority to award discretionary annual bonuses to the Company’s executive officers. The annual incentive bonuses are intended to compensate officers for achieving corporate goals and for achieving what the committee believes to be value-creating milestones.

Summary Compensation Table

The following table provides certain information for the fiscal years ended December 31, 2010 and 2009 concerning compensation earned for services rendered in all capacities by our named executive officers during the fiscal years ended December 31, 2010 and 2009.

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)		Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)		Total ($) (j)
John Rizzo,	2010	250,000	(2)						12,000	(3)	262,000
Chairman	2009	179,500	(2)						----		179,500
and CEO	2008	300,000	(2)						36,000		336,000

Stella Gostfrand,	2010
Former Sole Officer	2010
and Director (1)	2009

(1) Stella Gostfrand submitted her resignation as an officer and director, effective following the expiration of the ten day period following the mailing of the information statement required by Rule 14f-1 under the Exchange Act.

(2) All of Mr. Rizzo’s 2010 salary was accrued.  During 2009, $89,500 of Salary was accrued and $90,000 related to Mr. Rizzo’s 2009 salary was paid in cash in 2009.

(3) Accrued reimbursement of unpaid health insurance and rent.

Outstanding Equity Awards at 2010 Fiscal Year End

In June 2007 the Board of Directors of the Company adopted the 2007 Long-Term Equity Incentive Plan. The purpose of this Plan is to attract and retain directors, officers and other employees of the Company and its Subsidiary and to provide to such persons incentives and rewards for performance.

The Company may issue each of the following under this Plan: Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award.  The Plan was ratified at the 2007 shareholder’s meeting (the "Effective Date").  No Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award shall be granted pursuant to the Plan ten years after the Effective Date.  The total number of shares available under the Plan is Fifteen Million (15,000,000).  No Plan participant will be granted the right, in the aggregate, for more than Two Million (2,000,000) Common Shares during any calendar year.

Equity Compensation Plan Information

		Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted – average exercise price of outstanding options, warrants and rights	Expiration Date	Number of options and warrants that have not vested	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
		(a)	(b)	(c)
John Rizzo, Chairman and CEO	(1)	1,000,000	$0.25	07/01/2017	-
		1,000,000	$0.40	07/01/2017	-

(1)   Includes only stock options.

Employment Agreements

The information provided below, including the share numbers and dollar amounts, is after giving effect to the Reverse Merger and the change in control which will become effective following the expiration of the ten day period following the mailing of the information statement required by Rule 14f-1 under the Exchange Act.

Mihir Sevak

Under the terms of Mr. Sevak’s contract, entered into in April 1, 2010, in lieu of cash payment for compensation, Mr. Sevak is to receive 41,666 shares of the Company’s common stock for each month of service.  Mr. Sevak is entitled to two (2) weeks of paid vacation in each twelve (12) month period during Executive’s employment hereunder which shall accrue on a monthly basis during Executives employment hereunder. At the discretion of the Board and in accordance with Company policy, Mr. Sevak is eligible to participate in benefits under any employee benefit plan or arrangement made available by the Company now or in the future to its executives and its employees. As Chief Technology Officer, Mr. Sevak’s performance shall be reviewed by the Board on a periodic basis (not less than once each fiscal year) and the Board may, in its sole discretion, award such bonuses to Mr. Sevak as shall be appropriate or desirable based on Mr. Sevak’s performance.

John Rizzo

Under the terms of Mr. Rizzo’s contract, entered into in January, 2007, which held an initial term of 3 years, and has been extended by the Company’s board of Directors for an additional year, Mr. Rizzo is to be paid a base annual salary at the rate of $250,000.00 dollars per year. Mr. Rizzo is entitled to Twelve (12) weeks vacation during each year of employment. And his family shall be eligible to participate in the Company’s paid health plan. However, if Mr. Rizzo so chooses, he can maintain his own family health plan and the Company will subsidize that plan in the amount of Net $1,000.00 per month.

Director Compensation

The Company did not and does not currently have an established policy to provide compensation to members of its board of directors for their services in that capacity. The Company intends to develop such a policy in the near future.

Securities Authorized for Issuance under Equity Compensation Plans

Equity Compensation Plan Information
(March 31, 2011)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted – average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	7,610,3330	0.21	37,389,667
Equity Compensation Plans Not Approved by Security Holders (1)	-0-	n/a	-0-

(1) Includes shares issuable under the 2007 Long-Term Incentive Plan (45,000,000), as described below, shares issuable under the Company’s employment agreement with Ramesh Anand (250,000) who resigned in May 2011.

Long-Term Compensation- 2007 Long-Term Incentive Plan (“the Plan”)

The purpose of the Plan is to further and promote the interests of iTrackr and its stockholders by enabling iTrackr to attract, retain and motivate employees, non-employee directors and consultants or those who will become employees, non-employee directors or consultants, and to align the interests of those individuals and iTrackr’s stockholders.

Notwithstanding anything elsewhere in the Plan to the contrary, but subject as well to the other limitations contained in this Section 3 and subject to adjustment as provided in Section 13 of the Plan:

(i)
The aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Nonqualified Stock Options or Incentive Stock Options (after taking into account forfeitures and cancellations) shall not exceed Fifteen Million (15,000,000) Common Shares.

(ii)
The aggregate number of Common Shares issued as Restricted Stock and Restricted Stock Units (after taking into account any forfeitures and cancellations) shall not exceed Fifteen Million (15,000,000) Common Shares.

(iii)
The aggregate number of Common Shares issued as Performance Shares and Performance Units and other awards under Section 10 of this Plan (after taking into account any forfeitures and cancellations) shall not exceed Fifteen Million (15,000,000) Common Shares.

SELLING STOCKHOLDERS

The common shares being offered for resale by the selling security holders consist of the 19,629,893 shares of common stock held by 102 shareholders and consist of the following:

•	9,215,054 shares issued upon debt conversion

•	4,207,500 shares underlying options and warrants

•	6,010,984 shares issued for services rendered

•	196,355 shares purchased for cash

Shares Issued Upon Debt Conversion .  Such shareholders include holders of 1,853,309 of the 3,721,257 shares issued from debt conversion in October, 2009; holders of 7,240,413 shares issued from debt conversion on August 21, 2007, and holders of the 121,332 shares issued on July 30, 2010 from debt converted on February 16, 2010 at a conversion price of $0.35 per share.

Shares Underlying Options and Warrants.   Such shareholders include holders of options to purchase 207,500 shares of up to 1,450,000 shares issued to the company’s directors and officers, excluding Mr. Rizzo; holder of the 1,000,000 shares underlying the warrant sold on February 5, 2010 for $50,000, with an exercise price of $0.40 per share; holder of a warrant to purchase up to 1,000,000 shares at an exercise price of $0.10 for services rendered to iTrackr in March, 2010; holders of warrant to purchase up to 2,000,000 shares at an exercise price of $0.10 for services rendered to iTrackr in July 2007;

Shares Issued for Services.  Such shareholders include holders of 20,000 shares of 200,000 shares issued as employee bonuses on May 5, 2008; holder of 1,403 of the 14,025 shares issued for services on February 20, 2008; holders of 5,075,000 of the 5,750,000 shares issued for services on July 1, 2007; holders of 30,000 of the 800,000 founders shares issued on October 26, 2006; holder of 408,955 shares of 1,022,388 issued pursuant to services rendered to Must Haves, Inc.; holders of 360,000 shares issued as a settlement to a legal complaint in February, 2010;  holders of 75,000 shares of 150,000 shares issued for services pursuant to this offering; and holders of 40,626 shares of 162,500 shares issued for services to Must Haves in 2009.

Shares Purchased for Cash.  Such shareholders include one accredited holder of the 166,666 shares sold in our private offering pursuant to 4(2) of the securities act of 1933 completed in March 2010 at an offering price of $0.30 per share (See footnote 114 below) and holders of 29,689 of the 118,750 shares sold in Must Haves private offering pursuant to Section 4(2) completed in the months of March through May, 2007 and for which a Form D was filed on February 23, 2007

The following table sets forth information with respect to the Selling Stockholders including the number of shares of common stock and warrants beneficially owned by each Selling Stockholder. The table identifies the number of shares of common stock converted from debt, with respect to shares and options issued in connection with services rendered that may be sold or disposed of under this prospectus. When the Company refers to the “Selling Stockholders” in this prospectus, it means those persons listed in the table below, as well as the pledgees, donees, transferees or other successors-in-interest who later hold any of the Selling Stockholders’ interests. The information is based on information that has been provided to the Company by or on behalf of the Selling Stockholders. The information provided below assumes all of the shares covered hereby are sold or otherwise disposed of by the Selling Stockholders pursuant to this prospectus.  However, the Company does not know whether the Selling Stockholders will in fact sell or otherwise dispose of the shares of common stock listed next to their names below. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth on the table below. Information concerning the Selling Stockholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

For the purposes of the following table, the number of shares of the Company’s common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 as of March 3 1 , 2011, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a Selling Stockholder has sole or shared voting power or investment power and also any shares which that Selling Stockholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, restricted stock unit, warrant or other rights.

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to Offering	# of Shares offered	# of Shares beneficially owned after Offering	% of common stock beneficially owned after the Offering

Jarem Archer(1)	1,000,000	325,000	675,000	4.9 2 0%

John Rizzo(2)	7,250,000	4,750,000	2,500,000	32. 48%

John Rizzo Cust FBO Olivia Nicole Rizzo UTMA/FL(2) (108)	100,000	100,000	0	0. 49%

John Rizzo Cust FBO Mia Rachel Rizzo UTMA/FL(2) (108)	100,000	100,000	0	0. 49%

Madeline Alison Lentini(3) (108)	100,000	100,000	0	0. 49%

Jinny Kathleen Porto(4)(108)	155,000	100,000	55,000	0. 76%

Landmark Inc. (5)(109)	104,279	104,279	0	0.5 1%

Mark Moran (6)(107)	1,061,760	1,061,760	0	5.2 3 0%

Jan Moran(7)(107)	1,061,760	1,061,760	0	5.2 3 0%

William Archer(8)(107)(109)	1,061,760	1,061,760	0	5.2 3 0%

Offshore Financial Products LTD(9)(107)(109)	200,000	200,000	0	.98%

Redrock Strategies LTD(10)(107)	2,765,685	2,765,685	0	13.6 1%

Beatrice Ann Rizzo(11)(108)	585,169	585,169	0	2. 88%

Aleandro Sintas(12)	100,000	10,000	90,000	0.5 49%

Justin Van Winkle(13)	100,000	10,000	90,000	0.5 49%

Christopher M Smith TTEE FBO Christopher M Smith Revoc Liv Tr DTD 3/27/1998(14)	200,000	20,000	180,000	.98%

Mark MacDougall(15)	100,000	10,000	90,000	0. 49%

Azcap Fund, Inc. by Helen Azzara (16)(113)	2,500	625	1,875	0.0 1%

Bernard J. Bannon(17) (113)	2,500	625	1,875	0.0 1%

Jeffrey Beirl(18) (113)	2,500	625	1,875	0.0 1%

Ira Blatt(19) (113)	2,500	625	1,875	0.0 1%

Todd Bushnell(20) (113)	2,500	625	1,875	0.0 1%

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to Offering	# of Shares offered	# of Shares beneficially owned after Offering	% of common stock beneficially owned after the Offering

Paul J. Cammarata(21) (113)	2,500	625	1,875	0.0	1%

Michael J. Chaney(22) (113)	2,500	625	1,875	0.0	1%

Edward Deicke(23) (113)	2,500	625	1,875	0.0	1%

James Flynn(24) (113)	2,500	625	1,875	0.0	1%

Peter Garabedian(25) (113)	2,500	625	1,875	0.0	1%

Michael Giamalvo (26) (113)	2,500	625	1,875	0.0	1%

Salvatore Giamalvo (27) (113)	2,500	625	1,875	0.0	1%

Leonard Giarraputo(28) (113)	2,500	625	1,875	0.0	1%

David Gostfrand(29) (113)	1,250	313	937	0.0	1%

Maury Gostfrand(30) (113)	1,250	313	937	0.0	1%

Rose Gostfrand(31) (113)	2,500	625	1,875	0.0	1%

Richard Greene(32) (113)	1,250	313	937	0.0	1%

Gayle M. Hill(33) (113)	2,500	625	1,875	0.0	1%

Richard Hull(34) (113)	2,500	625	1,875	0.0	1%

Robert M. Jacobs(35) (113)	2,500	625	1,875	0.0	1%

Keith E. Jacob Associates Inc. Pension Plan U/A Dtd 12/19/72(36) (113)	2,500	625	1,875	0.0	1%

Loren Killion(37) (113)	2,500	625	1,875	0.0	1%

John Kuhle (38) (113)	2,500	625	1,875	0.0	1%

Craig Kulman(39) (113)	2,500	625	1,875	0.0	1%

Steven Kunevich (40) (113)	2,500	625	1,875	0.0	1%

Marcello Lattucia (41) (113)	2,500	625	1,875	0.0	1%

Laurence E. White Trust U/A Dtd 1-20-07(42) (113)	2,500	625	1,875	0.0	1%

Paul J. Lohbeck(43) (113)	2,500	625	1,875	0.0	1%

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to Offering	# of Shares offered	# of Shares beneficially owned after Offering	% of common stock beneficially owned after the Offering

Tracy McLuckie(44) (113)	2,500	625	1,875	0.0 1%

Terry Moore(45) (113)	2,500	625	1,875	0.0 1%

Simon M. Mundlak(46) (113)	2,500	625	1,875	0.0 1%

Kevin Murray(47) (113)	2,500	625	1,875	0.0 1%

Frank Nargentino(48) (113)	2,500	625	1,875	0.0 1%

Stanley W. Pierce (49) (113)	2,500	625	1,875	0.0 1%

Julie B. Pronesti(50) (113)	2,500	625	1,875	0.0 1%

Thomas M. Pronesti(51) (113)	2,500	625	1,875	0.0 1%

Robert Samenka(52) (113)	2,500	625	1,875	0.0 1%

David Sasso(53) (113)	2,500	625	1,875	0.0 1%

Matthew Semicola(54(113))	2,500	625	1,875	0.0 1%

Alan Sims(54) (113)	2,500	625	1,875	0.0 1%

Daniel Steinlauf(56) (113)	2,500	625	1,875	0.0 1%

Harvey Sussman(57) (113)	2,500	625	1,875	0.0 1%

Thomas M. Ponesti Irrevocable Trust Agreement FBO Blaise D. Pronesti Julie Ponesti Trustee(58) (113)	2,500	625	1,875	0.0 1%

Amir Uziel(59) (113)	2,500	625	1,875	0.0 1%

Edward Wells (60) (113)	2,500	625	1,875	0.0 1%

Richard M. Wexler(61) (113)	2,500	625	1,875	0.0 1%

William J. Whitener(62) (113)	2,500	625	1,875	0.0 1%

Zachariah P. Zachariah(63) (113)	2,500	625	1,875	0.0 1%

Dennis Zapp(64) (113)	2,500	625	1,875	0.0 1%

Stella Gostfrand(65)	1,022,388	408,955	613,433	5.0 3%

Rocky Stein (66)	125,000	31,250	93,750	0.6 2%

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to Offering		# of Shares offered	# of Shares beneficially owned after Offering	% of common stock beneficially owned after the Offering

Charles Perlman (67)	18,750		4,688	14,063	0. 09%

Jamie Mayersohn (68)	18,750		4,688	14,063	0. 09%

Mark Falcone (69)	240,000		240,000	0	1. 18%

Alan L. Frank (70)	108,000		108,000	0	0.5 3%

Alexander J. Palamarchuk (71)	12,000		12,000	0	0.0 6%

Maplehurst Investment Group(72) (111)	72,260		36,260	36,000	0. 35%

American Capital Ventures Inc. (73) (111)	112,402		56,402	56,000	0. 55%

Jason Lyons(74)(111)	42,003		28,670	13,333	0.2 1%

Mitchell S. Knapp(75)	1,000,000	(100)	1,000,000	0	4. 80%

Michael Nielsen(76)(112)	82,165		16,433	65,732	0.40%

Shirley Harnick(77) (112)	116,693		23,339	93,354	0. 57%

Patricia Scarpella(78) (112)	175,019		35,004	140,015	0. 86%

Dr. Michael Gelbar(79) (112)	233,332		46,666	186,666	1.1 5%

Sam Maywood(80) (112)	11,562		2,312	9,250	0. 06%

Dawn Maywood(81) (112)	11,562		2,312	9,250	0. 06%

Charle A. Bonafede(82) (112)	11,366		2,273	9,093	0. 06%

Dominic & Judy Aprile(83) (112)	57,758		11,552	46,206	0. 28%

Winston Family Trust(84) (112)	69,261		13,852	55,409	0.3 4%

Robert Klinek & Susan Pack(85) (112)	114,277		22,855	91,422	0. 56%

Borg Trust(86) (112)	111,688		22,338	89,350	0.5 5%

Robert Gleckman(87) (112)	221,649		44,330	177,319	1. 09%

Ted Cooper(88) (112)	1,118,603		223,721	894,882	5.50%

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to Offering		# of Shares offered	# of Shares beneficially owned after Offering	% of common stock beneficially owned after the Offering

Maureen Marant(89)	50,000		25,000	25,000	0.2 5%

Todd Pitcher(90)	50,000		25,000	25,000	0.2 5%

Justin Frere(91)	50,000		25,000	25,000	0.2 5%

Steve Danzo(92)	14,025		1,403	12,622	0. 07%

Mark Whitney (93)	375,000	(101)	37,500	337,500	1.8 1%

Michael Uhl (94)	375,000	(102)	75,000	300,000	1.8 1%

Vicksburg (95)	2,000,000	(103)	2,000,000	-	8.96%

Dave Baesler (96)	450,000	(104)	45,000	405,000	2. 17%

Ramesh Anand (97)	250,000	(105)	50,000	200,000	1. 22%

Delivery Technologies Solutions, Inc. (98)(110)	1,386,322		1,386,322	-	6.8 2%

Astia LLD (99)	1,000,000	(106)	1,000,000	-	4. 69%

Chris Maggiore (114)	433,332		166,666	266,666	2. 13%

TOTAL	27,704,330		19,629,893	8,074,437

(1)
The business address of Mr. Archer is 6298 NW 14th Court Sunrise FL 3313. Mr. Archer was a founding member and employee of iTrackr, Inc.  Mr. Archer received 250,000 founder shares on October 25, 2006 and another 750,000 on July 1, 2007.

(2)
The business address of Mr. Rizzo is 20423 State Rd 7, Boca Raton, FL 33498. Through his control of John Rizzo Custodian for Olivia Nicole Rizzo Unif Tran Min Act FL and John Rizzo Custodian for Mia Rachel Rizzo Unif Tran Min Act FL, Mr. Rizzo has voting and investment control over the portfolio securities. Mr. Rizzo is a founding member, current President, CEO and Chairman of the Company. Olivia Nicole Rizzo and Mia Rachel Rizzo are relatives of Mr. Rizzo.  The 7,250,000 shares listed above consist of 1) 250,000 founder’s shares received on October, 25, 2006, 2) 5,000,000 shares received in lieu of salary of $250,000 for fiscal year 2007 and pursuant to his employment contract dated January 3, 2007 and 3) 2,000,000 stock options granted on July 1, 2007 with 1,000,000 having an exercise price of $0.25 per share and 1,000,000 having an exercise price of $0.40 per share and both grants expiring on July 1, 2017.   The 100,000 shares each to Olivia Nicole Rizzo and Rachel Rizzo were transferred from Beatrice Ann Rizzo as noted in footnote 108 below.

(3)
The business address of Ms. Lentini is 17 Grandview St. Huntington, NY 11743.  Ms. Lentini is the Mother of Mr. Rizzo, the founder, President, CEO and Chairman of the Company.  Ms. Lenti received 100,000 shares transferred from Beatrice Ann Rizzo as noted in footnote 108 below.

(4)
The business address of Ms. Porto is 14 Village Drive, Huntington, NY 11743.  Includes 55,000 shares issuable upon exercise of options at an exercise price of $0.05 per share and 100,000 shares transferred from Beatrice Ann Rizzo as noted in footnote 108 below.

(5)	The business address of Landmark Inc. is 17904 Key Vista, Boca Raton, FL 33496. Through his control, Nick Lizzio has voting and investment control over the portfolio securities.
(6)	The business address of Mark Moran is 810 NW 127th Ave. Coral Springs, FL 33071. Mr. Moran is a consultant to the Company.
(7)	The business address of Jan Moran is 810 NW 127th Ave. Coral Springs, FL 33071. Ms. Moran is a consultant to the Company.
(8)	The business address of William Archer is 810 NW 127th Ave. Coral Springs FL 33071.
(9)	The business address of Offshore Financial Products LTD. 810 NW 127th Ave. Coral Springs, FL 33071. Through her control, O’Lese Skelton has voting and investment control over the portfolio securities.
(10)
The business address of Redrock Strategies LTD is No. 6, Floor 3, Quomar Trading Building, Road Town, Tortola, British Virgin Islands. Redrock has advised the company to issue its portfolio securities to: David S. Nagleburg whose address is 939 Coast Blvd., Suite 21.DE, La Jolla CA 92037; Tina Marie Lieberman, whose address is Apt. 2601 8 Smithe Mews, Vancouver B.C., V6BOA5; and George Ileav, whose address is Business Park Sofia, Sofia BG.

(11)	The business address of Beatrice Anne Rizzo is 50 East Road Apt. 9F Delray Beach, FL 33483. Ms. Rizzo is married to Mr. Rizzo, the founder, President, CEO and Chairman of the Company.
(12)
The business address of Alejandro Sintas is 1225 SW 94 Ave. Miami, FL 33174. Mr. Sintas is a founder and former employee of the Company.   The 100,000 founders shares held by Mr. Sintas were issued on October 25, 2006.

(13)
The business address of Justin Van Winkle is 95 Grover Place, Cameron, NC 28326. Mr. Van Winkle was an employee of the Company.  The 100,000 shares held by Mr. Van Winkle were issued for services on May 5, 2008.

(14)
The business address of Christopher M Smith TTEE Christopher M Smith Revocable Living Trust DTD Mar 27 1998 is 410 N. Ocean Blvd. Delray Beach, FL 33483. Mr. Smith was a founder and employee of the Company.  The 200,000 founder’s shares held by Mr. Smith were issued on October 25, 2006.

(15)
The business address of Mark MacDougall is 17185 Herring Rd. Colorado Springs, CO 80908. Mr. MacDougall was an employee of the Company.   The 100,000 shares held by Mr. MacDougall were issued for services on May 5, 2008.

(16)	The business address of Azcap Fund, Inc. is 223 Wall Street, Suite 290 New York, NY 11743. Through her control, Helen Azzara has voting and investment control over the portfolio securities.
(17)	The business address of Bernard J. Brannon is 132 Bley Parkway Port Washington, WI 53074.
(18)	The business address of Jeffrey Beirl is 1410 12th Avenue West, Ashland WI, 54806.
(19)	The business address of Ira Blatt is 494 H. Street, Arcata CA 95521.
(20)	The business address of Todd Bushnell is 1724 Ridgeview Road, Lancaster, PA 17603.
(21)	The business address of Paul J. Cammarata is 6 Fairway Road, N. Reading MA 01864.
(22)	The business address of Michael J. Chaney is 538 Englewood Drive, Vicksburg, MS 39180.
(23)	The business address of Edward Deicke is 40 Shortridge Drive, Mineola, NY 11501.
(24)	The business address of James Flynn is 301 S. Spring Street, Beaver Dam, WI, 53916.
(25)	The business address of Peter Garabedian is 208 Austin Street, Worcester, MA 01609.
(26)	The business address of Michael Giamvalvo is 119 Northgate Circle, Melville NY 11747.
(27)	The business address of Salvatore Giamvalvo is 1868 Zena Court, Merrick, NY.

(28)	The business address of Leonard Giarraputo is 3 The Preserve Woodbury NY, 11797.
(29)	The business address of David Gostfrand is 255 Evernia Street #611 West Palm Beach, FL 33401.
(30)	The business address of Maury Gostfrand is 245 E. 63rd Street Apt. 505 New York, NY 20021.
(31)	The business address of Rose Gostfrand is 2030 So. Ocean Drive #1609 Hallandale FL 33004.
(32)	The business address of Richard Greene is 1 Brentwood Road, Tewkesbury, MA 01876.
(33)	The business address of Gayle M. Hill is 150 Mt. Shasta Lane, Alpharetta, GA 30022.
(34)	The business address of Richard Hull is 4775 Collins Avenue #1107, Miami Beach, FL 33140.
(35)	The business address of Robert M. Jacobs is 25 Shore Drive, Great Neck, NY 11024.
(36)	The business address of Keith E. Jacob Associates, Inc. Pension Plan U/A Dtd 12/19/72.
(37)	The business address of Loren Killion is 1019 E. 48th Street, Kearney, Nebraska 68847.
(38)	The business address of John Kuhle is 1210 S. Percival, Hazelgreen WI 53811.
(39)	The business address of Craig Kulman is 9332 Carlyle Avenue, Surfside FL 33154.
(40)	The business address of Steven Kunevich is 46 Pine Avenue, Randolph, MA 02368.
(41)	The business address of Marcello Lattucia is 3 Corwin Court, Dix Hills, NY 11746.
(42)	The business address of Laurence E. White Trust U/A Dtd 1-20-97 is 5560 Camino Real Lane, Vero Beach, FL 32967.
(43)	The business address of Paul J. Lohbeck is 838 Greentree Road, Lawrenceburg, IN. 47025.
(44)	The business address of Tracy McLuckie is 10 Ashford Lane, Huntington, FL 33019.
(45)	The business address of Terry Moore is 240 McWarter Drive, Roselle, IL 60172.
(46)	The business address of Simon M. Mundiak is 928 Captiva Drive, Hollywood, FL 33019.
(47)	The business address of Kevin Murray is 14 Laurel Blvd., Collingwood Ontario, L9Y 5A8, Canada.
(48)	The business address of Frank Nargentino is 25 Clearwater Drive, Plainview NY 11803.
(49)	The business address of Stanley W. Pierce is 3008 Willow Lane Drive, Montgomery, AL 36109.
(50)	The business address of July B. Pronesti is 1462 Commmodore Way, Hollywood, FL 33019.
(51)	The business address of Thomas M. Pronesti is 1462 Commodore Way, Hollywood, FL 33019.
(52)	The business address of Robert Samenka is 11103 Dyer Road, Union City, PA 16438.
(53)	The business address of David Sasso is 1040 Seminole Drive #962, Fort Lauderdale, FL 33304.

(54)	The business address of Matthew Senicola is 2270 Wynne Lane, Bellmore, NY 11710.
(55)	The business address of Alan Sims is 2343 Palladio Avenue, Owensboro, KY 42301.
(56)	The business address of Daniel Steinlauf is 1062 SW 156th Avenue, Pembroke Pines, FL 33027.
(57)	The business address of Harvey Sussman is 5643 Wellington Drive, Palm Harbor, FL 34685.
(58)	The business address of Thomas M. Pronesti Irrevocable Trust Agreement FBO Blaise D. Pronesti is 1462 Commodore Way, Hollywood Florida 33019.
(59)	The business address of Amir Uziel is 9 Hakormim Street, Rishon Lezion, Israel, 75499.
(60)	The business address of Edward Wells is 509 Nassau Avenue, Freeport, NY 11520.
(61)	The business address of Richard M Wexler is 225 E. Street #2G New York, NY 11016.
(62)	The business address of William J. Whitener is 852 Presidio Drive, Costa Mesa, CA 92626.
(63)	The business address of Zachariah P. Zachariah is 4725 N. Federal Highway, Fort Lauderdale, FL 33308.
(64)	The business address of Dennis Zapp is 57 Laurel Court, Shamone, NJ, 08088.
(65)	The business address of Stella Gostfrand is 1507 Presidential Way, North Miami Beach, FL 33179. Ms. Gostfrand was the founder and CEO of Must Haves, Inc.
(66)	The business address of Rocky Stein is 6520 Allison Road Miami, Beach, FL 33141. The 125,000 shares were received in February 2007 in exchange for consulting services to Must Haves, Inc.
(67)
The business address of Charles Pearlman is 200 South Park Road, Suite 150, Hollywood, FL 33021.  The 18,750 shares were received in February 2007 in exchange for consulting services to Must Haves, Inc.

(68)	The business address of Jamie Mayersohn is 1314 Camellia Lane, Weston, FL 33326. The 18,750 shares were received in February 2007 in exchange for consulting services to Must Haves, Inc.
(69)
The business address of Marc Falcone is 2537 St. Victoria Drive, Gilbertsville, PA 19524. Mr. Falcone was a business development consultant to the Company.   Mr. Falcone received his shares on March 11, 2010 pursuant to a settlement agreement whereby 360,000 shares were issued.

(70)
The business address of Alan L. Frank is 526 Long Lane, Huntingdon Valley, PA 19006.  Mr. Frank received his shares on March 11, 2010 pursuant to a settlement agreement whereby 360,000 shares were issued.

(71)
The business address of Alexander J. Parlamachuck is 103-107 Church Street, Philadelphia PA 19106.  Mr. Parlamachuck received his shares on March 11, 2010 pursuant to a settlement agreement whereby 360,000 shares were issued.

(72)
The business address of Maplehurst Investment Group LLC is 1015 Shore Lane, Miami Beach, FL 33141 Through his control, Richard Hull has voting and investment control over the portfolio securities. The 72,260 beneficial shares consist of 1) 36,260 shares of common stock upon conversion of debt (See Footnote 111) and 2) 36,000 warrants issued in connection with the aforementioned debt, issued on January 19, 2010 expiring January 19, 2015 and exercisable into shares of common stock at an exercise price of $0.75 per share.

(73)
The business address of American Capital Ventures, Inc. is 2875 NE 191st St., Suite 904, Aventura, FL 33180. Through his control, Howard Gostfrand has voting and investment control over the portfolio securities. Mr. Gostfrand is married to a former executive officer of Must Haves, Inc.  The 112,402 beneficial shares consist of 1) 56,402 shares of common stock upon conversion of debt (See Footnote 111) and 2) 56,000 warrants issued in connection with the aforementioned debt, issued on January 19, 2010 expiring January 19, 2015 and exercisable into shares of common stock at an exercise price of $0.75 per share.

(74)
The business address of Jason Lyons is 7239 San Salvadore Drive, Boca Raton, FL 33433.  The 42,003 beneficial shares consist of 1) 28 670 shares of common stock upon conversion of debt (See Footnote 111) and 2) 13,333 warrants issued in connection with the aforementioned debt, issued on February 1, 2010 expiring February 1, 2015 and exercisable into shares of common stock at an exercise price of $0.75 per share.

(75)	The business address of Mitchell S. Knapp is 947 Huron Road, Franklin Lakes, New Jersey 07417 (See Footnote 100 below).
(76)	The business address of Michael Nielsen is 511 Sonata Ct. Winter Springs, FL 32078 (See Footnote 112).
(77)	The business address of Shirley Harnick is 400 East 70th St. #2604 New York, NY 00021 (See Footnote 112).
(78)	The business address of Patricia Scarpella is 36 Berry Hill Rd. Oyster Bay Cove, NY 11771 (See Footnote 112).
(79)	The business address of Dr. Michael Gelbar is 71 North Lake Dr., Stanford, CT, 06903 (See Footnote 112).
(80)	The business address of Sam Maywood is 6105 Avenida Cresta, La Jolla CA 92037 (See Footnote 112).
(81)	The business address of Dawn Maywood is 6105 Avenida Cresta, La Jolla CA 92037 (See Footnote 112).
(82)	The business address of Charlie A Bonafede is 26A Huntington NY 11743 (See Footnote 112).
(83)	The business address of Dominic and Judy Aprile is 36 Milan Road, Woodbridge, CT 06525 (See Footnote 112).
(84)
The business address of Winston Family Trust is 6105 Avenida Cresta, La Jolla, CA 90237. Through his control, Sam Maywood has voting and investment control over the portfolio securities (See Footnote 112).

(85)	The business address of Robert Klinek & Susan Pack is P.O. Box 157 15515 Las Planderas, Rancho Santa Fe, CA 92127 (See Footnote 112).
(86)	The business address of Borg Trust is 7960 Endrada Lazjma San Diego, 92127. Through his control, Ian Mausner has voting and investment control over the portfolio securities (See Footnote 112).
(87)	The business address of Robert Gleckman is 18440 St. Maritz Tarzana, CA 91356 (See Footnote 112).
(88)	The business address of Ted Cooper is P.O. Box 320956 (See Footnote 112).
(89)
The business address of Maureen Maurant is 2001 SE 19th St., Lauderdale by the Sea, FL 33062. Ms. Maurant was an administrative consultant to the Company.  Ms. Maurant received her shares on April 28, 2010 in exchange for services performed in 2009.

(90)
The business address of Todd Pitcher is 735 Leeward Ave. San Marcos, CA 92078. Mr. Pitcher is an administrative consultant to the Company.  Mr. Pitcher received his shares on April 28, 2010 in exchange for services performed in 2009.

(91)
The business address of Justin Frere is 1525 10th St. Los Osos, CA 93402. Mr. Frere is an administrative consultant to the Company.  Mr. Frere received his shares on April 28, 2010 in exchange for services performed in 2009.

(92)
The business address of Steve Danzo is 9912 North Lydia Ave. Kansas City, MO. 64155.  Mr. Danzo was an administrative consultant to the Company.  Mr. Danzo received his 14,025 shares on April 28, 2010 in exchange for services performed in 2008.

(93)	The business address of Mark Whitney is 55 Quail Run Rd., Henderson, NV 89014 (See Footnote 101).
(94)	The business address of Michael Uhl is 301 Great Cable Drive, Las Vegas, NV 89123. Mr. Uhl is a director of the Company (See Footnote 102).
(95)	Unless otherwise stated, the mailing address for Vicksburg is the Company’s corporate address at 475 Plaza Real, Suite 275 Boca Raton, FL (See Footnote 103).

(96)	The business address of Dave Baesler is 500 Morris Avenue Suite 301, Springfield, NJ, 07801. Mr. Baesler is a director of the Company (See Footnote 104).
(97)	The business address of Ramesh Anand is 16301 Via Venetia East, Delray Beach, FL 33484 Mr. Ramesh is an officer of the Company (See Footnote 105).
(98)
The business address of Delivery Technologies Solutions, Inc. (formerly Inflot Holdings Corp.) is 433 Plaza Real Ste 277 Boca Raton FL 33442. Through their control, Ryan Coblin and Lewis Plaut have voting and investment control over the portfolio securities (See Footnote 110).

(99)	The business address of Astia LLD is STR. Raiko Daskalov 53, Plovdiv. Through his control, Konstantin Kerpechev has voting and investment control over the portfolio securities (See Footnote 106).
(100)
Includes 1,000,000 shares issuable upon exercise of warrants at an exercise price of $0.40 per share.  Said warrants contain no performance clauses and are exercisable at any time at the option of the holder.  They were issued on February 5, 2010 and expire on December 31, 2015.

(101)
Includes 375,000 shares issuable upon exercise of options, 187,500 at an exercise price of $0.05 per share, and 187,500 at an exercise price of $0.10 per share which were issued for business advisory services rendered to the Company.  Said options were issued on July 1, 2007 and expire on July 1, 2017.

(102)
Includes 375,000 shares issuable upon exercise of options, 187,500 at an exercise price of $0.05 per share, and 187,500 at an exercise price of $0.10 per share which were issued for Director services rendered to the Company.  Said options were issued on July 1, 2007 and expire on July 1, 2017.

(103)
Includes 2,000,000 shares issuable upon exercise of options at an exercise price of $0.10 per share which were issued in exchange for assistance in helping the Company raise capital.  Said options were issued on July 1, 2007 and expire on July 1, 2017.

(104)
Includes 450,000 shares issuable upon exercise of options at an exercise price of $0.10 per share which were issued for Director services rendered to the Company.  Said options were issued on November 17, 2007 and expire on November 17, 2017.

(105)
Includes 250,000 shares issuable upon exercise of options at an exercise price of $0.25 per share which were issued for services rendered to the Company.  Said options were issued on November 17, 2007 and expire on November 17, 2017.

(106)
Includes 1,000,000 shares issuable upon exercise of warrants at an exercise price of $0.10 per share which were issued for professional services rendered to the Company.  Said warrants were issued on March 1, 2010 and expire on October 31, 2011.

(107)	5,526,192 shares of common stock were issued on August 21, 2007 in exchange for $110,524 of principle and interest converted at an exercise price of $0.02 per share.
(108)
985,169 shares of common stock were issued on August 21, 2007 in exchange for $98,517 of principle and interest converted at an exercise price of $0.10 per share.  400,000 shares were subsequently distributed to family leaving Beatrice Ann Rizzo with 585,169 shares.

(109)	729,052 shares of common stock were issued on August 21, 2007 in exchange for $182,263 of principle and interest converted at an exercise price of $0.25 per share.
(110)	1,386,322 shares of common stock were issued on April 28, 2010 in exchange for $270,000 of principle and interest converted at an exercise price of $0.195 per share in October 2009.
(111)	121,332 shares of common stock were issued on July 30, 2010 in exchange for $42,466 of principle and interest converted at an exercise price of $0.35 per share on February 16, 2010.
(112)
2,334,935 shares of common stock were issued on April 28, 2010 in exchange for $1,167,468 of debt principle and interest converted at an exercise price of $0.50 per share in October 2009.  466,987 of these shares are being registered here.

(113)
Portion of the 29,689 of the 118,750 shares sold in Must Haves private offering pursuant to Section 4(2) completed in the months of March through May, 2007 and for which a Form D was filed on February 23, 2007.

(114)
The business address of Chris Maggiore is 4788 Nobles Pond Dr. Nw, Canton, OH  44718.  The 433,332 shares held by Mr. Maggiore consist of 1) 166,666 shares purchased on March 19, 2010, 2) 166,666 shares received upon exercise of a warrant and 3) 100,000 received for business advisory services performed in 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

As of March 31, 2011, we have authorized 100,000,000 shares of common stock, no par value, of which 20,319,997 shares were issued and outstanding and 10,000,000 shares of preferred stock, no par value, of which no shares are issued and outstanding.  The following table sets forth certain information regarding beneficial ownership of our common stock as of March 31, 2011, by (i) each person known by us to be the beneficial ownership of more than 5 percent of the outstanding common stock, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors as a group.  The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right.  Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity.  Unless otherwise indicated, the address of each of the following persons is 1191 East Newport Center Drive, Suite PH-D, Deerfield Beach, FL 33442.

Name and address of the beneficial owner(1)	Number of Shares Beneficially Owned(2)	Percent of
		common stock
John Rizzo (3)	7,250,000	32.48%
17597 Circle Pond Ct.
Boca Raton FL 33496
Michael Uhl (4)	375,000	1.81%
301 Great Gable Drive
Las Vegas, NV 89123

Directors and officers as a group	7,625,000	33.60%

Vicksburg (5)	2,000,000	8.96%
William Archer	1,061,760	5.23%
1047 Coral Club Drive
Coral Springs, FL 33071
Ted Cooper	1,118,603	5.50%
PO Box 320956
Los Gatos, CA 95032
Delivery Technology Solutions	1,386,322	6.82%
433 Plaza Real, Ste. 275
Boca Raton, FL 33432
Stella Gostfrand	1,022,388	5.03%
1507 Presidential Way
North Miami Beach, FL 33179
Jan Moran	1,061,760	5.23%
1047 Coral Club Drive
Coral Springs, FL 33071
Mark Moran	1,061,760	5.23%
1047 Coral Club Drive
Coral Springs, FL 33071
Red Rock Strategies	1,515,685	7.46%
No. 6, Floor 3, Quomar Trading Bldg.
Road Town, Tortola, VI
5% owners as a group	10,228,278	45.83%
Directors, officers and 5% shareholders as a group	17,853,278	72.30%

(1)
Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of Company common stock and except as indicated the address of each beneficial owner is 1191 East Newport Center Drive, Suite PH-D, Deerfield Beach, FL 33442.

(2)
Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of March 31, 2011 . Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(3)	Including 2,000,000 shares of common stock underlying the Options.
(4)	Including 375,000 shares of common stock underlying the Options.

(5)	Including 2,000,000 shares of common stock underlying the Options.

Based upon a review of the forms furnished to iTrackr and written representations from its executive officers and directors, the Company believes that during fiscal 20 10 all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of more than ten percent of its common stock were complied with.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions Policy

The Company has adopted a Code of Conduct and Professional Ethics, applicable to its directors, officers and employees, including its Chief Executive Officer, Chief Financial Officer and all of its other executives pursuant to which all directors, officers and employees must promptly disclose to us, any material transaction or relationship that reasonably could be expected to give rise to an actual or apparent conflict of interest with iTrackr Systems, Inc. In approving or rejecting the proposed agreement, the Board of Directors shall consider the relevant facts and circumstances available and deemed relevant, including, but not limited to the risks, costs and benefits to the Company, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. The Board of Directors shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, the Company’s best interests, as the Board of Directors determines in the good faith exercise of its discretion.

During the years ended December 31, 2010 and 2009, the Company received $41,500 and $151,312, respectfully from Bluewater Advisors, a company owned by John Rizzo, CEO, in exchange for convertible promissory notes.

Director and Officer Indemnification

The Company has entered into agreements to indemnify its directors and executive officers to the fullest extent permitted under Florida law. In addition, the Company’s certificate of incorporation to be in effect upon the completion of this offering contains provisions limiting the liability of its directors and its bylaws contain provisions requiring the Company to indemnify its officers and directors. See “Description of Capital Stock—Limitation of Liability.”

DESCRIPTION OF CAPITAL STOCK

The Company is authorized to issue up to 110,000,000 shares of common stock, no par value. As of March 31 , 2011, there are 20,319,997 shares of common stock issued and outstanding that are held by approximately 102 stockholders of record.

Common Stock

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of the remaining assets, if any, after payment of liabilities. Holders of common stock have no cumulative voting rights and holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive rights or other rights to subscribe for shares and are entitled to such dividends as may be declared by the board of directors out of funds legally available for dividends.

Warrants

Of the 19,629,893 shares of common stock being registered, 2,000,000 shares are issuable upon exercise by Selling Shareholders of certain warrants.

At March 31, 20 11 , the Company had 2,105,333 Warrants outstanding entitling the holder thereof the right to purchase one share of common stock for each warrant held as follows:

		Number of	Exercise
Issuance	Number of	Warrants	Price Per	Expiration
Date	Warrants	Registered	Warrant	Date

1/19/2010	36,000	-	$0.75	1/19/15
1/19/2010	56,000	-	$0.75	1/19/15
2/1/2010	13,333	-	$0.75	2/1/15
2/5/2010	1,000,000	1,000,000	$0.40	12/31/15
3/1/2010	1,000,000	1,000,000	$0.10	10/31/11
Total	2, 1 05,333	2,000,000

All the warrants issued and outstanding require physical settlement, contain no performance contingencies and are exercisable by the holder at any time through the expiration date of the warrant.

Options

Of the 19,629,893 shares of common stock being registered, 2,207,500 shares are issuable upon exercise by Selling Shareholders of certain options.

At March 31, 2011, the Company had 5,505,000 Options outstanding entitling the holder thereof the right to purchase one share of common stock for each option held as follows:

Number Outstanding At March 31, 2011	Number Exercisable At March 31, 2011	Number of Options Being Registered	Weighted Average Exercise Price

1,000,000	1,000,000	-	$0.40
1,250,000	1,250,000	50,000	0.25
2,375,000	2,375,000	2,000,000	0.10
880,000	880,000	157,500	0.05

5,505,000	5,505,000	2,207,500	$0.18

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of preferred stock, no par value. As of the date of this report, there are no preferred shares issued and outstanding. Our board of directors has the authority, without action by our stockholders, to issue all or any portion of the authorized but unissued preferred stock in one or more classes, and to determine the voting rights, designations, preferences, limitations, restrictions and relative rights of any class or series.

Stock Transfer Agent

The Transfer Agent and Registrar for the shares of the Company’s common stock is Manhattan Transfer Registrar, 57 Eastwood Road, Miller Place NY 11764.

SHARES ELIGIBLE FOR FUTURE SALE

The sale of a substantial amount of iTrackr’s common stock in the public market after this offering could adversely affect the prevailing market price of its common stock. As of March 3 1 , 201 1 , the Company had 20,319,997 shares of the common stock outstanding, 15,000,000 shares of common stock available for future issuance under its 2007 Long-Term Stock Incentive Plan and warrants/options to purchase 7 ,6 10,333 shares outstanding. The 19,629,893 shares of common stock, and shares of common stock underlying the warrants and options registered pursuant to this Registration Statement will be freely tradable once this Registration Statement is declared effective by the Securities and Exchange Commission without restriction or further registration under the Securities Act, unless the shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. Any shares purchased by an affiliate may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including an exemption under Rule 144 of the Securities Act. These restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are summarized below.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of the Company’s common stock for at least six months from the later of the date those shares of common stock were acquired from the Company or from an affiliate of ours would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	One percent of the number of shares of common stock then outstanding; or

•	Sales of shares of common stock under Rule 144 may also be subject to manner of sale provisions and notice requirements and will be subject to the availability of current public information about us.

Under Rule 701 of the Securities Act, each of the Company’s employees, consultants or advisors who purchased shares from us in connection with a compensatory stock plan or other written agreement is eligible to resell those shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

No precise prediction can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price of the Company’s common stock prevailing from time to time. The Company is unable to estimate the number of its shares that may be sold in the public market pursuant to Rule 144 or Rule 701 because this will depend on the market price of its common stock, the personal circumstances of the sellers and other factors. Nevertheless, sales of significant amounts of the Company’s common stock in the public market could adversely affect the market price of its common stock.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock in transactions at $0.25 per share until such time as a market develops, and thereafter at prevailing market prices or privately negotiated prices. ,

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
-	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
-	purchases by a broker-dealer as principal and sale by the broker-dealer for its account;
-	an exchange distribution in accordance with the rules of the applicable exchange;
-	privately negotiated transactions;
-	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;
-	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
-	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share; and
-	a combination of any such methods of sale.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.  The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any sale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling Stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates.  In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the common stock offered in this prospectus will be passed upon for the Company by Roetzel & Andress, LPA, 350 East Las Olas Boulevard, Suite 1150, Fort Lauderdale, FL 33301, telephone: 954-759-2741.  Roetzel & Andress does not own any shares of common stock of the Company.

EXPERTS

The consolidated financial statements of iTrackr and its subsidiary as of the twelve months ended December 31, 2009 and December 31, 2008 and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the years then ended included herein, have been audited by Bedinger and Company, an independent registered public accounting firm, as stated in their report dated  October 1, 2010, which is included herein, and such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

iTrackr Systems, Inc. is a public company and files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document the Company files at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at “http://www.sec.gov.”

 This prospectus is only part of a Registration Statement on Form S-1/A that the Company has filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the Registration Statement. The Company has also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

•	Inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the public reference room,

•	Obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or

•	Obtain a copy from the SEC web site.

iTrackr Systems, Inc.

Unaudited, Restated Financial Statements and Footnotes
For the Three Months Ended March 31, 2011 and 2010

iTrackr Systems, Inc.
Consolidated Balance Sheets (Restated)

	March 31,	December 31,
	2011	2010
	(Unaudited)	(Audited)
	(Restated)	(Restated)
Assets
Current Assets
Cash	$285	$9,051
Accounts receivable (Note B)	22,505	24,335

Total Current Assets	22,790	33,386

Fixed assets (Note C)	206,211	206,211
Accumulated depreciation	(151,035)	(142,339)
Net fixed assets	55,176	63,872

Total Assets	$77,966	$97,258

Liabilities and Stockholders' Deficit
Current Liabilities
Accounts payable & accrued expenses (Note D)	$150,644	$108,051
Accrue payroll (Note D)	702,000	639,500
Accrued Interest payable (Note E)	21,394	15,949
Convertible promissory notes (Note E)	56,000	56,000
Promissory notes - related party (Note E)	192,812	192,812

Total Current Liabilities	1,122,850	1,012,312

Total Liabilities	1,122,850	1,012,312

Stockholders' Deficit (Note F)
Common stock, no par value 100,000,000 shares authorized; issued and outstanding 20,319,997 at March 31, 2011 and December 31, 2010, respectively.	3,142,538	3,142,538
Common stock payable	37,500	37,500
Deficit accumulated during the development stage	(4,224,922)	(4,095,092)
Total Stockholders' Deficit	(1,044,884)	(915,054)
Total Liabilities and Stockholders' Deficit	$77,966	$97,258

The accompanying notes are an integral part of these financial statements

iTrackr Systems, Inc.
Consolidated Statements of Operations (Unaudited)
For the Three Months Ended March 31, 2011 (Restated) and 2010

	Three Months Ended
	March 31,
	2011	2010
	(Restated)

Revenue	$46,250	$10,742

Operating expenses
General and administrative	112,289	105,263
Research and development	49,651	47,652
Depreciation	8,695	9,051
Stock compensation	-	378,459

Total operating expenses	170,635	540,425

Loss from operations	(124,385)	(529,683)

Other Income and (Expense)
Interest expense	(5,445)	(3,743)
Total other income and expense	(5,445)	(3,743)
Earnings before taxes	(129,830)	(533,426)
Provision for income taxes	-	-
NET LOSS	$(129,830)	$(533,426)

Net (loss) per common share basic	$(0.01)	$(0.03)
Weighted average common shares outstanding basic	20,319,997	19,428,983

The average shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:

Warrants	2,105,333	1,844,133
Stock options	5,505,000	5,505,000
Convertible promissory notes	1,608,809	-

The accompanying notes are an integral part of these financial statements

iTrackr Systems, Inc.
Consolidated Statement of Stockholders' Deficit (Unaudited)
For the Three Months Ended March 31, 2011 (Restated)

	Common Stock				Total
	Number of			Accumulated	Stockholders'
	Shares	Amount	Payable	(Deficit)	(Deficit)
BALANCES December 31, 2010 (Restated)	20,319,997	$3,142,538	$37,500	$(4,095,092)	$(915,054)

Net loss				(129,830)	(129,830)
BALANCES March 31, 2011 (Restated)	20,319,997	$3,142,538	$37,500	$(4,224,922)	$(1,044,884)

The accompanying notes are an integral part of these financial statements

iTrackr Systems, Inc.
Consolidated Statements of Cash Flows (Unaudited)
For the Three Months Ended March 31, 2011 (Restated) and 2010

	Three Months Ended
	March 31,
	2011	2010
	(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(129,830)	$(533,426)
Adjustments to reconcile net loss
to net cash provided (used) by operating activities:
Depreciation	8,695	9,051
Compensation expense on fair value of warrants issued	-	270,459
Stock compensation expense	-	108,000
Common stock issued for accrued interest	-	466
Changes in operating accounts:
Accounts receivable	1,830	(1,478)
Accounts payable and accrued expenses	42,594	(4,513)
Accrued compensation	62,500	62,500
Accrued interest	5,445	3,277

CASH USED BY OPERATING ACTIVITIES	(8,766)	(85,664)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired in merger	-	95

CASH PROVIDED BY INVESTING ACTIVITIES	-	95

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of stock warrants	-	50,000
Issuance of common stock for cash	-	50,000
Proceeds from promissory notes	-	17,000
Proceeds from related party notes	-	1,000

CASH PROVIDED BY FINANCING ACTIVITIES	-	118,000

NET INCREASE (DECREASE) IN CASH	(8,766)	32,431
CASH, beginning of period	9,051	3,223
CASH, end of period	$285	$35,654

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID DURING THE YEAR FOR:
Taxes paid	$-	$-
Interest paid	$-	$-

NON-CASH OPERATING ACTIVITIES:
Value of Common Stock issued in exchange for services	$-	$108,000
Value of Common Stock issued for accrued interest	$-	$466
Value of Common Stock issued for debt principle	$-	$42,000
Value of warrants issued	$-	$270,459

The accompanying notes are an integral part of these financial statements

ITRACKR SYSTEMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
THREE MONTHS ENDED MARCH 31, 2011 AND 2010

Note A-Organization

Basis of Presentation
The unaudited financial statements of iTrackr Systems, Inc. as of March 31, 2011 and for the three months ended March 31, 2011 and 2010 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial reporting.  Accordingly, they do not include all of the disclosures required by accounting principles generally accepted in the United States for complete financial statements and should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2010 as filed with the Securities and Exchange Commission as part of our Form 10-K.  In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the interim financial information have been included.  The results of operations for any interim period are not necessarily indicative of the results of operations for the entire year.

Organization
iTrackr, Inc. (the “Company” or “iTrackr”) was formed on May 10, 2006 to develop, market and commercialize a product and inventory search application through a social networking site designed to leverage the best of Internet and Mobile technologies.  iTrackr has taken several markets, including eCommerce, social networking and mobile content, and developed a platform that drives value to consumers, retailers and advertising and marketing firms.

In 2009, iTrackr purchased online customer support software technology from ChatStat for approximately $95,000.  iTrackr has launched its customer support chat software which facilitates real-time customer support, expert advice, and paid transactions.

On January 12, 2010, the Company closed a share exchange transaction pursuant to which it (i) became the 100% parent of iTrackr, Inc., a Florida corporation (“iTrackr”), (ii) assumed the operations of iTrackr, and (iii) changed its name from Must Haves, Inc. to iTrackr Systems, Inc.  iTrackr, Inc. was deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations of iTrackr, Inc. prior to the Merger are reflected in the financial statements and have been recorded at the historical cost basis of iTrackr, Inc.  Our financial statements, after completion of the Merger, include the assets and liabilities of both Must Haves, Inc. and iTrackr, Inc.  We accounted for the merger under recapitalization accounting whereby the equity of the acquiring enterprise (iTrackr, Inc.) is presented as the equity of the combined enterprise and the capital stock account of the acquiring enterprise is adjusted to reflect the par value of the outstanding stock of the legal acquirer (Must Haves, Inc.) after giving effect to the number of shares issued in the business combination (1,303,638 shares).  Shares retained by the legal acquirer (Must Haves, Inc. 1,303,638 shares) are reflected as an issuance as of the reverse merger date (January 12, 2010) for the historical amount of the net assets of the acquired entity which is in this case is a net liability of $27,515.

During 2010 we completed the development of our Chat software and TrackiT, PriceiT and iTrackr community applications thereby leaving the Development Stage and focusing increasing attention on sales.

Going Concern
The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. Since inception, the Company has been engaged primarily in product development.  In the course of funding development activities, the Company has sustained operating losses since inception and has an accumulated deficit of $4,224,922 and $4,095,092 at March 31, 2011and December 31, 2010, respectively.  In addition, the Company has negative working capital of $1,100,060 and $978,926 at March 31, 2011 and December 31, 2010, respectively.

The Company has and will continue to use significant capital to commercialize its products.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

ITRACKR SYSTEMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
THREE MONTHS ENDED MARCH 31, 2011 AND 2010

NOTE B – ACCOUNTS RECEIVABLE

The accounts receivable balance of $22,505 ($20,617 due from Respond Q and $1,888 due from Saveology) and $24,335 ($10,867 due from Respond Q and $13,468 due from Saveology) as of March 31, 2011 and December 31, 2010, respectively, is reported at the gross amount without an allowance.  The Company has not experienced any bad debts to date.  However, the Company periodically reviews accounts receivable for collectibility and will create an allowance for bad debts if the analysis so warrants.

NOTE C – FIXED ASSETS

Fixed assets consisted of the following:

	March 31,	December 31,
	2011	2010
Computers and office equipment	78,974	78,974
Software	$127,237	$127,237
Total fixed assets	206,211	206,211
Accumulated depreciation	(151,035)	(142,339)
Fixed assets, net	$55,176	$63,872

During the three months ended March 31, 2011 and 2010, the Company recognized $8,695 and $9,051, respectively in depreciation expense.

NOTE D – ACCOUNTS PAYABLE AND ACCRUED PAYROLL

Accounts payable and accrued expenses at March 31, 2011 consisted of $51,000 of health insurance premium reimbursement due to John Rizzo, CEO, for which no payments have been made from January 2007 through present, $58,798 of professional services and $40,846 of trade payables.

Accounts payable and accrued expenses at December 31, 2010 consisted of $48,000 of health insurance premium reimbursement due to John Rizzo, CEO, $48,397 of professional services and $11,654 of trade payables.

Accrued payroll represents amounts accrued and unpaid as of the related balance sheet date and due to our CEO, John Rizzo.  Pursuant to Mr. Rizzo’s employment agreement(s) effective each year starting in 2007 through present (approximately 4.25 years), the Company has been and is obligated to pay Mr. Rizzo and annual salary of $250,000.  Mr. Rizzo, received 5,000,000 shares in lieu of salary for the fiscal year ended December 31, 2007 and $90,000 in cash payments during 2009.  Mr. Rizzo has received no other cash payments.

ITRACKR SYSTEMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
THREE MONTHS ENDED MARCH 31, 2011 AND 2010

NOTE E – NOTES

Promissory Notes – 3rd Party

	March 31,	December 31,
	2011	2010
Note payable bears interest at 9% per year, Matures July 31, 2011 and is convertible into shares of common stock upon default at a conversion price of $0.25 per share.	25,000	25,000
Note payable bears interest at 8% per year, Matures March 31, 2011 and is convertible into shares of common stock upon default at a conversion price of $0.25 per share.	25,000	25,000
Note payable bears interest at 8% per year, Matures December 31, 2011 and is convertible into shares of common stock upon default at a conversion price of $0.25 per share.	6,000	6,000
Totals	56,000	56,000

During the three months ended March 31, 2011, the Company did not receive any loan proceeds or make any payments against the above outstanding notes.

During the year ended December 31, 2010, the Company 1) received $17,000 in exchange for two convertible notes that were also converted along with the $25,102 of notes outstanding on December 31, 2009, 2) received a short term loan totaling $25,000 that was repaid seven days later, and 3) received $56,000 in exchange for promissory notes that accrue interest at eight (8%) and nine (9%) per annum (see table above).  In total, during the year ended December 31, 2010, the Company received $98,000 of notes, repaid $25,000 and converted $42,466, including $42,000 of principle and $466 of accrued interest into 121,332 shares of common stock.

During the three months ended March 31, 2011and 2010, the Company recognized $1,530 of interest expense and $0 on our non related party notes payable.  As of March 31, 2011 and December 31, 2010, the Company has outstanding $2,236 and $694, respectively, of accrued interest due under the note above.

Promissory Notes - Related Party

	March 31,	December 31,
	2011	2010
Note payable convertible into common stock (conversion price 50% below the previous 10 day average closing price) upon default, bears interest at
9% per year, Matured December 31, 2010	$192,812	$192,812

During the year ended December 31, 2010, the Company received $41,500 from Bluewater Advisors a company owned by John Rizzo, CEO.  Interest expense during the year ended December 31, 2010 was $14,879.

During the three months ended March 31, 2011and 2010, the Company recognized $4,279 and $3,379 on notes payable to Bluewater advisors.  As of March 31, 2011 and December 31, 2010, the Company has outstanding $19,158 and $14,879, respectively, of accrued interest due under the note above.

ITRACKR SYSTEMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
THREE MONTHS ENDED MARCH 31, 2011 AND 2010

NOTE F – STOCKHOLDERS EQUITY

Preferred Stock
The Company has authorized 10,000,000 shares of no par value preferred stock available for issuance.  No shares of preferred stock have been issued as of March 31, 2011.

Common Stock
The Company has authorized 100,000,000 shares of no par value common stock available for issuance.  20,319,997 shares have been issued as of March 31, 2010.

Stock Issued for Debt Repayment
No stock was issued to repay any debt during the three months ended March 31, 2011.

During the year ended December 31, 2010, the Company converted $42,000 of principle and $466 of accrued interest into 121,332 shares of restricted common stock.

Stock Issued for Cash
No stock was issued in exchange for cash during the three months ended March 31, 2011.

During the year ended December 31, 2010, the Company 1) received $50,000 as a direct purchase and issued 166,666 shares of restricted common stock, and 2) received $50,000 upon the exercise of warrants to purchase 166,666 shares of restricted common stock.

Stock Issued for Services
No stock was issued in exchange for services during the three months ended March 31, 2011.

During the year ended December 31, 2010, the Company finalized a legal settlement with Marc Falcone whereby in exchange for $108,000 or $0.30 per share we issued 360,000 shares of restricted common stock.

During the year ended December 31, 2010, the Company:

1) Issued 100,000 shares of restricted common stock for services valued at $30,000 or $0.30 per share.  The shares were issued for services to be provided through the end of 2010.
2) Issued 125,000 shares valued at $37,500, or $0.30 per share.  The shares were issued for services performed during the quarter and have been fully expensed.
3) Is obligated to issue 125,000 shares which are valued at $37,500, or $0.30 per share and included in common stock payable.

Stock issued for Accounts Payable
No stock was issued in exchange for accounts payable during the three months ended March 31, 2011.

During the year ended December 31, 2010, the Company issued 101,000 shares of restricted common stock at $0.32 per share to settle $32,000 of the balance owing ChatStat for the purchase of their Chat software.

Stock Options (See footnote H below)
During the three months ended March 31, 2011, no option activity occurred.

During the year ended December 31, 2010, no option activity occurred.

ITRACKR SYSTEMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
THREE MONTHS ENDED MARCH 31, 2011 AND 2010

NOTE G – WARRANTS

At March 31, 2011 and December 31, 2010, the Company had 2,105,333 Warrants outstanding entitling the holder thereof the right to purchase one share of common stock for each warrant held as follows:

		Exercise
Issuance	Number of	Price Per	Expiration
Date	Warrants	Warrant	Date
1/19/2010	36,000	$0.75	1/19/15
1/19/2010	56,000	$0.75	1/19/15
2/1/2010	13,333	$0.75	2/1/15
2/5/2010	1,000,000	$0.40	12/31/15
3/1/2010	1,000,000	$0.10	10/31/11

Total	2,105,333

During the year ended December 31, 2010, the Company:

•	Issued 2,271,999 warrants to purchase one share of common stock for each warrant issued.
•	Received $50,000 upon the exercise of a warrant and issued 166,666 shares of restricted common stock.
•	Received $50,000 upon the sale of a warrant to an accredited investor.
•	Canceled two warrants totaling 800,000 shares as a result of expiration.

All the warrants issued through December 31, 2010 are classified as equity on our balance sheet as they require physical settlement, contain no performance contingencies, have a fixed exercise price and are exercisable by the holder at any time through the expiration date of the warrant.  Each warrants fair value was calculated on the date of grant using the Black-Scholes Option Pricing Model using the following inputs: volatility; 250% based on the Dow Jones Internet Composite Index, risk free interest rate; 3.71%, spot price; $0.15, and the exercise price attributable to that warrant.  The fair value of the warrants issued was $320,459 offset by the $50,000 warrant sale resulting in $270,459 of net stock compensation expense.

During the year ended December 31, 2009, the Company canceled 250,000 warrants issued to Marc Falcone as a result of the settlement agreement dated February 16, 2010.  No warrants were issued or exercised during the three months ended March 31, 2011.

NOTE H – 2007 LONG-TERM EQUITY INCENTIVE PLAN

In June 2007 the Board of Directors of the Company adopted the 2007 Long-Term Equity Incentive Plan. The purpose of this Plan is to attract and retain directors, officers and other employees of iTrackr, Inc. and its Subsidiaries and to provide to such persons incentives and rewards for performance.

The Company may issue each of the following under this Plan: Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award.  The Plan was ratified at the 2007 shareholder’s meeting (the "Effective Date").  No Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award shall be granted pursuant to the Plan ten years after the Effective Date.  The total number of shares available under the Plan is Fifteen Million (15,000,000).  No Plan participant will be granted the right, in the aggregate, for more than Two Million (2,000,000) Common Shares during any calendar year.

Stock Options
During the three Months ended March 31, 2011, no option activity occurred.

ITRACKR SYSTEMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
THREE MONTHS ENDED MARCH 31, 2011 AND 2010

NOTE H – 2007 LONG-TERM EQUITY INCENTIVE PLAN (Continued)

Stock Options (Continued)
During the year ended December 31, 2010, the Company made one grant of 250,000 fully vested common stock options.  The options value was nominal as calculated on the date of grant using the Black-Scholes Option Pricing Model using the following inputs: volatility; 38% based on the Dow Jones Internet Composite Index, risk free interest rate; 3.28%, spot price; $0.20, expected term; 1.5 years and exercise price; $0.25.

The following table summarizes the Company's stock option activity for the three months ended March 31, 2011:

	March 31, 2011
		Weighted Average
	Shares	Exercise Price

Outstanding at beginning of year	5,505,000	$0.18
Granted	-	-
Forfeited	-	-
Exercised	-	-
Outstanding at end of quarter	5,505,000	$0.18

Options exerciseable at March 31, 2011	5,505,000

The following table summarizes information about the Company's stock options outstanding at March 31, 2011:

	Options Outstanding			Options Exercisable
	Number	Weighted	Weighted		Weighted
Range of	Outstanding	Average	Average		Average
Exercise	At March 31,	Contractural	Exercise	Number	Exercise
Prices	2011	Life (years)	Price	Outstanding	Price

$0.40	1,000,000	-	$0.40	1,000,000	$0.07
0.25	1,250,000	-	0.25	1,250,000	0.06
0.10	2,375,000	-	0.10	2,375,000	0.04
0.05	880,000	-	0.05	880,000	0.01

Total	5,505,000	-	$0.18	5,505,000	$0.18

The Company measures the fair market value of stock options granted using the Black-Scholes Option Pricing Model on the date of grant and recognizes related compensation expense ratably over the options vesting period for all future grants.

During the three months ended March 31, 2011 and the year ended December 31, 2010, the Company recognized $0 of compensation expense related to stock options.  From inception to date, the Company has recognized $178,844 of compensation expense related to stock options.

NOTE J – SUBSEQUENT EVENTS

Pursuant to FASB Accounting Standards Codification 855, Subsequent Events, Including ASC 855-10-S99-2, the Company evaluated subsequent events through May 5, 2011.

ITRACKR SYSTEMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
THREE MONTHS ENDED MARCH 31, 2011 AND 2010

NOTE K – 2011 RESTATEMENT

This Form 10-Q/A is being filed as a result of a material misstatement that was determined by the Public Company Oversight Board (“PCAOB”) as a result of their triennial inspection of our auditors, Bedinger and Company’s audit records relating to their work performed during the audit of our financial statements for the year ended December 31, 2010.  In November 2010, the Company recorded $25,000 of revenue and accounts receivable related to the initial license fee charged to RespondQ pursuant to the Master “Click2Chat Software as a Service” Managed Services Agreement.  Given the fee was one-time only, non-refundable and non-cancellable, the Company determined it was recognizable as revenue pursuant to ASC 985-605.  However, as noted by the PCAOB, pursuant to ASC 985-605-55-121 the agreement did not meet certain criteria that would have allowed the full recognition of the initial $25,000 fee.  Thus, the Company should have applied the guidance in ASC 605-10-S99-1, SAB Topic 13 wherein the initial license fee should be recognized ratably over the term of the agreement, which in this case is 1 year, or $2,083.33 per month.  As a result, the financial statements as of March 31, 2011 and for the three months then ended and related disclosures contained herein have been adjusted to reduce accounts receivable by $14,583 ($25,000 original accounts receivable less $4,167 2010 revenue and less $6,250 Q1 2011 revenue) and increase revenue by $6,250.

ITRACKR SYSTEMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
THREE MONTHS ENDED MARCH 31, 2011 AND 2010

NOTE K – 2011 RESTATEMENT (Continued)

iTrackr Systems, Inc.
Consolidated Balance Sheet (Restated)
As of March 31, 2011

		Originally
	Restated	Reported	Difference
Assets
Current Assets
Cash	$285	$285	$-
Accounts receivable (Note B)	22,505	37,088	(14,583)

Total Current Assets	22,790	37,373	(14,583)

Fixed assets, net	55,176	55,176	-
Total Assets	$77,966	$92,549	$(14,583)

Liabilities and Stockholders' Deficit
Current Liabilities
Total Current Liabilities	1,122,850	1,122,850	-

Total Liabilities	1,122,850	1,122,850	-

Stockholders' Deficit
Common stock, no par value 100,000,000 shares authorized; issued and outstanding 20,319,997 at March 31, 2011.	3,142,538	3,142,538	-
Common stock payable	37,500	37,500	-
Deficit accumulated during the development stage	(4,224,922)	(4,210,339)	(14,583)
Total Stockholders' Deficit	(1,044,884)	(1,030,301)	(14,583)
Total Liabilities and Stockholders' Deficit	$77,966	$92,549	$(14,583)

ITRACKR SYSTEMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
THREE MONTHS ENDED MARCH 31, 2011 AND 2010

NOTE K – 2011 RESTATEMENT (Continued)

iTrackr Systems, Inc.
Consolidated Statement of Operation (Restated)
For the Three Months Ended March 31, 2011

		Originally
	Restated	Reported	Difference

Revenue	$46,250	$40,000	$6,250

Operating expenses	170,635	170,635	-

Loss from operations	(124,385)	(130,635)	6,250

Total other (expense)	(5,445)	(5,445)	-

NET LOSS	$(129,830)	$(136,080)	$6,250

Net loss per common share basic and diluted	$(0.006)	$(0.007)	$0.000
Weighted average common shares outstanding
basic	20,319,997	20,319,997	-

iTrackr Systems, Inc.
Statement of Stockholders' (Deficit) (Restated)
For the Three Months Ended March 31, 2011

		Originally
	Restated	Reported	Difference
Net (Loss)	(129,830)	(136,080)	6,250
Prior period:
Common stock amount	3,142,538	3,142,538	-
Common stock payable	37,500	37,500	-
Accumulated deficit	(4,095,092)	(4,074,259)	(20,833)
Total shareholder's (Deficit)	$(1,044,884)	$(1,030,301)	$(14,583)

ITRACKR SYSTEMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
THREE MONTHS ENDED MARCH 31, 2011 AND 2010

NOTE K – 2011 RESTATEMENT (Continued)

iTrackr Systems, Inc.
Consolidated Statement of Cash Flows (Restated)
For the Three Months Ended March 31, 2011

		Originally
	Restated	Reported	Difference
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(129,830)	$(136,080)	$6,250
Adjustments to reconcile net loss
to net cash provided (used) by operating activities:
Depreciation	8,695	8,695	-
Changes in operating accounts:
Accounts receivable	1,830	8,080	(6,250)
Other current assets	-	-	-
Accounts payable and accrued expenses	42,594	42,594	-
Accrued compensation	62,500	62,500	-
Accrued interest	5,445	5,445	-
Other current liabilities	-	-	-

CASH (USED) BY OPERATING ACTIVITIES	(8,766)	(8,766)	-

CASH FLOWS FROM INVESTING ACTIVITIES:
CASH PROVIDED (USED) BY INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
CASH PROVIDED BY FINANCING ACTIVITIES	-	-	-

NET INCREASE (DECREASE) IN CASH	(8,766)	(8,766)	-
CASH, beginning of period	9,051	9,051	-
CASH, end of period	$286	$286	$-

ITRACKR SYSTEMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
THREE MONTHS ENDED MARCH 31, 2011 AND 2010

NOTE L – RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2011, the Company generated 96%, or $44,350 of our sales from RespondQ, LLC pursuant to the Master “Click2Chat Software as a Service” Managed Services Agreement dated November 1, 2010.  RespondQ, LLC is 30% owned by Idiama, LLC which is 100% owned by Mrs. Rizzo the spouse of our CEO, John Rizzo.  Mrs. Rizzo holds no position as an officer, director or otherwise in RespondQ, LLC or iTrackr Systems, Inc.

iTrackr Systems, Inc.

Restated Financial Statements and Footnotes
For the Years Ended December 31, 2010 and 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
iTrackr Systems, Inc.
(formerly Must Haves, Inc.)

We have audited the accompanying balance sheets of iTrackr Systems, Inc. (formerly Must Haves, Inc.) (the “Company”), as of December 31, 2010 and 2009 and the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2010 and 2009.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of iTrackr Systems, Inc. as of December 31, 2010 and 2009 and the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2010 and 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management plans in regards to these matters are described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Bedinger & Company Certified Public Accountants Concord, California February 7, 2011 (except for Note N, which is July 11, 2011)

iTrackr Systems, Inc.
(formerly Must Haves, Inc.)
Consolidated Balance Sheets (Restated)

	December 31,
	2010	2009
	(Restated)
Assets
Current Assets
Cash	$9,051	$3,223
Accounts receivable (Note B)	24,335	5,786

Total Current Assets	33,386	9,009

Fixed assets (Note C)	206,211	206,211
Accumulated depreciation	(142,339)	(106,856)
Net fixed assets	63,872	99,355
Total Assets	$97,258	$108,364

Liabilities and Stockholders' Deficit
Current Liabilities
Accounts payable & accrued expenses (Note D)	$763,500	$524,879
Promissory notes (Note E)	56,000	25,000
Promissory notes - related party (Note E)	192,812	151,312

Total Current Liabilities	1,012,312	701,191

Total Liabilities	1,012,312	701,191

Stockholders' Deficit (Note F)
Common stock, no par value 100,000,000 shares authorized; issued and outstanding 20,319,997 and 13,990,413 at December 31, 2010 and December 31, 2009, respectively.	3,142,538	980,148
Common stock payable	37,500	1,519,479
Accumulated deficit	(4,095,092)	(3,092,454)
Total Stockholders' Deficit	(915,054)	(592,827)
Total Liabilities and Stockholders' Deficit	$97,258	$108,364

The accompanying notes are an integral part of these financial statements

iTrackr Systems, Inc.
(formerly Must Haves, Inc.)
Consolidated Statements of Operation
For the Years Ended December 31, 2010 (Restated) and 2009
	Year Ended
	December 31,
	2010	2009
	(Restated)
Revenue	$85,576	$7,493

Operating Expenses
Personnel	303,348	390,984
Professional fees	207,205	84,345
Stock compensation	483,459	99,169
Travel and entertainment	300	-
Communications	7,569	9,089
Marketing	-	4,796
Website	45,576	41,286
Depreciation	35,482	33,508
General	18,134	15,296

Total operating expenses	1,101,073	678,473

Loss from operations	(1,015,497)	(670,980)

Other Income and (Expense)
Interest expense	(16,313)	(90,462)
Other expense	-	(163,000)
Other income	29,172	-
Total other income and (expense)	12,859	(253,462)

NET LOSS	$(1,002,638)	$(924,442)

Net loss per common share basic and diluted	$(0.050)	$(0.063)
Weighted average common shares outstanding
basic	20,036,477	14,632,513

The average shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:

Warrants	2,636,362	1,050,000
Stock options	5,505,000	5,255,000
Convertible promissory notes	-	3,242

The accompanying notes are an integral part of these financial statements

iTrackr Systems, Inc.
(formerly Must Haves, Inc.)
Consolidated Statement of Stockholders' (Deficit)
For the Years Ended December 31, 2010 (Restated) and 2009

	Common Stock				Total
	Number of			Accumulated	Stockholders'
	Shares	Amount	Payable	(Deficit)	(Deficit)
BALANCES December 31, 2008	13,990,413	$955,979	$7,013	$(2,168,012)	$(1,205,020)

Stock to be issued for conversion of debt			1,437,466		1,437,466
Stock issued for services			75,000		75,000
Stock options expense		24,169			24,169
Net loss				$(924,442)	(924,442)
BALANCES December 31, 2009	13,990,413	$980,148	$1,519,479	$(3,092,454)	$(592,827)

Stock issued for conversion of debt	3,842,589	1,486,946	(1,444,479)		42,467
Stock issued for legal settlement	360,000	108,000			108,000
Stock issued for cash	333,332	100,000			100,000
Stock issued for services	389,025	142,500	(37,500)		105,000
Stock issued for accounts payable	101,000	32,000			32,000
Fair market value of warrants issued		320,459			320,459
Shares issued in merger	1,303,638	(27,515)			(27,515)
Net loss				(1,002,638)	(1,002,638)
BALANCES December 31, 2010 (Restated)	20,319,997	$3,142,538	$37,500	$(4,095,092)	$(915,054)

The accompanying notes are an integral part of these financial statements

iTrackr Systems, Inc.
(formerly Must Haves, Inc.)
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2010 (Restated) and 2009
	Year Ended December 31,
	2010	2009
	(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,002,638)	$(924,442)
Adjustments to reconcile net loss
to net cash provided (used) by operating activities:
Depreciation	35,482	33,508
Asset impairment	-	138,000
Compensation expense on fair market value of options issued	-	24,169
Compensation expense on fair value of warrants issued	270,459	-
Stock compensation expense	213,000	75,000
Common stock issued for accrued interest	466	137,467
Common stock issued for accounts payable	32,000	-
Changes in operating accounts:
Accounts receivable	(18,549)	(5,786)
Other current assets	1,562	-
Accounts payable and accrued expenses	209,450	107,705

CASH (USED) BY OPERATING ACTIVITIES	(258,768)	(414,379)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired in merger	95	-
Acquisition of furniture and equipment	-	(98,854)

CASH PROVIDED (USED) BY INVESTING ACTIVITIES	95	(98,854)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of stock warrants	50,000	-
Issuance of common stock for cash	100,000	-
Repayment of promissory notes	(25,000)	-
Repayment of related party notes	-	-
Proceeds from promissory notes	98,000	292,000
Proceeds from related party notes	41,500	41,312

CASH PROVIDED BY FINANCING ACTIVITIES	264,500	333,312

NET INCREASE (DECREASE) IN CASH	5,827	(179,921)
CASH, beginning of period	3,223	183,144
CASH, end of period	$9,051	$3,223

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID DURING THE YEAR FOR:
Taxes paid	$-	$-
Interest paid	$-	$-

NON-CASH OPERATING ACTIVITIES:
Value of Common Stock issued in exchange for services	$213,000	$7,500
Value of Common Stock issued for accrued interest	$466	$137,467
Value of Common Stock issued for debt principle	$42,000	$1,300,000
Value of Common Stock issued for accounts payable	$32,000	$-
Value of warrants issued	$270,459	$-

The accompanying notes are an integral part of these financial statements

iTrackr Systems, Inc.
(Formerly Must Haves, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

Note A-Organization and Summary Of Significant Accounting Policies

Organization
iTrackr, Inc. (the “Company” or “iTrackr”) was formed on May 10, 2006 to develop, market and commercialize a product and inventory search application through a social networking site designed to leverage the best of Internet and Mobile technologies.  iTrackr has taken several markets, including eCommerce, social networking and mobile content, and developed a platform that drives value to consumers, retailers and advertising and marketing firms.

In 2009, iTrackr purchased online customer support software technology from ChatStat for approximately $95,000.  iTrackr has launched its customer support chat software which facilitates real-time customer support, expert advice, and paid transactions.

On January 12, 2010, the Company closed a share exchange transaction pursuant to which it (i) became the 100% parent of iTrackr, Inc., a Florida corporation (“iTrackr”), (ii) assumed the operations of iTrackr, and (iii) changed its name from Must Haves, Inc. to iTrackr Systems, Inc.  iTrackr, Inc. was deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations of iTrackr, Inc. prior to the Merger are reflected in the financial statements and have been recorded at the historical cost basis of iTrackr, Inc.  Our financial statements, after completion of the Merger, include the assets and liabilities of both Must Haves, Inc. and iTrackr, Inc.  We accounted for the merger under recapitalization accounting whereby the equity of the acquiring enterprise (iTrackr, Inc.) is presented as the equity of the combined enterprise and the capital stock account of the acquiring enterprise is adjusted to reflect the par value of the outstanding stock of the legal acquirer (Must Haves, Inc.) after giving effect to the number of shares issued in the business combination (1,303,638 shares).  Shares retained by the legal acquirer (Must Haves, Inc. 1,303,638 shares) are reflected as an issuance as of the reverse merger date (January 12, 2010) for the historical amount of the net assets of the acquired entity which is in this case is a net liability of $27,515.

During 2010 we completed the development of our Chat software and TrackiT, PriceiT and iTrackr community applications thereby leaving the Development Stage and focusing increasing attention on sales.

Going Concern
The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern.  In the course of funding development activities and sales initiatives, the Company has sustained operating losses and has an accumulated deficit of $4,095,092 and $3,024,954 at December 31, 2010 and December 31, 2009, respectively.  In addition, the Company has negative working capital of $978,926 and $692,182 at December 31, 2010 and 2009, respectively.

The Company has and will continue to use significant capital to commercialize its products.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

Principles of Consolidation

The consolidated financial statements include the accounts of iTrackr Systems, Inc. and its wholly-owned subsidiary, iTrackr, Inc. which is 100% consolidated in the financial statements.  All material inter-company accounts and transactions have been eliminated.

iTrackr Systems, Inc.
(Formerly Must Haves, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

Note A-Organization and Summary Of Significant Accounting Policies

Accounting estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.  Cash and cash equivalents may at times exceed federally insured limits.  To minimize this risk, the Company places its cash and cash equivalents with high credit quality institutions.

Accounts Receivable
Accounts receivable are reported at the customers' outstanding balances.  The Company does not have a history of significant bad debt and has not recorded any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.  The Company evaluates receivables on a regular basis for potential reserve.

Fixed assets
Fixed assets are stated at cost.  Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed.  At the time fixed assets are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts.  Gains or losses from retirements or sales are credited or charged to income.

Depreciation of fixed assets is provided on the straight-line method over the estimated useful lives of the assets.    The estimated useful lives used are 3 years for computer equipment, office equipment and software.  Accelerated methods of depreciation of fixed assets are used for income tax purposes.

Revenue recognition policy
Revenue for our services is recognized when all of the following criteria are satisfied: (i) persuasive evidence of an arrangement exists; (ii) the price is fixed or determinable; (iii) collectibility is reasonably assured; and (iv) services have been performed.

Deferred Revenue: Revenue is deferred for any undelivered elements and is recognized upon product delivery or when the service has been performed.

Sales and marketing costs
Sales and marketing expenses include advertising expenses, seminar expenses, commissions and personnel expenses for sales and marketing.  Marketing and advertising costs to promote the Company's products and services are expensed in the period incurred.  For the years ended December 31, 2010 and 2009, the Company incurred no marketing and advertising expense.

Fair Value of Financial Instruments
The Company’s financial instruments include cash and accounts receivable. The carrying amount of these financial instruments has been estimated by management to approximate fair value.

 “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

iTrackr Systems, Inc.
(Formerly Must Haves, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

Note A-Organization and Summary Of Significant Accounting Policies

Fair Value of Financial Instruments (Continued)
The company accounts for certain assets and liabilities at fair value. The hierarchy below lists three levels of fair value based on the extent to which inputs used in measuring fair value are observable in the market. We categorize each of our fair value measurements in one of these three levels based on the lowest level input that is significant to the fair value measurement in its entirety. These levels are:
Level 1—inputs are based upon unadjusted quoted prices for identical instruments traded in active markets. We have no Level 1 instruments as of December 31, 2010.

Level 2—inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. the Black-Scholes model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs including interest rate curves, foreign exchange rates, and forward and spot prices for currencies and commodities. We have no Level 2 instruments as of December 31, 2010.

Level 3—inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models. We have no Level 3 instruments as of December 31, 2010.

Research and Development
Expenses related to present and future products are expensed as incurred.

Income Taxes
The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements.  Under this method, deferred tax assets and liabilities are determined based on differences between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company records net deferred tax assets to the extent the Company believes these assets will more likely than not be realized.  In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations.  A valuation allowance is established against deferred tax assets that do not meet the criteria for recognition.  In the event the Company were to determine that it would be able to realize deferred income tax assets in the future in excess of their net recorded amount, we would make an adjustment to the valuation allowance which would reduce the provision for income taxes.

The Company follows the accounting guidance which provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits.  Income tax provisions must meet a more-likely-than-not recognition threshold at the effective date to be recognized initially and in subsequent periods.  Also included is guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

iTrackr Systems, Inc.
(Formerly Must Haves, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

Note A-Organization and Summary Of Significant Accounting Policies

Earnings (Loss) per common share
The Company reports both basic and diluted earnings (loss) per share.  Basic loss per share is calculated using the weighted average number of common shares outstanding in the period.  Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the “treasury stock” method and convertible securities using the “if-converted” method.

Impairment of Long-Lived Assets
Accounting for the Impairment or Disposal of Long-Lived Assets requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may not be recovered.  The Company assesses recoverability of the carrying value of an asset by estimating the fair value of the asset.  If the fair value is less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.  The Company has never recognized an impairment charge.

Stock-Based Compensation
The Company accounts for all compensation related to stock, options or warrants using a fair value based method whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.  We use the Black-Scholes pricing model to calculate the fair value of options and warrants issued to both employees and non-employees.  In calculating this fair value, there are certain assumptions that we use consisting of the expected life of the option, risk-free interest rate, dividend yield, volatility and forfeiture rate.  The use of a different estimate for any one of these components could have a material impact on the amount of calculated compensation expense.

We periodically issue common stock as compensation.  Pursuant to ASC 505-50-30-6 issuances are valued using the market price of the stock or value of the services rendered on the date of the related agreement, whichever is more readily determinable.  To date, common stock granted and issued for services has been issued free of obligation to the recipient and for no consideration.  The shares are valued at the price non-employees are willing to accept as payment in lieu of cash, which, historically, has been the price per share of recent sales of unregistered securities or value of debt converted to common stock.

Recent Accounting Pronouncements
On July 1, 2009, the FASB officially launched the FASB ASC 105 - Generally Accepted Accounting Principles, which established the FASB Accounting Standards Codification (“the Codification”), as the single official source of authoritative, nongovernmental, U.S. GAAP, in addition to guidance issued by the Securities and Exchange Commission.  The Codification is designed to simplify U.S. GAAP into a single, topically ordered structure.  All guidance contained in the Codification carries an equal level of authority.  The Codification is effective for interim and annual periods ending after September 15, 2009.  Accordingly, the Company refers to the Codification in respect of the appropriate accounting standards throughout this document as “FASB ASC”.  Implementation of the Codification did not have any impact on the Company’s consolidated financial statements.

On June 30, 2009, the FASB issued Accounting Standard Update (ASU) No. 2009-01 (Topic 105) – Generally Accepted Accounting Principles – amendments based on – Statement of Financial Accounting Standards No. 168 –The FASB Accounting and Standards Codification and the Hierarchy of Generally Accepted Accounting Principles.  Beginning with this Statement the FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts.  Instead, it will issue Accounting Standard Updates.  This ASU includes FASB Statement No. 168 in its entirety.  While ASU’s will not be considered authoritative in their own right, they will serve to update the Codification, provide the bases for conclusions and changes in the Codification, and provide background information about the guidance.  The Codification modifies the GAAP hierarchy to include only two levels of GAAP: authoritative and nonauthoritative.  ASU No. 2009-01 is effective for financial statements issued for the interim and annual periods ending after September 15, 2009.  The Company adopted this statement no significant financial impact.

iTrackr Systems, Inc.
(Formerly Must Haves, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

Note A-Organization and Summary Of Significant Accounting Policies

Recent Accounting Pronouncements (Continued)
In August 2009, the FASB issued ASU No. 2009-05 – Fair Value Measurements and Disclosures (Topic 820) – Measuring Liabilities at Fair Value.  This ASU clarifies the fair market value measurement of liabilities.  In circumstances where a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: a technique that uses quoted price of the identical or a similar liability or liabilities when traded as an asset or assets, or another valuation technique that is consistent with the principles of Topic 820 such as an income or market approach.  ASU No. 2009-05 was effective upon issuance and it did not result in any significant financial impact on the Company upon adoption.

In September 2009, the FASB issued ASU No. 2009-12 – Fair Value Measurements and Disclosures (Topic 820) – Investments in Certain Entities That Calculate Net Asset Value per Share (or its equivalent).  This ASU permits use of a practical expedient, with appropriate disclosures, when measuring the fair value of an alternative investment that does not have a readily determinable fair value.  ASU No. 2009-12 is effective for interim and annual periods ending after December 15, 2009, with early application permitted.  Since the Company does not currently have any such investments, this statement had no impact on its financial statements.

In February 2010, the FASB issued ASU No. 2010-09, “Subsequent Events (Topic 855); Amendments to Certain Recognition and Disclosure Requirements.”  This Statement addresses accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued.  FASB ASC 855 requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, the date issued or date available to be issued.  The Company adopted this Statement in the second quarter of 2009.  As a result the date through which the Company has evaluated subsequent events and the basis for that date have been disclosed in Note K, Subsequent Events.

In April 2009, the FASB issued an update to FASB ASC 820, “Fair Value Measurements and Disclosures,” related to providing guidance on when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly.  The update clarifies the methodology to be used to determine fair value when there is no active market or where the price inputs being used represent distressed sales.  The update also reaffirms the objective of fair value measurement, as stated in FASB ASC 820, which is to reflect how much an asset would be sold in and orderly transaction, and the need to use judgment to determine if a formerly active market has become inactive, as well as to determine fair values when markets have become inactive.  The Company adopted this Statement in the second quarter of 2009 without significant financial impact.

In April 2009, the FASB ASC 320, “Investments – Debt and Equity,” amends current other-than-temporary guidance for debt securities through increased consistency in the timing of impairment recognition and enhanced disclosures related to credit and noncredit components impaired debt securities that are not expected to be sold.  Also, the Statement increases disclosures for both debt and equity securities regarding expected cash flows, securities with unrealized losses, and credit losses.  The Company adopted this Statement in the second quarter of 2009 without significant impact to our financial statements.

In April 2009, the FASB issued an update to FASB ASC 825, “Financial Instruments,” to require interim disclosures about the fair value of financial instruments.”  This update enhances consistency in financial reporting by increasing the frequency of fair value disclosures of those assets and liabilities falling within the scope of FASB ASC 825. The Company adopted this update in the second quarter of 2009 without significant impact to the financial statements.

iTrackr Systems, Inc.
(Formerly Must Haves, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

Note A-Organization and Summary Of Significant Accounting Policies

Recent Accounting Pronouncements (Continued)
In April 2009, the FASB issued an update to FASB ASC 805, “Business Combinations,” that clarifies and amends FASB ASC 805, as it applies to all assets acquired and liabilities assumed in a business combination that arise from contingencies.  This update addresses initial recognition and measurement issues, subsequent measurement and accounting, and disclosures regarding these assets and liabilities arising from contingencies in a business combination.  The Company adopted this Statement in the second quarter of 2009 without significant impact to the financial statements.

In November 2008, EITF issued new guidance under FASB ASC 350, “Intangibles – Goodwill and Other on accounting for defensive intangible assets.”  The new guidance applies to all acquired intangible assets in which the acquirer does not intend to actively use the asset but intends to hold (lock up) the asset to prevent its competitors from obtaining or using the asset (a defensive asset).  This guidance was adopted by the Company in January 2009 without impact to the financial statements.

Concentrations of credit risk
The Company performs ongoing credit evaluations of its customers.  At December 31, 2010, two customers accounted for 100% (55% and 45%) of accounts receivable.  At December 31, 2009, one customer accounted for 100% of accounts receivable.
During the year ended December 31, 2010, two customers accounted for 100% (65% and 35%) of revenue.  During the year ended December 31, 2009, two customers accounted for 90% (77% and 13%) of revenue.

NOTE B – ACCOUNTS RECEIVABLE

The accounts receivable balance of $24,335 and $5,786 as of December 31, 2010 and 2009, respectively, is reported at the gross amount without an allowance.  The Company has not experienced any bad debts to date.  However, we periodically review accounts receivable for collectibility and will create an allowance for bad debts if our analysis so warrants.

NOTE C – FIXED ASSETS

Fixed assets consisted of the following:

	December 31,
	2010	2009
Computers and office equipment	78,974	78,974
Software	$127,237	$127,237
Total fixed assets	206,211	206,211
Accumulated depreciation	(142,339)	(106,856)
Fixed assets, net	$63,872	$99,355

During the years ended December 31, 2010 and 2009, the Company recognized $35,482 and $33,508, respectively in depreciation expense.

iTrackr Systems, Inc.
(Formerly Must Haves, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

NOTE D – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at December 31, 2010 consisted of $687,500 due to John Rizzo, CEO for unpaid salary and health insurance, $48,397 of professional services, $15,949 of accrued interest and $11,654 of trade payables.

Accounts payable and accrued expenses at December 31, 2009 consisted of $425,500 due to John Rizzo, CEO for unpaid salary and health insurance, $25,000 of accrued legal settlements, $15,126 of professional services, $102 of accrued interest, $40,000 remaining due to ChatStat for our technology purchase and $19,151 of trade payables.

NOTE E – NOTES

Promissory Notes – 3rd Party

	December 31,	December 31,
	2010	2009
Note payable bears interest at 9% per year, Matured March 14, 2010
converted to stock upon default at a conversion price of $0.35.	$-	$12,500
Note payable bears interest at 9% per year, Matured March 14, 2010
Converted to stock upon default at a conversion price of $0.35.	-	12,500
Note payable bears interest at 9% per year, Matures July 31, 2011 and is convertible into shares of common stock upon default at a conversion price of $0.25 per share.	25,000
Note payable bears interest at 8% per year, Matures March 31, 2011 and is convertible into shares of common stock upon default at a conversion price of $0.25 per share.	25,000
Note payable bears interest at 8% per year, Matures December 31, 2011 and is convertible into shares of common stock upon default at a conversion price of $0.25 per share.	6,000
Totals	56,000	25,000

During the year ended December 31, 2010, the Company 1) received $17,000 in exchange for two convertible notes that were also converted along with the $25,102 of notes outstanding on December 31, 2009, 2) received a short term loan totaling $25,000 that was repaid seven days later, and 3) received $56,000 in exchange for promissory notes that accrue interest at eight (8%) and nine (9%) per annum (see table above).  In total, during the year ended December 31, 2010, the Company received $98,000 of notes, repaid $25,000 and converted $42,466, including $42,000 of principle and $466 of accrued interest into 121,332 shares of common stock.

During the year ended December 31, 2009, the Company received $292,000 of convertible promissory notes from third parties.  The Company converted $1,300,000 of principle and $137,467 of accrued interest into 3,721,257 shares of restricted common stock.  As of December 31, 2009, the Company had outstanding $25,102 related to 3rd party notes, including $25,000 of principle and $102 of accrued interest.

Promissory Notes - Related Party

	December 31,	December 31,
	2010	2009
Note payable convertible into common stock (conversion price 50% below the previous 10 day average closing price) upon default, bears interest at
9% per year, Matured December 31, 2010	$192,812	$151,312

iTrackr Systems, Inc.
(Formerly Must Haves, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

NOTE E – NOTES (Continued)

Promissory Notes - Related Party (Continued)
During the year ended December 31, 2010, the Company received $41,500 from Bluewater Advisors as described in the table above.  Interest expense during the year ended December 31, 2010 was $14,879.

During the year ended December 31, 2009, the Company received $25,000 from Bluewater Advisors and issued a new note for $151,312 or $135,000 of principle and $16,312 of accrued interest.

Accrued Interest
During the years ended December 31, 2010 and 2009, the Company recognized $16,313 and $90,462, respectively related to all our outstanding notes payable.

NOTE F – STOCKHOLDERS EQUITY

Preferred Stock
The Company has authorized 10,000,000 shares of no par value preferred stock available for issuance.  No shares of preferred stock have been issued as of December 31, 2010.

Common Stock
The Company has authorized 100,000,000 shares of no par value common stock available for issuance.  20,319,997 shares have been issued as of December 31, 2010.

Stock Issued for Debt Repayment
During the year ended December 31, 2010, the Company converted $42,000 of principle and $466 of accrued interest into 121,332 shares of restricted common stock.

During the year ended December 31, 2009, the Company converted $1,300,000 of principle and $137,467 of accrued interest into 3,721,257 shares of restricted common stock which were issued on April 28, 2010.

Stock Issued for Cash
During the year ended December 31, 2010, the Company 1) received $50,000 as a direct purchase and issued 166,666 shares of restricted common stock, and 2) received $50,000 upon the exercise of warrants to purchase 166,666 shares of restricted common stock.

Stock Issued for Services

During the year ended December 31, 2010, the Company finalized a legal settlement with Marc Falcone whereby in exchange for $108,000 or $0.30 per share we issued 360,000 shares of restricted common stock.

During the year ended December 31, 2010, the Company:

1) Issued 100,000 shares of restricted common stock for services valued at $30,000 or $0.30 per share.  The shares were issued for services to be provided through the end of 2010.
2) Issued 125,000 shares valued at $37,500, or $0.30 per share.  The shares were issued for services performed during the quarter and have been fully expensed.
3) Is obligated to issue 125,000 shares which are valued at $37,500, or $0.30 per share and included in common stock payable.

During the year ended December 31, 2009, the Company agreed to issue 150,000 shares of restricted common stock in exchange for professional services rendered in 2009 and valued at $75,000.  As of December 31, 2009 the stock had not been issued and is recorded in the equity portion of our balance sheet as common stock payable.  The shares were issued on April 28, 2010.

iTrackr Systems, Inc.
(Formerly Must Haves, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

NOTE F – STOCKHOLDERS EQUITY (Continued)

Stock issued for Accounts Payable
During the year ended December 31, 2010, the Company issued 101,000 shares of restricted common stock at $0.32 per share to settle $32,000 of the balance owing ChatStat for the purchase of their Chat software.

Stock Options (See footnote I)
During the year ended December 31, 2010, no option activity occurred.

During the year ended December 31, 2009, the Company canceled 1 million options due to termination.

NOTE G - COMMITMENTS

The Company has no commitments as of December 31, 2010.

NOTE H – WARRANTS

At December 31, 2010, the Company had 2,105,333 Warrants outstanding entitling the holder thereof the right to purchase one share of common stock for each warrant held as follows:

		Exercise
Issuance	Number of	Price Per	Expiration
Date	Warrants	Warrant	Date
1/19/2010	36,000	$ 0.75	1/19/15
1/19/2010	56,000	$ 0.75	1/19/15
2/1/2010	13,333	$ 0.75	2/1/15
2/5/2010	1,000,000	$ 0.40	12/31/15
3/1/2010	1,000,000	$ 0.10	10/31/11

Total	2,105,333

During the year ended December 31, 2010, the Company:

•	Issued 2,271,999 warrants to purchase one share of common stock for each warrant issued.
•	Received $50,000 upon the exercise of a warrant and issued 166,666 shares of restricted common stock.
•	Received $50,000 upon the sale of a warrant to an accredited investor.
•	Canceled two warrants totaling 800,000 shares as a result of expiration.

All the warrants issued through December 31, 2010 are classified as equity on our balance sheet as they require physical settlement, contain no performance contingencies, have a fixed exercise price and are exercisable by the holder at any time through the expiration date of the warrant.  Each warrants fair value was calculated on the date of grant using the Black-Scholes Option Pricing Model using the following inputs: volatility; 250% based on the Dow Jones Internet Composite Index, risk free interest rate; 3.71%, spot price; $0.15, and the exercise price attributable to that warrant.  The fair value of the warrants issued was $320,459 offset by the $50,000 warrant sale resulting in $270,459 of net stock compensation expense.

During the year ended December 31, 2009, the Company canceled 250,000 warrants issued to Marc Falcone as a result of the settlement agreement dated February 16, 2010.  No warrants were issued or exercised in 2009.

NOTE I – 2007 LONG-TERM EQUITY INCENTIVE PLAN

In June 2007 the Board of Directors of the Company adopted the 2007 Long-Term Equity Incentive Plan. The purpose of this Plan is to attract and retain directors, officers and other employees of iTrackr, Inc. and its Subsidiaries and to provide to such persons incentives and rewards for performance.

iTrackr Systems, Inc.
(Formerly Must Haves, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

NOTE I – 2007 LONG-TERM EQUITY INCENTIVE PLAN (Continued)
The Company may issue each of the following under this Plan: Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award.  The Plan was ratified at the 2007 shareholder’s meeting (the "Effective Date").  No Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award shall be granted pursuant to the Plan ten years after the Effective Date.  The total number of shares available under the Plan is Fifteen Million (15,000,000).  No Plan participant will be granted the right, in the aggregate, for more than Two Million (2,000,000) Common Shares during any calendar year.

During the year ended December 31, 2010, the Company made one grant of 250,000 fully vested common stock options.  The options value was nominal as calculated on the date of grant using the Black-Scholes Option Pricing Model using the following inputs: volatility; 38% based on the Dow Jones Internet Composite Index, risk free interest rate; 3.28%, spot price; $0.20, expected term; 1.5 years and exercise price; $0.25.

During the year ended December 31, 2009 1 million options were canceled due termination of the people to whom they were granted and their failure to exercise according to the terms of the option grant.

The following table summarizes the Company's stock option activity for the years ended December 31, 2010 and 2009:

	December 31,
	2010		2009
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price

Outstanding at beginning of year	5,255,000	$0.18	6,255,000	$0.23
Granted	250,000	0.25	-	-
Canceled	-	-	(1,000,000)	(50.00)
Exercised	-	-	-	-
Outstanding at end of quarter	5,505,000	$0.18	5,255,000	$0.18

Options exerciseable at December 31	5,505,000		5,255,000

The following table summarizes information about the Company's stock options outstanding at December 31, 2010:

	Options Outstanding			Options Exercisable
	Number	Weighted	Weighted		Weighted
Range of	Outstanding	Average	Average		Average
Exercise	At December 31,	Contractural	Exercise	Number	Exercise
Prices	2010	Life (years)	Price	Outstanding	Price

$0.40	1,000,000	-	$0.40	1,000,000	$0.07
0.25	1,250,000	-	0.25	1,250,000	0.06
0.10	2,375,000	-	0.10	2,375,000	0.04
0.05	880,000	-	0.05	880,000	0.01

Total	5,505,000	-	$0.18	5,505,000	$0.18

The following table summarizes information about the Company's stock options outstanding at December 31, 2009:

iTrackr Systems, Inc.
(Formerly Must Haves, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

NOTE I – 2007 LONG-TERM EQUITY INCENTIVE PLAN (Continued)

	Options Outstanding			Options Exercisable
	Number	Weighted	Weighted		Weighted
Range of	Outstanding	Average	Average		Average
Exercise	At December 31,	Contractural	Exercise	Number	Exercise
Prices	2009	Life (years)	Price	Outstanding	Price
$0.40	1,000,000		$0.40	1,000,000	$0.08
0.25	1,000,000	-	0.25	1,000,000	0.05
0.10	2,375,000	-	0.10	2,375,000	0.05
0.05	880,000	-	0.05	880,000	0.01
Total	5,255,000	-	$0.18	5,255,000	$0.18

The Company measures the fair market value of stock options granted using the Black-Scholes Option Pricing Model on the date of grant and recognizes related compensation expense ratably over the options vesting period for all future grants.

During the years ended December 31, 2010 and 2009, the Company recognized $0 and $24,169, respectively, of compensation expense related to stock options.  From inception to date, the Company has recognized $178,844 of compensation expense related to stock options.

NOTE J – MERGER

On December 10, 2009, Must Haves, Inc., iTrackr Acquisition, Inc. and iTrackr, Inc. entered into an Agreement and Plan of Merger which closed January 12, 2010.  On the Closing Date, iTrackr was merged with and into iTrackr Acquisition, Inc. which is the surviving corporation and became a wholly-owned subsidiary of Must Haves, Inc.  In accordance with the merger agreement, iTrackr’s stockholder’s received restricted common stock at the rate of 1:1 share for each of their 17,875,695 shares issued and outstanding in exchange for 100 percent of the outstanding capital stock of iTrackr.  In total 19,169,333 shares are outstanding following the closing of the merger.

The Merger was accounted for as a “reverse merger,” as the stockholders of iTrackr, Inc. owned a majority of the outstanding shares of Must Haves, Inc. common stock immediately following the Merger.  iTrackr, Inc. was deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations of iTrackr, Inc. prior to the Merger are reflected in the financial statements and have been recorded at the historical cost basis of iTrackr, Inc.  Our financial statements, after completion of the Merger, include the assets and liabilities of both Must Haves, Inc. and iTrackr, Inc.  We accounted for the merger under recapitalization accounting whereby the equity of the acquiring enterprise (iTrackr, Inc.) is presented as the equity of the combined enterprise and the capital stock account of the acquiring enterprise is adjusted to reflect the par value of the outstanding stock of the legal acquirer (Must Haves, Inc.) after giving effect to the number of shares issued in the business combination (1,303,638 shares).  Shares retained by the legal acquirer (Must Haves, Inc. 1,303,638 shares) are reflected as an issuance as of the reverse merger date (January 12, 2010) for the historical amount of the net assets of the acquired entity which is in this case is a net liability of $27,515.

The following unaudited financial information has been developed by application of pro forma adjustments to the historical financial statements of iTrackr, Inc. appearing elsewhere in this Current Report.  The unaudited pro forma information gives effect to the Merger which has been assumed to have occurred on January 1, 2008 for purposes of the statement of operations.  The Company evaluated the existence of intangible assets that should be recognized in business combinations, pursuant to ASC 805-20-25-4.  No intangible assets were identified.

iTrackr Systems, Inc.
(Formerly Must Haves, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

NOTE J – MERGER (Continued)

The unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what the results of operations or financial position of iTrackr Systems, Inc. would have been had the transactions described above actually occurred on the dates indicated, nor do they purport to project the financial condition of iTrackr Systems, Inc. for any future period or as of any future date.  The unaudited pro forma financial information should be read in conjunction with the iTrackr Systems, Inc. financial statements and notes thereto included elsewhere in this Current Report.

The summarized balance sheet of Must Haves, Inc. on January 12, 2010 was as follows:

Cash	$95
Other current assets	1,562

$1,657
Current liabilities	$29,172
Total stockholders’ equity	(27,515)
$1,657

The condensed pro forma results of operations for the years ended December 31, 2009 and 2008 are as follows:

iTrackr Systems, Inc.
(Formerly Must Haves, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

NOTE J – MERGER (Continued)

iTrackr Systems, Inc.
Unaudited Pro Forma Statements of Operations
For the Year ended December 31, 2009 and 2008

	Year Ended				Year Ended
	December 31, 2009				December 31, 2008
		Must				Must
	iTrackr, Inc.	Haves, Inc.			iTrackr, Inc.	Haves, Inc.
	Actual	Actual	Pro Forma		Actual	Actual	Pro Forma

REVENUES
Sales	$7,493	$130	$7,623		$4,419	$3,757	$8,176
Cost of revenue	-	-	-		-	1,018	1,018
Gross profit	7,493	130	7,623		4,419	2,739	7,158

OPERATING EXPENSES	610,973	31,997	642,970		1,274,718	51,765	1,326,483

Income (loss) from operations	(603,480)	(31,867)	(635,347)		(1,270,299)	(49,026)	(1,319,325)

OTHER INCOME AND EXPENSES
Interest expense	(90,462)	(2,312)	(92,774)		(58,574)	(2,335)	(60,909)
Other expense	(163,000)	-	(163,000)		-	-	-

Total other income and expenses	(253,462)	(2,312)	(255,774)		(58,574)	(2,335)	(60,909)

NET INCOME (LOSS)	$(856,942)	$(34,179)	$(891,121)		$(1,328,873)	$(51,361)	$(1,380,234)

Weighted average shares outstanding
Basic and diluted	14,632,513		14,632,513		13,934,023		13,934,023
Shares to be issued for acquisition		1,303,638	1,303,638	1)		1,303,638	1,303,638
Total Weighted average common shares outstanding			15,936,151				15,237,661

Net (loss) per common share (basic and diluted)			$(0.06)				$(0.09)

iTrackr Systems, Inc.
(Formerly Must Haves, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

NOTE J – MERGER (Continued)

The condensed pro forma balance sheet as of December 31, 2009 is as follows:

iTrackr Systems, Inc.
Unaudited Pro Forma Balance Sheet
As of December 31, 2009

		Must
	iTrackr, Inc.	Haves, Inc.	Merger
	Actual	Actual	Adjustments		Pro Forma
ASSETS
CURRENT ASSETS
Cash	$3,223	$95	$-		$3,318
Accounts receivable, net	5,786	1,562	-		7,348

TOTAL CURRENT ASSETS	9,009	1,657	-		10,666

Fixed assets
Cost	206,211	-	-		206,211
Accumulated Depreciation	(106,856)	-	-		(106,856)
Net	99,355	-	-		99,355

TOTAL ASSETS	$108,364	$1,657	$-		$110,021

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$524,777	$29,172	$-		$553,949
Accrued interest payable	102	-	-		102
Convertible promissory notes	25,000	-	-		25,000
Shareholder loans	151,312	-	-		151,312

TOTAL CURRENT LIABILITIES	701,191	29,172	-		730,363

COMMITMENT	-	-	-		-

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock payable	1,451,979	-	-		1,451,979
Common stock	980,148	189,416	(189,416)		980,148
Common stock issued in reverse merger	-	-	(27,515)	1)	(27,515)
Accumulated earnings (deficit)	(3,024,954)	(216,931)	216,931		(3,024,954)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(592,827)	(27,515)	-		(620,342)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$108,364	$1,657	$-		$110,021

1)
Due to the nominal assets and operations of Must Haves, Inc. we have accounted for the merger under recapitalization accounting whereby the equity of the acquiring enterprise (iTrackr, Inc.) should be presented as the equity of the combined enterprise.  However, the capital stock account of the acquiring enterprise is adjusted to reflect the par value of the outstanding stock of the legal acquirer (Must Haves, Inc.) after giving effect to the number of shares issued in the business combination (1,303,638 shares).  Shares retained by the legal acquirer (Must Haves, Inc. 1,303,638 shares) are reflected as an issuance as of the reverse merger date (January 12, 2010) for the historical amount of the net assets of the acquired entity which is in this case is a net liability of $27,515.

iTrackr Systems, Inc.
(Formerly Must Haves, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

NOTE K - INCOME TAXES

      For the year ended December 31, 2010, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded.  In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets.  At December 31, 2010 and 2009, the Company had approximately $2,755,000 and $2,250,000, respectively of accumulated federal net operating losses.  The net operating loss carryforwards, if not utilized, will begin to expire in 2026.  The components of the Company’s deferred tax asset are as follows:

	As of December 31,
	2009	2008
Deferred tax assets:
Net operating loss carryforwards	$2,249,354	$1,535,924
Total deferred tax assets	2,249,354	1,535,924

Net deferred tax assets before valuation allowance	2,249,354	1,535,924
Less: Valuation allowance	(2,249,354)	(1,535,924)
Net deferred tax assets	$-	$-

For financial reporting purposes, the Company has incurred a loss since its inception.  Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable.  Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2010.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	Year Ended December 31,
	2010	2009

Federal and statutory rate	15%	15%
Change in valuation allowance on deferred tax assets	$505,000	$713,000

NOTE L – LEGAL PROCEEDINGS

As of December 31, 2009, the Company was party to a lawsuit brought by Marc Falcone.  In this action, Mr. Falcone asserted numerous claims against certain defendants arising out of his former service to iTrackr, Inc. as a contracted consultant.  The Company asserted numerous defenses and affirmative defenses, including, but not limited to, the fact that Falcone failed to fulfill his obligations under the agreement.  On February 16, 2010, the Company and Mr. Falcone executed a settlement agreement without either side admitting fault.  The terms of the settlement agreement call for the payment of $25,000 and the issuance of 360,000 shares of common stock in exchange for a full release of all claims.  As of December 31, 2010, the Company has paid all monies and issued all stock related to this settlement.

iTrackr Systems, Inc.
(Formerly Must Haves, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

NOTE M – SUBSEQUENT EVENTS

Pursuant to FASB Accounting Standards Codification 855, Subsequent Events, Including ASC 855-10-S99-2, the Company evaluated subsequent events through February 11, 2011.

NOTE N – 2010 RESTATEMENT

This Form 10-K/A is being filed as a result of a material misstatement that was determined by the Public Company Oversight Board (“PCAOB”) as a result of their triennial inspection of our auditors, Bedinger and Company’s audit records relating to their work performed during the audit of our financial statements for the year ended December 31, 2010.  In November 2010, the Company recorded $25,000 of revenue and accounts receivable related to the initial license fee charged to RespondQ pursuant to the Master “Click2Chat Software as a Service” Managed Services Agreement.  Given the fee was one-time only, non-refundable and non-cancellable, the Company determined it was recognizable as revenue pursuant to ASC 985-605.  However, as noted by the PCAOB, pursuant to ASC 985-605-55-121 the agreement did not meet certain criteria that would have allowed the full recognition of the initial $25,000 fee.  Thus, the Company should have applied the guidance in ASC 605-10-S99-1, SAB Topic 13 wherein the initial license fee should be recognized ratably over the term of the agreement, which in this case is 1 year, or $2,083.33 per month.  As a result the financial statements as of December 31, 2010 and for the year then ended and related disclosures contained herein have been adjusted to reduce accounts receivable and revenue by $20,833.

iTrackr Systems, Inc.
(formerly Must Haves, Inc.)
Consolidated Balance Sheet (Restated)
As of December 31, 2010
		Originally
	Restated	Reported	Difference
Assets
Current Assets
Cash	$9,051	$9,051	$-
Accounts receivable (Note B)	24,335	45,168	(20,833)

Total Current Assets	33,386	54,219	(20,833)

Fixed assets, net	63,872	63,872	-
Total Assets	$97,258	$118,091	$(20,833)

Liabilities and Stockholders' Deficit
Current Liabilities
Total Current Liabilities	1,012,312	1,012,312	-

Total Liabilities	1,012,312	1,012,312	-

Stockholders' Deficit
Common stock, no par value 100,000,000 shares authorized; issued and outstanding 20,319,997 at December 31, 2010.	3,142,538	3,142,538	-
Common stock payable	37,500	37,500	-
Accumulated deficit	(4,095,092)	(4,074,259)	(20,833)
Total Stockholders' Deficit	(915,054)	(894,221)	(20,833)
Total Liabilities and Stockholders' Deficit	$97,258	$118,091	$(20,833)

iTrackr Systems, Inc.
(Formerly Must Haves, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

NOTE N – 2010 RESTATEMENT (Continued)

iTrackr Systems, Inc.
(formerly Must Haves, Inc.)
Consolidated Statement of Operations (Restated)
For the Year Ended December 31, 2010
		Originally
	Restated	Reported	Difference

Revenue	$85,576	$106,409	$(20,833)

Operating expenses	1,101,073	1,101,073	-

Loss from operations	(1,015,497)	(994,664)	(20,833)

Total other income	12,859	12,859	-

NET LOSS	$(1,002,638)	$(981,805)	$(20,833)

Net loss per common share basic and diluted	$(0.050)	$(0.049)	$(0.001)
Weighted average common shares outstanding
basic	20,036,477	20,036,477	-

iTrackr Systems, Inc.
(Formerly Must Haves, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

NOTE N – 2010 RESTATEMENT (Continued)

iTrackr Systems, Inc.
(formerly Must Haves, Inc.)
Statement of Stockholders' (Deficit) (Restated)
For the Year Ended December 31, 2010
		Originally
	Restated	Reported	Difference
Common Stock:
Shares issued for conversion of debt:
Shares	3,842,589	3,842,589	-
Amount	1,486,946	1,486,946	-
Payable	(1,444,479)	(1,444,479)	-
Shares issued for legal settlement
Shares	360,000	360,000	-
Amount	108,000	108,000	-
Issuance of common stock for cash:
Shares	333,332	333,332	-
Amount	100,000	100,000	-
Shares issued for services:
Shares	389,025	389,025	-
Amount	142,500	142,500	-
Payable	(37,500)	(37,500)	-
Shares issued for accounts payable:
Shares	101,000	101,000	-
Amount	32,000	32,000	-
Issuance of common stock for merger:
Shares	1,303,638	1,303,638	-
Amount	(27,515)	(27,515)	-
Fair market value of warrants issued	320,459	320,459	-
Net (Loss)	(1,002,638)	(981,805)	(20,833)
Prior period:
Common stock amount	980,148	980,148	-
Common stock payable	1,519,479	1,519,479	-
Accumulated deficit	(3,092,454)	(3,092,454)	-
Total shareholder's (Deficit)	$(915,054)	$(894,221)	$(20,833)

iTrackr Systems, Inc.
(Formerly Must Haves, Inc.)
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

NOTE N – 2010 RESTATEMENT (Continued)

iTrackr Systems, Inc.
(formerly Must Haves, Inc.)
Consolidated Statement of Cash Flows (Restated)
For the Year Ended December 31, 2010
		Originally
	Restated	Reported	Difference
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,002,638)	$(981,805)	$(20,833)
Adjustments to reconcile net loss
to net cash provided (used) by operating activities:
Depreciation	35,482	35,482	-
Compensation expense on fair value of warrants issued	270,459	270,459	-
Stock compensation expense	213,000	213,000	-
Common stock issued for accrued interest	466	466	-
Common stock issued for accounts payable	32,000	32,000	-
Changes in operating accounts:
Accounts receivable	(18,549)	(39,382)	20,833
Other current assets	1,562	1,562	-
Accounts payable and accrued expenses	209,450	209,450	-
Other current liabilities	-	-	-

CASH (USED) BY OPERATING ACTIVITIES	(258,768)	(258,768)	-

CASH FLOWS FROM INVESTING ACTIVITIES:
CASH PROVIDED (USED) BY INVESTING ACTIVITIES	95	95	-

CASH FLOWS FROM FINANCING ACTIVITIES:
CASH PROVIDED BY FINANCING ACTIVITIES	264,500	264,500	-

NET INCREASE (DECREASE) IN CASH	5,827	5,827	-
CASH, beginning of period	3,223	3,223	-
CASH, end of period	$9,051	$9,051	$-

NOTE 0 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2010, the Company generated 35%, or $29,567 of our 2010 sales from RespondQ, LLC pursuant to the Master “Click2Chat Software as a Service” Managed Services Agreement dated November 1, 2010.  RespondQ, LLC is 30% owned by Idiama, LLC which is 100% owned by Mrs. Rizzo the spouse of our CEO, John Rizzo.  Mrs. Rizzo holds no position as an officer, director or otherwise in RespondQ, LLC or iTrackr Systems, Inc.

RespondQ, LLC.

Unaudited Financial Statements
For the Three Months Ended March 31, 2011 and 2010

RESPONDQ, LLC
BALANCE SHEETS (Unaudited)
MARCH 31, 2011 AND DECEMBER 31, 2010

	March 31,	December 31,
	2011	2010

Assets
Current Assets
Cash	$13,029	$6,900
Accounts receivable (Note B)	143,561	83,180
Prepaid expenses and other current assets	30,023	-

Total Current Assets	186,613	90,080

Fixed assets (Note C)	15,136	2,400
Accumulated depreciation	(702)	-
Net Fixed Assets	14,434	2,400
Other assets	3,500	-
Total Assets	$204,547	$92,480

Liabilities and Members' Equity
Current Liabilities
Accounts payable & accrued expenses (Note D)	$213,776	$90,358

Total Current Liabilities	213,776	90,358

Total Liabilities	213,776	90,358

Members' Equity
Members' Equity (Note E)	(9,229)	2,122
Total Members' Equity	(9,229)	2,122
Total Liabilities and Members' Equity	$204,547	$92,480

RESPONDQ, LLC
STATEMENTS OF OPERATIONS (Unaudited)
THREE MONTHS ENDED MARCH 31, 2011 AND 2010

	Three Months Ended
	March 31,
	2011	2010

Revenue	$312,785	$-
Cost of Sales	232,775	-
Gross profit	80,010	-

Operating expenses
General and administrative	90,659	22,082
Sales and marketing	-	9,435
Depreciation	702	-

Total operating expenses	91,361	31,517

Loss from operations	(11,351)	(31,517)

Earnings <Loss> before taxes	(11,351)	(31,517)
Provision for income taxes (Note A)	-	-
NET LOSS	$(11,351)	$(31,517)

Net <loss> per unit basic	(113.51)	(315.17)
Weighted average units outstanding basic	100	100

RESPONDQ, LLC
STATEMENT OF MEMBERS' EQUITY (Unaudited)
THREE MONTHS ENDED MARCH 31, 2011 and Year Ended December 31, 2010

	Member Units			Total
	Number of		Accumulated	Members'
	Units	Amount	(Deficit)	Equity

BALANCES December 31, 2009	100	$50,000	$(17,843)	$32,157

Net loss			$(30,035)	(30,035)
BALANCES December 31, 2010	100	$50,000	$(47,878)	$2,122

Net loss			$(11,351)	(11,351)
BALANCES March 31, 2011	100	$50,000	$(59,229)	$(9,229)

RESPONDQ, LLC
STATEMENTS OF CASH FLOWS (Unaudited)
THREE MONTHS ENDED MARCH 31, 2011 AND 2010

	Three Months Ended
	March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,351)	$(31,517)
Adjustments to reconcile net loss
to net cash provided (used) by operating activities:
Depreciation	702	-
Deposits	(3,500)
Changes in operating accounts:
<Increase> decrease in accounts receivable	(60,381)	-
<Increase> decrease in prepaid expenses and other current assets	(30,023)	-
Increase <decrease> in accounts payable and accrued expenses	123,418	(4,177)

CASH (USED) BY OPERATING ACTIVITIES	18,865	(35,693)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets	(12,736)	-

CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(12,736)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of member units for cash	-	-

CASH PROVIDED BY FINANCING ACTIVITIES	-	-

NET INCREASE (DECREASE) IN CASH	6,129	(35,693)
CASH, beginning of period	6,900	38,334
CASH, end of period	$13,029	$2,641

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID DURING THE YEAR FOR:
Taxes paid	$-	$-
Interest paid	$-	$-

RESPONDQ, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2010 AND 2009

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

RespondQ, LLC (the “Company” or “RespondQ”) was formed on November 19, 2009 to provide a comprehensive online Chat solution that combines Chat software, trained sales agents and a unique sales process designed to increase customers’ online sales.  During 2010, the Company entered into a Master Click2Chat Software as a Service Managed Services Agreement with iTrackr Systems, Inc., (“iTrackr”) whereby iTrackr licensed its Click2Chat software to the Company on a non-exclusive basis for the purpose of incorporating the Chat technology into our service offerings.

Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.  Cash and cash equivalents may at times exceed federally insured limits.  To minimize this risk, the Company places its cash and cash equivalents with high credit quality institutions.

Accounts Receivable

Accounts receivable are reported at the customers' outstanding balances.  The Company does not have a history of significant bad debt and has not recorded any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.  The Company evaluates receivables on a regular basis for potential reserve.

Fixed assets

Fixed assets are stated at cost.  Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed.  At the time fixed assets are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts.  Gains or losses from retirements or sales are credited or charged to income.

Depreciation of fixed assets is provided on the straight-line method over the estimated useful lives of the assets.    The estimated useful lives used range from 3 years for computer equipment, office equipment and software to 5 years for furniture and fixtures and leasehold improvements.  Accelerated methods of depreciation of fixed assets are used for income tax purposes.

Revenue recognition policy

Revenue for our services is recognized when all of the following criteria are satisfied: (i) persuasive evidence of an arrangement exists; (ii) the price is fixed or determinable; (iii) collectability is reasonably assured; and (iv) services have been performed.

RESPONDQ, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2010 AND 2009

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Sales and marketing costs

Sales and marketing expenses include advertising expenses, seminar expenses, commissions and personnel expenses for sales and marketing.  Marketing and advertising costs to promote the Company's products and services are expensed in the period incurred.  For the periods ended March 31, 2011 and 2010, the Company incurred marketing and advertising expense of $0 and $9,435, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and accounts receivable. The carrying amount of these financial instruments has been estimated by management to approximate fair value.

 “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

The hierarchy below lists three levels of fair value based on the extent to which inputs used in measuring fair value are observable in the market. We categorize each of the fair value measurements into one of these three levels based on the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1—inputs are based upon unadjusted quoted prices for identical instruments traded in active markets. We have no Level 1 instruments as of December 31, 2010.

Level 2—inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. the Black-Scholes model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs including interest rate curves, foreign exchange rates, and forward and spot prices for currencies and commodities. We have no Level 2 instruments as of December 31, 2010.

Level 3—inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option-pricing models and discounted cash flow models. We have no Level 3 instruments as of December 31, 2010.

Impairment of Long-Lived Assets

Accounting for the Impairment or Disposal of Long-Lived Assets requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may not be recovered.  The Company assesses recoverability of the carrying value of an asset by estimating the fair value of the asset.  If the fair value is less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.  The Company has never recognized an impairment charge.

RESPONDQ, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2010 AND 2009

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Research and Development

Expenses related to present and future products are expensed as incurred.

Income Taxes

The Company is organized as a Limited Liability Company.  As such, all profits are passed through to our members who pay income tax at rates specific to their particular circumstances.

Concentrations of credit risk

The Company performs ongoing credit evaluations of its customers.  At March 31, 2011, three customers accounted for 100% (54.0%, 30.5% and 15.5%) of accounts receivable.  At March 31, 2010, there were no accounts receivable.

During the three months ended March 31, 2011, three customers accounted for 98.4% (66.4%, 16.8% and 15.2%) of revenue.  During the period ended December 31, 2010, the Company had no revenue.

NOTE B – ACCOUNTS RECEIVABLE

The accounts receivable balance of $143,561 as of March 31, 2011 is reported at the gross amount without an allowance.  The Company has not experienced any bad debts to date.  However, accounts receivable are reviewed periodically for collectability and an allowance for bad debts will be created if analysis so warrants.

NOTE C – FIXED ASSETS

Fixed assets consisted of the following:

	March 31,	December 31,
	2011	2010
Computers and office equipment	$10,862	$-
Software	2,400	2,400
Leasehold improvements	1,874	-
Total fixed assets	15,136	2,400
Accumulated depreciation	(702)	-
Fixed assets, net	$14,434	$2,400

During the three months ended March 31, 2011 and 2010, the Company recognized $702 and $0 of depreciation expense.  During the three months ended March 31, 2011, the Company purchased $12,736 comprised mostly of computer equipment.

NOTE D – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at March 31, 2011 consisted of $213,776 of trade payables compared to $15,743 of professional services and $74,615 of trade payables at December 31, 2010.

RESPONDQ, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2010 AND 2009

NOTE E – MEMBERS’ EQUITY

Members’ equity consisted of the following:

	March 31,	December 31,
	2011	2010
Member contributed capital	$50,000	$50,000
Total member contributed capital	50,000	50,000
Member interest in net losses	(59,229)	(47,878)
Total Members' Equity	$(9,229)	$2,122

During the periods ended March 31, 2011, December 31, 2010 and 2009, there were two members with capital contributions of $35,000 (70%) and $15,000 (30%), respectively.

NOTE F – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern.  In the course of funding development activities and sales initiatives, the Company has sustained operating losses and has an accumulated deficit of $59,229 and $47,878 at March 31, 2011 and December 31, 2010, respectively.  In addition, the Company has negative working capital of $27,163 and $278 at March 31, 2011 and December 31, 2010, respectively.

The Company has and will continue to use significant capital to commercialize its products.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through sales of members’ equity.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

NOTE G – RELATED PARTY TRANSACTIONS

The accounts receivable balance of $143,561 includes $77,528 due from Saveology.com LLC as of March 31, 2011.  Individual shareholders of Saveology.com LLC own 70% of the outstanding member units of the Company.  Sales to Saveology for the three months ended March 31, 2011 were $207,561.

NOTE H – SUBSEQUENT EVENTS

On May 18, 2011, the Company signed a Letter of Intent (“LOI”) with iTrackr Systems, Inc. for the acquisition of all of its outstanding membership units by iTrackr.  The terms of the LOI are 5 million shares of iTrackr’s common stock and $100,000.  The closing was subject to the execution of a definitive agreement, the successful completion of an audit of the Company and financing.  The contingencies were removed and the purchase of RespondQ, LLC by iTrackr Systems, Inc. became effective on July 12, 2011.

RespondQ, LLC

Report on Audit of Financial Statements

For the Year Ended December 31, 2010
and From Inception (November 19, 2009)
Until December 31, 2009

INDEPENDENT AUDITORS' REPORT

June 23, 2011

RespondQ, LLC
Deerfield Beach, Florida

We have audited the accompanying balance sheets of RespondQ, LLC (the Company), as of December 31, 2010 and 2009 and the related statements of operations, members’ equity and cash flows for the periods then ended, respectively. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

Our audits were conducted in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of RespondQ, LLC as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the year ended December 31, 2010 and the period of inception (November 19, 2009) until December 31, 2009, respectively, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management plans in regards to these matters are described in Note F. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Bedinger & Company
Certified Public Accountants

RESPONDQ, LLC
BALANCE SHEETS
DECEMBER 31, 2010 AND 2009

	December 31,
	2010	2009

Assets
Current Assets
Cash	$6,900	$38,334
Accounts receivable (Note B)	83,180	-

Total Current Assets	90,080	38,334

Fixed assets (Note C)	2,400	-
Accumulated depreciation	-	-
Net Fixed Assets	2,400	-

Total Assets	$92,480	$38,334

Liabilities and Members' Equity
Current Liabilities
Accounts payable & accrued expenses (Note D)	$90,358	$6,177
Total Current Liabilities	90,358	6,177

Total Liabilities	90,358	6,177

Members' Equity
Members' Equity (Note E)	2,122	32,157
Total Members' Equity	2,122	32,157
Total Liabilities and Members' Equity	$92,480	$38,334

RESPONDQ, LLC
STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2010
AND FROM INCEPTION (NOVEMBER 19, 2009) UNTIL DECEMBER 31, 2009

	2010	2009

Revenue	$121,484	$-
Cost of Sales	105,322	-
Gross profit	16,162	-

Operating expenses
General and administrative	36,762	10,343
Sales and marketing	9,435	7,500
Depreciation	-	-

Total operating expenses	46,197	17,843

Loss from operations	(30,035)	(17,843)

Earnings <Loss> before taxes	(30,035)	(17,843)
Provision for income taxes (Note A)	-	-
NET LOSS	$(30,035)	$(17,843)

Net <loss> per unit basic	(300.35)	(178.43)
Weighted average units outstanding basic	100	100

RESPONDQ, LLC
STATEMENT OF MEMBERS' EQUITY
YEAR ENDED DECEMBER 31, 2010
AND FROM INCEPTION (NOVEMBER 19, 2009) UNTIL DECEMBER 31, 2009

	Member Units			Total
	Number of		Accumulated	Members'
	Units	Amount	(Deficit)	Equity

Issuance of Members' Units	100	50,000		50,000
Net loss			(17,843)	(17,843)
BALANCES December 31, 2009	100	$50,000	$(17,843)	$32,157

Net loss			$(30,035)	(30,035)
BALANCES December 31, 2010	100	$50,000	$(47,878)	$2,122

RESPONDQ, LLC
STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2010
AND FROM INCEPTION (NOVEMBER 19, 2009) UNTIL DECEMBER 31, 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(30,035)	$(17,843)
Adjustments to reconcile net loss
to net cash provided (used) by operating activities:
Depreciation	-	-
Changes in operating accounts:
<Increase> decrease in accounts receivable	(83,180)	-
Increase <decrease> in accounts payable and accrued expenses	84,181	6,177

CASH (USED) BY OPERATING ACTIVITIES	(29,034)	(11,666)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of software	(2,400)	-

CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(2,400)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of member units for cash	-	50,000

CASH PROVIDED BY FINANCING ACTIVITIES	-	50,000

NET INCREASE (DECREASE) IN CASH	(31,434)	38,334
CASH, beginning of period	38,334	-
CASH, end of period	$6,900	$38,334

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID DURING THE YEAR FOR:
Taxes paid	$-	$-
Interest paid	$-	$-

RESPONDQ, LLC
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2010
AND FROM INCEPTION (NOVEMBER 19, 2009) UNTIL DECEMBER 31, 2009

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

RespondQ, LLC (the “Company” or “RespondQ”) was formed on November 19, 2009 to provide a comprehensive online Chat solution that combines Chat software, trained sales agents and a unique sales process designed to increase customers’ online sales.  During 2010, the Company entered into a Master Click2Chat Software as a Service Managed Services Agreement with iTrackr Systems, Inc., (“iTrackr”) whereby iTrackr licensed its Click2Chat software to the Company on a non-exclusive basis for the purpose of incorporating the Chat technology into our service offerings.

Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.  Cash and cash equivalents may at times exceed federally insured limits.  To minimize this risk, the Company places its cash and cash equivalents with high credit quality institutions.

Accounts Receivable

Accounts receivable are reported at the customers' outstanding balances.  The Company does not have a history of significant bad debt and has not recorded any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.  The Company evaluates receivables on a regular basis for potential reserve.

Fixed assets

Fixed assets are stated at cost.  Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed.  At the time fixed assets are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts.  Gains or losses from retirements or sales are credited or charged to income.

Depreciation of fixed assets is provided on the straight-line method over the estimated useful lives of the assets.    The estimated useful lives used are 3 years for computer equipment, office equipment and software.  Accelerated methods of depreciation of fixed assets are used for income tax purposes.

Revenue recognition policy

Revenue for our services is recognized when all of the following criteria are satisfied: (i) persuasive evidence of an arrangement exists; (ii) the price is fixed or determinable; (iii) collectability is reasonably assured; and (iv) services have been performed.

RESPONDQ, LLC
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2010
AND FROM INCEPTION (NOVEMBER 19, 2009) UNTIL DECEMBER 31, 2009

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Sales and marketing costs

Sales and marketing expenses include advertising expenses, seminar expenses, commissions and personnel expenses for sales and marketing.  Marketing and advertising costs to promote the Company's products and services are expensed in the period incurred.  For the periods ended December 31, 2010 and 2009, the Company incurred marketing and advertising expense of $9,435 and $7,500, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and accounts receivable. The carrying amount of these financial instruments has been estimated by management to approximate fair value.

 “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

The hierarchy below lists three levels of fair value based on the extent to which inputs used in measuring fair value are observable in the market. We categorize each of the fair value measurements into one of these three levels based on the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1—inputs are based upon unadjusted quoted prices for identical instruments traded in active markets. We have no Level 1 instruments as of December 31, 2010.

Level 2—inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. the Black-Scholes model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs including interest rate curves, foreign exchange rates, and forward and spot prices for currencies and commodities. We have no Level 2 instruments as of December 31, 2010.

Level 3—inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option-pricing models and discounted cash flow models. We have no Level 3 instruments as of December 31, 2010.

Impairment of Long-Lived Assets

Accounting for the Impairment or Disposal of Long-Lived Assets requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may not be recovered.  The Company assesses recoverability of the carrying value of an asset by estimating the fair value of the asset.  If the fair value is less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.  The Company has never recognized an impairment charge.

Research and Development

Expenses related to present and future products are expensed as incurred.

RESPONDQ, LLC
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2010
AND FROM INCEPTION (NOVEMBER 19, 2009) UNTIL DECEMBER 31, 2009

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company is organized as a Limited Liability Company.  As such, all profits are passed through to our members who pay income tax at rates specific to their particular circumstances.

Concentrations of credit risk

The Company performs ongoing credit evaluations of its customers.  At December 31, 2010, three customers accounted for 100% (43.0%, 34.5% and 22.5%) of accounts receivable.  At December 31, 2009, there were no accounts receivable.

 During the year ended December 31, 2010, three customers accounted for 98.4% (50.9%, 27.9% and 19.6%) of revenue.  During the period ended December 31, 2009, the Company had no revenue.

NOTE B – ACCOUNTS RECEIVABLE

The accounts receivable balance of $83,180 as of December 31, 2010 is reported at the gross amount without an allowance.  The Company has not experienced any bad debts to date.  However, accounts receivable are reviewed periodically for collectability and an allowance for bad debts will be created if analysis so warrants.

NOTE C – FIXED ASSETS

Fixed assets consisted of the following:
	December 31,
	2010	2009
Software	$2,400	$-
Total fixed assets	2,400	-
Accumulated depreciation	-	-
Fixed assets, net	$2,400	$-

During the years ended December 31, 2010 and 2009, the Company did not recognize any depreciation expense.

NOTE D – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at December 31, 2010 consisted of $15,743 of professional services and $74,615 of trade payables.

Accounts payable and accrued expenses at December 31, 2009 consisted of $5,161 of professional services and $1,016 of trade payables.

NOTE E – MEMBERS’ EQUITY

Members’ equity consisted of the following:

	December 31,
	2010	2009
Member contributed capital	$50,000	$50,000
Total member contributed capital	50,000	50,000
Member interest in net losses	(47,878)	(17,843)
Total Members' Equity	$2,122	$32,157

RESPONDQ, LLC
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2010
AND FROM INCEPTION (NOVEMBER 19, 2009) UNTIL DECEMBER 31, 2009

NOTE E – MEMBERS’ EQUITY (Continued)

During the periods ended December 31, 2010 and 2009, there were two members with capital contributions of $35,000 (70%) and $15,000 (30%), respectively.

NOTE F – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern.  In the course of funding development activities and sales initiatives, the Company has sustained operating losses and has an accumulated deficit of $47,878 and $17,843 at December 31, 2010 and December 31, 2009, respectively.  In addition, the Company has working capital of ($278) and $32,157 at December 31, 2010 and 2009, respectively.

The Company has and will continue to use significant capital to commercialize its products.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through sales of members’ equity.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

NOTE G – RELATED PARTY TRANSACTIONS

The accounts receivable balance of $83,180 includes $61,864 due from Saveology.com LLC as of December 31, 2010.  Individual shareholders of Saveology.com LLC own 70% of the outstanding member units of the Company.  Sales to Saveology for the year ended December 31, 2010 were $61,864.

NOTE H – SUBSEQUENT EVENTS

On May 18, 2011, the Company signed a Letter of Intent (“LOI”) with iTrackr Systems, Inc. for the acquisition of all of its outstanding membership units by iTrackr.  The terms of the LOI are 5 million shares of iTrackr’s common stock and $100,000.  The closing is subject to the execution of a definitive agreement, the successful completion of an audit of the Company and financing.

19,629,893 Shares of Common Stock

ITRACKR SYSTEMS, INC.

Prospectus

 No dealer, salesperson or any person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by the prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Dealer Prospectus Delivery Obligation

Until [                    ], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this Prospectus is _____________, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the Company’s estimates (other than the SEC registration fee) of the expenses in connection with the sale and distribution of the securities being registered, all of which will be paid by the Company.

Item	Amount
SEC Registration Fee	$2,000
Legal Fees and Expenses	$20,000
Accounting Fees and Expenses	$15,000
Printing Fees and Expenses	$5,000
Miscellaneous Fees and Expenses	$1,000
Total	$43,000

Item 14. Indemnification of Directors and Officers

The Company’s bylaws provide for the indemnification of its directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Florida. Section 607.0850 of the Florida Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation; provided, that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 607.0850 of the Florida Statutes requires that the determination that indemnification is proper in a specific case must be made by: (1) the stockholders, (2) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or (3) independent legal counsel in a written opinion, if a majority vote of a quorum consisting of disinterested directors is not possible, or if such opinion is requested, by a quorum consisting of disinterested directors.

The bylaws provide that we will indemnify our directors and officers and may indemnify our employees and agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company. However, nothing in the Company’s charter or bylaws protects or indemnifies a director, officer, employee or agent against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Any amendment to or repeal of the Company’s bylaws will not adversely affect any right or protection of any of the Company’s directors or officers for, or with respect to, any acts or omissions of such director or officer occurring prior to such amendment.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

	On June 30, 2010, the Company issued 101,000 shares of common stock to ChatStat in exchange for the settlement of $32,000 owing from the purchase of their chat software technology.
	On June 30, 2010, the Company issued 100,000 shares of common stock to Chris Maggiore in exchange for services value at $30,000 (See “Selling Stockholders” Footnote 114 above).
	On June 5, 2010, the Company issued 125,000 shares of common stock to Mihir Sevak, Chief Technology Officer of iTrackr in exchange for services value at $37,500.

On March 11, 2010, the Company issued 360,000 shares of common stock valued at $108,000 as a result of a legal settlement with Marc Falcone a former business development consultant to the Company.  Said shares were distributed to Marc Falcone (240,000 shares), Alan Frank (108,000 shares) and Alexander Palamarchuk (12,000 shares)  (See “Selling Stockholders” Footnote 69-71 above).  The Company relied on Section 4(2) of the Securities Act.


On March 15, 2010, the Company received $50,000 in exchange for the issuance of 166,666 shares of common stock to Chris Maggiore.  In addition, on June 3, 2010, Mr. Maggiore exercised a warrant to purchase an additional 166,666 shares of common stock in exchange for $50,000.  Mr. Maggiore provides business advisory services to the Company (See “Selling Stockholders” Footnote 114 above).  The Company relied on Section 4(2) of the Securities Act.


On February 16, 2010, the Company converted $42,466.48 of shareholder loans to 119,999 shares of common stock which were distributed to Maplehurst Investment Group (36,260 shares), American Capital Ventures, Inc. (56,402 shares) and Jason Lyons (28,670 shares) (See “Selling Stockholders” Footnote 72-74 above).  The Company relied on Section 4(2) of the Securities Act.


On February 5, 2010, the Company sold a warrant to an accredited investor for $50,000. Under the terms of the warrant, the investor has the right to purchase up to 1,000,000 shares of the Company’s common stock at an exercise price of $0.40 per share (See “Selling Stockholders” Footnote 75 and 100 above).  The Company relied on Section 4(2) of the Securities Act.


During December, 2009, the Company converted $29,944 of shareholder loans due to Stella Gostfrand, founder and former CEO of Must Haves, Inc. to 59,888 shares of common stock (See “Selling Stockholders” Footnote 65 above).  The Company relied on Section 4(2) of the Securities Act.


On October 31, 2009, Delivery Technology Solutions (formerly Inflot Holdings Corp.) converted $270,000 of convertible debt principle and interest into 1,386,322 shares of common stock (See “Selling Stockholders” Footnote 98 and 110 above).  The Company relied on Section 4(2) of the Securities Act.


On October 31, 2009, Ted Cooper converted $559,302 of convertible debt principle and interest into 1,118,603 shares of common stock (See “Selling Stockholders” Footnote 88 and 112 above).  The Company relied on Section 4(2) of the Securities Act.


On October 31, 2009, Robert Gleckman converted $110,825 of convertible debt principle and interest into 221,649 shares of common stock (See “Selling Stockholders” Footnote 87 and 112 above).  The Company relied on Section 4(2) of the Securities Act.


On October 31, 2009, The Borg Trust converted $55,844 of convertible debt principle and interest into 111,688 shares of common stock (See “Selling Stockholders” Footnote 86 and 112 above).  The Company relied on Section 4(2) of the Securities Act.


On October 31, 2009, Robert Klinek & Susan Pack converted $57,139 of convertible debt principle and interest into 114,277 shares of common stock (See “Selling Stockholders” Footnote 85 and 112 above).  The Company relied on Section 4(2) of the Securities Act.


On October 31, 2009, The Winston Family Trust converted $34,631 of convertible debt principle and interest into 69,261 shares of common stock (See “Selling Stockholders” Footnote 84 and 112 above).  The Company relied on Section 4(2) of the Securities Act.


On October 31, 2009, Dominick & Judy Aprile converted $28,879 of convertible debt principle and interest into 57,758 shares of common stock (See “Selling Stockholders” Footnote 83 and 112 above).  The Company relied on Section 4(2) of the Securities Act.


On October 31, 2009, Charlie Bonafede converted $5,683 of convertible debt principle and interest into 11,366 shares of common stock (See “Selling Stockholders” Footnote 82 and 112 above).  The Company relied on Section 4(2) of the Securities Act.


On October 31, 2009, Dawn Maywood converted $5,781 of convertible debt principle and interest into 11,562 shares of common stock (See “Selling Stockholders” Footnote 81 and 112 above).  The Company relied on Section 4(2) of the Securities Act.


On October 31, 2009, Sam Maywood converted $5,781 of convertible debt principle and interest into 11,562 shares of common stock (See “Selling Stockholders” Footnote 80 and 112 above).  The Company relied on Section 4(2) of the Securities Act.


On October 31, 2009, Dr. Michael Gelbar converted $116,666 of convertible debt principle and interest into 233,332 shares of common stock (See “Selling Stockholders” Footnote 79 and 112 above).  The Company relied on Section 4(2) of the Securities Act.


On October 31, 2009, Patricia Scarpella converted $87,510 of convertible debt principle and interest into 175,019 shares of common stock (See “Selling Stockholders” Footnote 78 and 112 above).  The Company relied on Section 4(2) of the Securities Act.


On October 31, 2009, Shirley Harnick converted $58,347 of convertible debt principle and interest into 116,693 shares of common stock (See “Selling Stockholders” Footnote 77 and 112 above).  The Company relied on Section 4(2) of the Securities Act.


On October 31, 2009, Michael Nielsen converted $41,083 of convertible debt principle and interest into 82,165 shares of common stock (See “Selling Stockholders” Footnote 76 and 112 above).  The Company relied on Section 4(2) of the Securities Act.


On May 5, 2008, Mark MacDougal received 100,000 shares of common stock as an employee bonus valued at $50,000 (See “Selling Stockholders” Footnote 15 above).  The Company relied on Section 4(2) of the Securities Act.


On May 5, 2008, Justin Van Winkle received 100,000 shares of common stock as an employee bonus valued at $50,000 (See “Selling Stockholders” Footnote 13 above).  The Company relied on Section 4(2) of the Securities Act.


On February 20, 2008, Steve Danzo earned 14,025 shares of common stock in exchange for services valued at $7,013 (See “Selling Stockholders” Footnote 92 above).  The Company relied on Section 4(2) of the Securities Act.


On August 21, 2007, Red Rock Strategies Ltd. converted $55,313.70 of convertible debt principle and interest into 2,765,685 shares of common stock at an exercise price of $0.02 per share (See “Selling Stockholders” Footnote 107 above).  The Company relied on Section 4(2) of the Securities Act.


On August 21, 2007, New Link Ltd. Corp converted two notes totaling $211,403.29 of convertible debt principle and interest into 3,385,280 shares of common stock.  Note 1 total principle and interest was $156,193 and converted into 624,773 shares of common stock at an exercise price of $0.25 per share (See “Selling Stockholders” Footnote 109 above).  Note 2 total principle and interest was $55,210 and converted into 2,760,507 shares of common stock at an exercise price of $0.02 per share (See “Selling Stockholders” Footnote 107 above).  The Company relied on Section 4(2) of the Securities Act.


On August 21, 2007, Landmark, Inc. converted $26,069.86 of convertible debt principle and interest into 104,279 shares of common stock at an exercise price of $0.25 per share (See “Selling Stockholders” Footnote 109  above) The Company relied on Section 4(2) of the Securities Act.


On August 21, 2007, Beatrice Anne Rizzo, mother of John Rizzo, CEO and Chairman of iTrackr Systems, Inc. converted $98,516.85 of convertible debt principle and interest into 985,169 shares of common stock.

	On July 1, 2007 (See “Selling Stockholders” Footnote 11 and 108 above) The Company relied on Section 4(2) of the Securities Act.

Jarem Archer, founder of iTrackr, Inc. received 750,000 shares of common stock on July 1, 2007 in lieu of salary valued at $37,500 (See “Selling Stockholders” Footnote 1 above) The Company relied on Section 4(2) of the Securities Act.


On July 1, 2007, John Rizzo received 5,000,000 shares of common stock in lieu of salary valued at $250,000 (See “Selling Stockholders” Footnote 2  above) The Company relied on Section 4(2) of the Securities Act.


On October 26, 2006, The John Rizzo Family Trust received 250,000 shares of founder’s common stock at no value; Jarem Archer received 250,000 shares of founder’s common stock at no value; the Christopher Smith Family Trust received 200,000 shares of founder’s common stock at no value; and Alejandro Sintas received 100,000 shares of founder’s common stock at no value.

All funds received from the sale of our shares were used for working capital purposes.

All shares bear a legend restricting their disposition.

The foregoing securities may not be offered or sold in the United States unless registered under the Act, or pursuant to an exemption from registration.

The shares were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act.  Each investor took his securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act.  In addition, there was no general solicitation or advertising for the purchase of our shares.  Our securities were sold only to an accredited investor and a limited number of sophisticated investors, as defined in the Securities Act with whom we had a direct personal preexisting relationship, and after a thorough discussion.  Finally, our stock transfer agent has been instructed not to transfer any of such shares, unless such shares are registered for resale or there is an exemption with respect to their transfer.

Each purchaser was provided with access to our filings with the SEC, including the following:

•
Our annual report to stockholders for the most recent fiscal year, the definitive proxy statement filed in connection with that annual report, and, if requested by the purchaser in writing, a copy of our most recent Form 10-K/A under the Exchange Act.

•	The information contained in an annual report on Form 10-K/A under the Exchange Act.

•
The information contained in any reports or documents required to be filed by iTrackr Systems under sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.

•	A brief description of the securities being offered, the use of the proceeds from the offering, and any material changes in iTrackr Systems’ affairs that are not disclosed in the documents furnished.

Item 16. Exhibits

The Exhibits listed on the Exhibit Index of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20.0% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

b. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on the 25th day of July, 2011.

Itrackr Systems, Inc.

By:	/s/ John Rizzo
John Rizzo
Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John Rizzo	Chairman, Chief Executive Officer,
John Rizzo	Principal Financial Officer and
	Principal Accounting Officer	July 25, 2011

/s/ Michael Uhl	Director	July 25, 2011
Michael Uhl

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Restated Articles of Incorporation of iTrackr Systems, Inc.*

3.2	By-laws of iTrackr Systems, Inc.*

4	Form of Share Certificate*

5	Legal opinion of Roetzel and Andress, LPA. *

10.1	Agreement and Plan of Merger. Previously filed as Exhibit 2.1 with Form 8-K on December 16, 2009, Commission File No. 000-21810; incorporated herein by reference.

10.2
Form of 2010 Employment Agreement entered into with John Rizzo (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010). *

10.3
Form of 2010 Employment Agreement entered into with Ramesh Anand (incorporated by reference from Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.4	Form of 2007 Long-Term Equity Incentive Plan (incorporated by reference from Exhibit 10.7 to the current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.5	Saveology Contract. Previously filed in the Company’s S-1/A on August 17, 2010, incorporated herein by reference.

10.6	Bluewater note pursuant to Item 601(b)(10)(i) and (ii)(A) of Regulation S-K. Previously filed in the Company’s S-1/A on August 17, 2010, incorporated herein by reference.

10.7	Respond Q, LLC Contract.*

12.8
Membership Interest Purchase Agreement between iTrackr Systems, Inc., Idamia, LLC and Iselsa II dated July  12 , 2011. Previously filed as exhibit 10.1 in the Company’s Report on Form 8-K filed July 15 , 2011 and incorporated herein by reference.

14	Code of Ethics. Previously filed as Exhibit 14.1 with Form 10-K, on March 31, 2008, incorporated herein by reference.

19.1	Pro Forma Financial Statements as a result of the RespondQ, LLC Purchase. Previously filed as exhibit 99.2 in the Company’s Report on Form 8-K filed July 15, 2011 and incorporated herein by reference.

21	iTrackr Systems, Inc. subsidiary - iTrackr, Inc.*

23	Consent of Auditor s

23.2	Legal Consent *

* Previously filed as an exhibit to this Registration Statement.